Exhibit 10.16

SLO TECH CAMPUS TRIPLE NET LEASE

SLO TECH CAMPUS, LLC

LANDLORD

MINDBODY, INC.

TENANT

LEASE SUMMARY SHEET*

1.	LANDLORD:	SLO Tech Campus, LLC 684 Higuera Street, Suite B San Luis Obispo, CA 93401 Contact: Nicholas Tompkins

2.	TENANT:	MINDBODY, Inc. 4051 Broad St., Suite 220 San Luis Obispo, CA 93401 Contact: Rick Stollmeyer

3.	BUILDING:	651 Tank Farm Road

4.	PREMISES:	Approximately 3.69 acre parcel to be improved with a 63,973 square foot building, with Improvements, including exclusive Parking Garage, per final approved development plans.

5.	INITIAL TERM:	15 years from the Commencement Date: Exhibit C.

6.	ANNUAL BASE RENT:	$ per annum; $ per month, FMV Base Rent reset at start of each Extended Term, subject to 94% min/103% max of prior year’s Base Rent.

7.	ANNUAL INCREASE:	In addition to FMV Base Rent Reset at extended terms, Base Rent to increase each Adjustment Date (including each year of each extended term) by 3% over Base Rent paid for immediately preceding year.

8.	ADDITIONAL RENT:	Absolute Triple Net. Tenant pays 100% of all Building and Property Operating Expenses, Association Fees, Real Property Taxes, Insurance, and Management Fees. Additional Rent also includes any Shared Risk Financing Rent.

9.	OPTION TO EXTEND:	Option: 3 options to extend of 5 years each, contingent on 9 months’ notice and FMV Rent reset of Base Rent.

10.	USE:	Office, research and development

*	This Lease Summary Sheet is for the convenience of Landlord and Tenant and shall not be deemed to be incorporated into or made a part of the attached Lease for any reason.

TABLE OF CONTENTS

1.	THE PARTIES	1
2.	BUILDING, PROPERTY AND PREMISES	1
3.	LEASING CLAUSE; QUIET ENJOYMENT	2
4.	USE OF PREMISES AND PARKING	2
5.	TERM	3
6.	ANNUAL BASE RENT	7
7.	ABSOLUTE TRIPLE NET/ADDITIONAL RENT	10
8.	PREPARATION OF PREMISES	14
9.	ASSIGNMENT AND SUBLETTING	18
10.	INSPECTION AND REPAIR OF PREMISES	19
11.	DAMAGE TO PREMISES	19
12.	EMINENT DOMAIN	21
13.	TENANT’S OBLIGATIONS	21
14.	LANDLORD’S OBLIGATIONS	24
15.	INDEMNIFICATION	26
16.	LANDLORD’S LIABILITY	27
17.	TENANT DEFAULT	28
18.	LANDLORD DEFAULT	29
19.	SUBORDINATION, NON-DISTURBANCE, ATTORNMENT	29
20.	ENVIRONMENTAL COMPLIANCE	29
21.	RECORDING	31
22.	ESTOPPEL CERTIFICATE	31
23.	ARBITRATION OF DISPUTES	31
24.	HOLDING OVER	33
25.	EASEMENTS	33
26.	FORCE MAJEURE DELAYS	33
27.	MODIFICATIONS REQUIRED BY LANDLORD’S LENDER	33
28.	NOTICES	34
29.	NO MERGER	34
30.	AGREED INTEREST RATE	34
31.	BROKERS	34
32.	FOR SALE/LEASE SIGNS	34
33.	WAIVER OF SUBROGATION	34
34.	SATELLITE INSTALLATION	35
35.	MISCELLANEOUS	35
36.	SIGNAGE	37
37.	TENANT’S RIGHT OF FIRST NEGOTIATION	38
38.	OFAC/PATRIOT ACT	38
39.	ATTACHMENTS	39

EXHIBITS

EXHIBIT A - LEGAL DISCRIPTION	A
EXHIBIT A-1 - SITE PLAN	A-1

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EXHIBIT B-1 - LANDLORD IMPROVEMENT PLANS AND SPECIFICATIONS	B-1
EXHIBIT B-2 - TENANT IMPROVEMENT PLANS AND SPECIFICATIONS	B-2
EXHIBIT B-3 - DETERMINATION OF SUBSTANTIAL COMPLETION	B-3
EXHIBIT C - COMMENCEMENT DATE MEMORANDUM	C
EXHIBIT D - PROJECT TIMELINE AND MILESTONE DATES	D
EXHIBIT E GMP BUDGET AND ANNUAL RENT CALCULATIONS	E
EXHIBIT E-1 - FINAL GMP BUDGET AND ANNUAL RENT CALCULATIONS	E-1
EXHIBIT F - ESTIMATE OF ADDITIONAL RENT FOR FIRST YEAR OF LEASE	F
EXHIBIT G - SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT	G

SCHEDULES

SCHEDULE I - WIRING INSTRUCTIONS	Schedule I
SCHEDULE II - ENVIRONMENTAL DISCLOSURES	Schedule II
SCHEDULE III - SECURITY AGREEEMENT	Schedule III
SCHEDULE IV - MEMORANDUM OF LEASE	Schedule IV

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LEASE

THIS LEASE (this “Lease”) is made and entered into as of October 11, 2013 (“Execution Date”), between the Landlord and Tenant named below.

1. THE PARTIES.

(a)	The name and notice address of Landlord is:

SLO Tech Campus, LLC

684 Higuera Street, Suite B

San Luis Obispo, CA 93401

Attention: Nick Tompkins

(b)	The name and notice address of Tenant is:

MINDBODY, Inc.

4051 Broad Street, Suite 220

San Luis Obispo, CA 93401

Attention: Rick Stollmeyer

2. BUILDING, PROPERTY AND PREMISES.

(a) The location of the building, separate parking garage and other improvements, to be constructed is 651 Tank Farm Road, San Luis Obispo, California. The Building will be split level building consisting of no less than 63,973 square feet (“Building”) located on the real property more particularly described on Exhibit A, attached hereto (the “Property”) and, together with a parking garage consisting of approximately at 99,610 square feet and four (4) levels (the “Parking Garage”) accommodating the exclusive parking areas on the Premises depicted on the site plan attached as Exhibit A-1 hereto. The Building, Parking Garage and associated improvements completed by the Landlord (“Landlord Improvements”) are described in the Landlord Improvement Plans and Specifications, attached hereto as Exhibit B-1. In addition to the Landlord Improvements, Tenant intends to make its own tenant improvements to the Building, via separate contract at its own cost and expense which shall include at least the “Tenant Improvement Plans and Specifications” attached hereto as Exhibit B-2 (“Tenant Improvements”). Tenant agrees to provide Landlord with complete set of the final Tenant Improvement Plans and Specifications prepared by Tenant Architect within sixty (60) days of the Execution Date, for Landlord’s review and approval, which shall not be unreasonably denied, delayed or conditioned, and which shall then be attached to Exhibit B-2 upon completion. The Property, the Building, Parking Garage and the Improvements are collectively referred to as the “Premises”.

(b) Subject to conditions set forth herein, all Tenant Improvements shall be made by Tenant at Tenant’s expense. To ensure Tenant completes the Tenant Improvements per the terms of this Agreement, Tenant agrees, at its expense, to establish a controlled deposit account with Tenant’s bank in the amount of Two Million Five Hundred and Thirty Three Thousand Four Hundred and One Dollar ($2,533,401), which shall be held pursuant to the terms of a “Deposit

Account Control Agreement” between Tenant’s bank, the Tenant, and Landlord, the terms of which shall be agreed to by the contracting parties within five (5) business days of the Effective Date, or as soon thereafter as reasonably possible. The funds so deposited shall be held to ensure completion, and jointly released, to pay for the initial Tenant Improvements as constructed (“Tenant Improvement Control Account”). Tenant agrees to execute a security agreement in favor of Landlord substantially in the form attached hereto as Schedule III, documenting Landlord’s right in, and as perfected by, the Deposit Account Control Agreement. The Tenant Improvement Control Account shall be subject to joint instructions regarding the release of funds, and Landlord shall have no unilateral rights to the account unless Tenant is in breach or Section 17(d) of this Agreement, after being given a thirty (30) day notice to perform, which Tenant fails to timely cure. Upon full release of the funds in the Tenant Improvement Control Account for Tenant Improvements, Landlord’s security interest in the account shall lapse and Landlord and Tenant shall execute all documents necessary to release the account, and cancel the associated security agreement.

(c) Upon Landlord Improvement Substantial Completion Date, defined below, the Parties shall measure the rentable areas of each floor of the Building using the American National Standard ANSi Z65.3 2009 (gross areas of Building) as published by the Building Owners and Managers International Association to determine the precise rentable area of the Premises. The measurements shall be recorded on or in association with the Commencement Date Addendum, attached hereto as Exhibit C, stating the total number of rentable square feet in the Premises, the Initial Monthly Base Rental and the Initial Annual Base Rent, the Commencement Date and any other matters desired by the Parties, subject to confirmation at the time executed.

3. LEASING CLAUSE; QUIET ENJOYMENT. Landlord represents that it has full right and authority to make this Lease. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts the same from Landlord, in accordance with the provisions of this Lease. Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises alter the Commencement Date and during the Term of this Lease, but for limitations due to completion of the Tenant Improvements. Notwithstanding the foregoing, the Landlord and the Landlord’s agents shall have the right to enter the Premises at reasonable times upon reasonable prior notice to Tenant for the purpose of inspecting the same, showing the same to prospective purchasers, Tenants, or lenders, and making such alterations, repairs, improvements, or additions to the Premises as the Landlord may deem necessary and are approved by Tenant, which approval shall not be unreasonably withheld.

4. USE OF PREMISES AND PARKING.

(a) Use. The Premises shall be used and occupied for office, research and development, associated parking and any uses that do not cause excessive wear of the Premises or increase the potential liability of Landlord, and for no other use, without Landlord’s prior written consent. In addition, the Tenant shall comply with all Conditions Covenants and Restrictions and rules and regulations applicable to the Property, whether now or hereinafter existing (“CC&Rs”). Tenant shall not use, suffer or permit the use of the Premises in any manner that will tend to create waste, nuisance or unlawful acts or which violates any applicable state or federal laws, rules or regulations applicable to the Premises (“Applicable Laws”). Tenant shall not operate any equipment within the Premises which will (i) materially damage the Premises or Property (ii)

overload the electrical systems or other mechanical equipment servicing the Premises, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Subject to Applicable Laws and reasonable approval of such use by applicable governing agencies, nothing contained herein shall prohibit Tenant from using the Building for childcare, dining and food preparation for on-site consumption and exercise facilities within the Building, provided such services are only for the benefit of its employees and their families, and otherwise directly related to Tenant’s business operations.

(b) Parking. During the term of this Lease, the Tenant shall have exclusive use of the parking depicted on the site plan attached as Exhibit A-1 located on the Premises, including exclusive use of the Parking Garage on the Premises. All such parking shall be at no additional cost to Tenant. All parking on the Premises shall comply with applicable CC&Rs and Applicable Laws. The Tenant’s use of the Parking Garage shall he subject to such reasonable and non-discriminatory rules and regulations as may be established, from time to time, provided that such rules and regulations do not have an adverse effect on Tenant’s exclusive parking on the Property. The Landlord or any CC&Rs applicable to the Property may include, but shall not be limited to, designation of specific areas for use or exclusive use, including handicapped parking; gates or other restrictions, a parking validation or other control system to prevent parking abuse; emergency vehicle zones; and such other matters affecting the parking and circulation patterns. The Tenant shall determine the hours of operation for the Parking Garage, subject to City or other reciprocal access agreements, if any. The Landlord shall not have any express or implied obligation to enforce or police the Parking Garage or other parking use, but, if necessary, shall support Tenant’s actions to do the same. The Tenant’s right to use the Parking Garage or other designated areas shall be subject to restrictions or other limitations resulting from any applicable laws, statutes, ordinances and governmental rules, regulations, or requirements now in force or that may hereafter be in force.

5. TERM.

(a) Initial Term. The Lease shall become effective on the Effective Date, however, the term of this Lease (the “Term”), including the date Tenant is obligated to begin paying Rent shall begin on the “Commencement Date”, which shall be the date that is the earlier of: (1) the date that is sixty (60) days after the Landlord and Tenant both have completed their respective improvements and Tenant has received a Certificate, of Occupancy (including a Conditional or Temporary Certificate of Occupancy) (“Project Completion”), or (ii) 120 clays after completion of the Landlord Improvements described in Exhibit B-1, which date shall be the “Landlord Improvement Substantial Completion Date” (as specifically defined in Subsection 5(a)(i), below); provided, however, if Landlord’s completion of the Landlord’s Improvements delays Tenant’s completion of the Tenant Improvements, the Commencement Date shall be extended for the period of the Landlord Delay(s). The Term shall end on that date which is the last day of the month that is one hundred and eighty (180) calendar months following the Commencement Date, which ending date shall be the “Expiration Date”), unless: (i) sooner terminated in accordance with the terms and conditions contained in this Lease; or (ii) extended pursuant to the provisions of this Lease. Upon Project Completion, the parties shall complete the Commencement Date Addendum referenced in Subsection 2(b) hereof and attached as Exhibit C, hereto.

(i) The Landlord and Tenant intend for Landlord Improvements and the Tenant Improvements to be carried out simultaneously to the extent possible, and Tenant agrees to diligently pursue completion of its Tenant Improvements. The Landlord and Tenant may use the same general contractor under separate agreements or different general contractors; however, both the Tenant’s general contractor (“Tenant General Contractor”) and the contract under which the Tenant Improvements are performed (“Tenant General Contract”) shall be subject to Landlord approval as set forth in Section 8(g), below. Landlord and Tenant agree to coordinate all work and contracts to the extent reasonable so that the Landlord Improvement and Tenant Improvements will be completed substantially at the same time. Notwithstanding the forgoing, “Landlord Improvement Substantial Completion” and “Substantially Complete” shall mean that Landlord has satisfied all of the following conditions: (i) Landlord has caused its general contractor (“Landlord General Contractor”) to complete the Landlord Improvements and Parking Garage in accordance with the “Landlord Plans and Specifications” as determined by the delivery by Landlord to Tenant of a Certificate of Substantial Completion for the Improvements on AIA Form G-704 certified by RRM Design Group (“Landlord Project Architect”), subject only to normal punch list items that will not interfere with Tenant’s completion of its Tenant Improvements and associated work; (ii) a certification by Landlord Project Architect consented to and approved by Landlord, has been delivered to Tenant, stating that: (A) the proper federal, state, county, regional and local authorities, including those having jurisdiction over applicable zoning, building, health, safety and environmental regulations, have issued all licenses, permits, approvals and consents necessary for approval of the Landlord’s Improvements; (B) all of the Landlord Improvements and all approved changes thereto comply with this Lease; and (C) Landlord’s Improvements are complete, except that traffic signal improvements do not have to be completed by the Substantial Completion Date. The date on which Landlord Improvement Substantial Completion occurs is referred to herein as the “Landlord Improvement Substantial Completion Date.” If completion of the Tenant Improvements materially impacts the ability of Landlord to meet the Landlord Improvement Substantial Completion Date for any reasons, such shall be deemed a Tenant Delay subject to the provisions of Subsection 5(a)(v) hereof.

(ii) Landlord shall achieve Substantial Completion of the Landlord Improvements on or before the date determined in the Addendum attached hereto Exhibit B-3 (the “Landlord Improvement Scheduled Substantial Completion Date,” which shall be extended on a day-for-day for each day of “Force Majeure Delay,” “Regulatory Delay” or “Tenant Delay” (as defined herein). The Tenant General Contractor and Landlord General Contractor shall work together and with both Tenant and Landlord to coordinate their respective improvements so Tenant Improvements can be completed as close as possible to the Landlord Improvement Substantial Completion Date. Tenant agrees that the Tenant Improvements per the Tenant Improvement Plans and Specifications prepared by Tenant Architect within one-hundred and twenty (120) days of the Execution Date, shall be completed no later than twenty (20) months after the Execution Date, as extended by Landlord Delays. Exhibit B-3, shall be completed for review and acceptance by both Parties within thirty (30) days after “Groundbreaking”, as defined in subparagraph (iii) of Section 5(a).

(iii) Landlord and Tenant shall complete Landlord Improvements and Tenant Improvement schedule on the “Project Timeline and Milestone Dates” applicable to Tenant and Landlord, which shall be set forth in an Exhibit D, and attached to this Lease, upon completion and final approval of the GMP Budget by Landlord, Tenant, Landlord General Contractor and Tenant General Contractor on or before thirty (30) days after Groundbreaking, as defined in subparagraph (iii) of Section 5(a), of the Landlord Improvements (the “GMP Budget Date”). Notwithstanding the foregoing, Landlord shall not be responsible for the Project Timeline and Milestone Dates applicable to the Tenant Improvements milestone dates designated in Exhibit D, unless there are delays in the completion of the Tenant Improvements due to Landlord Delays (as defined in Subsection 5(a)(vi), below). If the Project Milestones for Landlord Improvements as set forth in Exhibit D, are delayed, Landlord shall or shall cause the Landlord General Contractor to give Tenant written notice of the missed deadlines and the reasons therefor, including any Landlord Delays, Tenant Delays, Regulatory Delays or Force Majeure Delays. If the delays are Landlord Delays, Landlord or the Landlord General Contractor shall provide Tenant with a written plan to address the delays and, if possible, accelerate work to meet the original Milestone Dates to meet future Landlord Improvement Milestones. Landlord shall facilitate regular meetings with all relevant stakeholders, including the Landlord and Tenant General Contractors and RRM Design Group during the construction process, including coordinating completion of Tenant Improvements at the same time as Landlord Improvements. “Groundbreaking” shall mean the date after Landlord has obtained final permits and entitlements and started construction activities with regard to the Building. Groundbreaking shall not mean activities prior thereto undertaken for offsite improvements or removal of the current improvements on the Property.

(iv) “Lease Year” shall mean the full twelve (12) calendar month period (plus the initial partial calendar month during which the Commencement Date shall occur if the Commencement Date is not the first day of a calendar month) commencing on the Commencement Date, and each successive twelve (12) calendar month period thereafter.

(v) “Tenant Delay” shall mean delays caused by Tenant or its agents, including Tenant’s consultants, Tenant design changes, Tenant or Tenant inspections or approvals, including Tenant Change Orders, completion of Tenant Improvements, regardless of whether included in Exhibit B-2 or Exhibit D, and any other Tenant work that prevents or delays Landlord or the Landlord’s General Contractor from performing or continuing with the Landlord’s Project Timeline and Milestone Dates.

(vi) “Landlord Delays” shall mean delays caused by Landlord or its agents, including Landlord’s contractors and consultants, Landlord design changes or Change Orders unless initiated or requested by Tenant, and completion of Landlord Improvements regardless of whether included on Exhibit D, and any other Landlord work that prevents or delays Tenant or Tenant’s General Contractor from performing or continuing with Tenant’s Project Timeline and Milestone Dates.

(vii) “Regulatory Delays” shall mean delays beyond Landlord’s control caused or conditions imposed by the City of San Luis Obispo or other agency with jurisdictional review of the Project, including issuing permits and approvals, or any delays related to requirements, conditions of completion of off-site improvements, such as construction of the traffic signal to be constructed in association with development of the Property.

(viii) Substantial Completion of the Landlord Improvements. If Landlord fails to achieve Substantial Completion of the Landlord Improvements, except for traffic signaling which may occur any time thereafter, on the final date determined pursuant to Exhibit B-3, and such failure is not due to Tenant, Regulatory and/or Force Majeure Delay then the Commencement Date shall be extended accordingly and Tenant shall have the two following remedies: (A) a credit against Tenant’s rent upon commencement thereof, as liquidated damages, and not as a penalty, for the sum of One Thousand Dollars ($1,000.00) per day of Landlord Delay; and (B) Tenant may terminate the Lease if Substantial Completion is more than one hundred and twenty (120) days beyond the Substantial Completion Date determined pursuant to Exhibit B-3.

(b) Option to Extend.

(i) Exercise. Tenant is given three (3) options to extend the Lease Term (“Option to Extend”), each for a five (5) year period (each an “Extended Term”) following the date on which the Initial Term and Extended Term would otherwise expire, which options may be exercised only by written notice (“Option Notice”) from Tenant to Landlord given not less than nine (9) months prior to the end of the Initial Term or Extended Term, as applicable (“Option Exercise Date”); provided, however, if Tenant is in material default under this Lease (beyond the expiration of any applicable notice and cure period) on the date the Option to Extend is exercised, the Option Notice shall be totally ineffective, and this Lease shall expire on the last day of the applicable Term, if not sooner terminated in accordance with the terms of this Lease. The right of Tenant to exercise an Option to Extend shall not be affected by any sublease or assignment of this Lease previously entered into by Tenant pursuant to the provisions of this Lease.

(ii) Extended Term Rent. If Tenant exercises an Option to Extend as set forth herein, all the terms and conditions of this Lease shall continue to apply except that the Base Rent payable by Tenant during the “Extended Term” shall be equal to the Fair Market Value Rent (“FMV Rent”), subject to agreed minimum and maximum amounts as determined at Subsection 6(c)(ii), below, and, if the Parties cannot agree to the FMV Rent, by the arbitration procedures set forth in Section 23.

(c) Covenant of Original Tenant Occupation. Tenant agrees that the Landlord has agreed to undertake the specific construction obligations to complete what is a unique Premises on behalf of the Tenant as set forth herein in reliance on the original Tenant’s agreement to occupy the Premises in association with Tenant’s primary headquarters in San Luis Obispo County and that failure to do so on the Commencement Date and for at least a continuous sixty (60) day period thereafter will materially impact the value of the Property and Premises for Landlord’s financing purposes. Tenant therefore agrees that notwithstanding any other provision of this Lease including right to assign or sublet, Tenant shall from the Commencement Date and for at least sixty (60) days thereafter occupy the Premises for the original Tenant’s intended purposes. For purposes of this “Occupancy Covenant,” occupy shall mean the original Tenant moving in all FF&E and full time staff required for Tenant to operate the Premises as part of Mindbody’s headquarter operations in San Luis Obispo County.

6. ANNUAL BASE RENT.

(a) Payment of Rent. Annual Base Rent shall be payable by Tenant to Landlord in equal monthly installments, without offset or deduction (subject to Subsection 5(a)(viii) above), beginning on the Commencement Date, as defined in Section 5, and thereafter, for each month through and including the Expiration Date. Annual Base Rent for the first Lease Year shall be as stated in the Commencement Addendum attached as Exhibit C. Annual Base Rent for any partial month shall be equitably prorated. Annual Base Rent and other amounts due hereunder shall be paid to Landlord by Tenant via electronic funds transfer (“EFT”), pursuant to the bank account and routing information attached hereto as Schedule 1, or as directed by Landlord from time to time or by check. All Base Rent and Additional Rent (together, “Rent”) due under this Lease shall be payable without deduction, abatement, or offset.

(b) Base Rent Rate. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant acknowledge and agree that the Annual Base Rent for the first Lease Year shall be derived from a formula consisting of an 8.5% rate of return on a guaranteed maximum price (“GMP”) of Landlord’s total direct and indirect costs to acquire, complete and “Finance” the Project. Such costs shall include, without limitation; the ground lease at the capitalized value set forth below; the cost to relocate current tenants on such Property (such relocation costs included in the GMP Budget not to exceed $375,000); demolishing current improvements on the Property; preparing the Property for construction; financing and completing the other Landlord Improvements, including the Parking Garage. “Finance” shall mean all loan costs, including loan origination fees, interest, points, escrow and recording fees, appraisals, lender title policies, lender required third party construction fund management fees and other customary lender fees or costs charged in association with the financing the construction loan and the “Construction Loan Take Out Financing” (as defined below). In addition, the GMP shall include a developer management fee of 6.0% on all components of the GMP Budget, including all Tenant Improvements completed with use of the funds expended from the Tenant Improvement. Deposit Control Account, but excluding the capitalized value of the ground lease and the tenant relocation costs. The estimated itemized Project Budget is attached hereto as Exhibit E (the “GMP Budget”) and lists the categories and estimated total costs, prices and calculations used to determine the estimated Initial Annual Rent, and the management fees. For purposes of determining the Property acquisition cost of the ground leasehold in GMP Budget, the parties agree the capitalized value is Three Million, Three Hundred and Thirty Five Thousand Dollars and 00/100 ($3,335,000).

(i) in addition to the Base Rent based on the GMP Budget, the Tenant shall pay to Landlord, as Additional Rent, or Landlord shall issue a credit to Tenant towards Rent, an amount equal to a shared financing risk allocation rent (“Shared Risk Financing Rent”) (which is not subject to calculation until Project Completion) calculated on the difference between a Treasury yield of 2% and the Treasury yield on the Construction Loan Take Out Financing date. Tenant and Landlord agree the amount or credit of the Shared Financing Rent shall be determined as follows. The net development costs will be multiplied by seventy percent (70%) and the product thereafter multiplied by the difference between a Treasury yield rate of 2% and the Treasury yield on the finance date, which product will thereafter be divided by square footage of the Lease. If the rate has increased, Tenant shall pay to Landlord additional Shared Risk Financing Rent. If the rate has decreased, Landlord shall credit Tenant the difference to Tenant’s Additional Rent. By way of illustration, assuming hypothetical development costs of $16,700,000 - seventy-percent (70%) of such costs equals $11,690,000. Assuming a ten year Treasury yield of 2% as the base and a 2.7% yield at finance, the interest rate change is .007 (2.7% less 2.0%). The interest rate change of .007 is multiplied by $11,690,000 for product of $81,830.00 as the annual financing cost increase. Assuming the lease square footage is 63,973, $81,830 would be divided by such square footage ($81,830/63,973 sq. ft.), which equals $1.28 as the annual financial risk increase cost added to Base Rent otherwise determined by the GMP Budget, which under the example provided would result in Shared Risk Financing Rent of $0.1066 per square foot per month. Conversely, if the Treasury yield were to decrease by like amount to 1.3%, Tenant would instead receive a credit towards Rent in such amount rather than paying the Shared Risk Financing Rent. Notwithstanding the foregoing, if Landlord is able enter into a conventional loan agreement with lender which fixes the interest rate on Construction Loan Take Out Financing within 90 days of execution of this Agreement, this subparagraph 6(b)(ii), shall have no further effect and there shall be no Shared Financing Risk Rent or credit. For purposes of this Lease, “Construction Loan Take Out Financing” shall mean Landlord’s receipt of final approval from its lender of an at least 10-year fixed term loan funded at completion of construction and after issuance of certificate of occupancy for the Premises for purposes of paying off the original construction loan.

(ii) The final “Initial Annual Base Rent” shall be based on the 8.5% rate of return on the number that is the lesser of: (A) the Final GMP Budget or (B) the Final GMP Budget less the difference between the Final GMP Budget and the actual final cost to Landlord based on all of the GMP budgeted items. The Parties agree that the GMP Budget can only be estimated as of the Execution Date. Therefore, the GMP Budget attached on the Execution Date is an estimate and the Landlord and Tenant shall agree on a “Final GMP Budget” no later than the earlier of (i) one hundred and fifty (150) days after Groundbreaking for the Landlord Improvement or (ii) thirty (30) days after Tenant has finalized its Tenant Improvement Plans and Specifications, after which time the Parties will attach an update to Exhibit E-1 to reflect the Final GMP Budget on which the Initial Annual Base Rent shall be calculated. Notwithstanding anything to the contrary in this Lease or the figures contained in the Final GMP Budget attached as Exhibit E-1, except for increases in the GMP Budget and/or the Final GMP Budget due to Tenant Change Orders, as provided in Subsection 8(d), in no other event shall the Initial Annual Base Rent be based on a Final GMP Budget greater than 103% of the GMP Budget attached as Exhibit E.

The Parties also shall complete Exhibit C after the Landlord Improvement Substantial Completion Date to reflect the actual Landlord cost of completion and the Initial Annual Base Rent and Monthly Base Rent for the first Lease year, if the Initial Annual Base Rent is reduced by a completion price less than the Final GMP Budget. Landlord shall provide Tenant with detailed documentation of Landlord costs of completion prior to completion of Exhibit C.

(c) Base Rent Adjustment. Adjustments made to the Annual Base Rent shall be made on each anniversary date of the Commencement Date of the Initial Term in the amount of three percent (3%) per year over each prior year’s Annual Base Rent. The annual adjustment to Annual Base Rent shall be automatic and if Landlord fails to bill at the annual increased rate, the increased Annual Base Rent shall otherwise be due unless the Parties agree otherwise.

(d) Extended Term Rent Adjustment. Rent shall be adjusted at beginning of each of the Extended Terms to FMV Rent as follows:

(i) “Fair Market Rent” or “FMV Rent” shall mean the rate being charged for comparable space in similar buildings in general proximity to the Property, i.e. of a similar age and quality considering any recent renovations or modernization, and floor plate size or, if such comparable space is not available, adjustments shall be made in the determination of FMV Rent to reflect the age and quality of the Building as contrasted to other buildings used for comparison purposes, with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to both new and renewing tenants.

(ii) Determination of FMV Rent by Negotiation. In determining FMV Rent for either Extended Term should Tenant exercise its option to extend, the Parties shall meet in good faith to negotiate the Base Rent for the Premises, which negotiation shall be no later than nine (9) months prior to expiration of any prior term or Extended Term. The parties shall have thirty (30) days to meet and discuss (the “Negotiation Period”) the PMV Rent, which for purposes of the Extended Term, shall be not less than 94% of the prior year’s Base Rent, and not more than 103% of the prior year’s Base Rent. If, during the Negotiation Period, the parties agree on the Base Rent applicable to the Premises for an Extended Term, then such agreed to amount shall be the Base Rent initially payable by the Tenant during the first year of such Extended Term. If the Parties are unable to agree on the Base Rent for the Premises within the Negotiation Period, then within ten (10) days after the expiration of the Negotiation Period, each party shall follow arbitration provisions set forth in Section 23, below.

(iii) For each year on the anniversary date of the Commencement Date and for any Extended Term (except the year of adjustment to FMV Rent), the Base Rent will be subject to an annual increase of 3% per year over prior year’s Annual Base Rent.

(e) Late Payment of Rent. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs, processing and accounting expenses, and increased debt service. If Landlord has not received any installment of Rent, without offset or deduction, within three (3) calendar days after written notice by Landlord that the amount is due, then Tenant must pay five percent (5%) of the delinquent amount, which Tenant and Landlord agree represents a reasonable estimate of the cost incurred by Landlord. In addition, all delinquent amounts will bear interest from their due date until paid in full at a rate per annum (“Applicable Interest Rate”) equal to the lesser of (a) five percent (5%) per annum plus the then federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco at the time of the award, or (b) ten percent (10%). However, in no event will the Applicable Interest Rate exceed the maximum interest rate permitted by law that may be charged under the circumstances. Landlord and Tenant recognize that the damage that Landlord will suffer if Tenant fails to pay these amounts is difficult to ascertain and the late charge and interest are the best estimate of the damage that Landlord will suffer if Tenant is late with its payment.

7. ABSOLUTE TRIPLE NET/ADDITIONAL RENT. Tenant acknowledges that this Lease is an “absolute triple net” lease and Tenant acknowledges and agrees that Landlord shall receive the Base Rent set forth in Section 6, and all Additional Rent, including the Shared Risk Financing Rent, if applicable, without offset, free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever except as expressly set forth herein.

(a) Additional Rent. In addition to the Base Rent and Shared Financing Risk Rent payable per Section 6, Tenant shall pay, as Additional Rent, without offset or deduction, 100% of Landlord’s Insurance Costs, Real Property Taxes and Operating Expenses related to the Premises. Additional Rent and Shared Risk Financing Rent is due and payable, in advance, with each installment of Base Rent, All of such charges, costs, expenses, and all other amounts payable by Tenant hereunder, shall constitute Additional Rent, payable without offset of deduction, and upon the failure of Tenant to pay any of such charges, costs or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Base Rent.

(b) For the purpose of the Lease and this Section 7:

(i) “Computation Year” shall mean each full twelve (12) month period subsequent to the Commencement Date through the end of the Term.

(ii) “Operating Expenses” means and includes all reasonable costs and expenses of every kind and nature paid or incurred by Landlord (whether obligated to do so or undertaken at Landlord’s discretion) in the operation, maintenance and replacement of the Building, Parking Garage, Premises and Property, including all applicable fees and costs assessed by any property association or reciprocal easement agreement relating to the Property Landlord shall use its best efforts to minimize Operating Expenses. Operating Expenses shall include: a management fee to Landlord or its affiliate (“Management Fee”), not to exceed 3% of all Operating Expenses; the costs of maintaining, repairing and replacing all Improvements (replacing shall be deemed to include but not be limited to the replacement of light poles and fixtures, storm and sanitary sewers, parking lots, driveways and roads); repairs to and maintenance of the structural and non-structural portions of the amenity/athletic or recreational improvements (not covered by applicable warranties); elevator maintenance and HVAC service contracts; supplies, tools, equipment and materials used (to the extent used in association with) in the operation and maintenance of the Property; parking lot striping; removal of trash, rubbish, garbage and other refuse; painting; removal of graffiti; painting of exterior walls; landscaping; providing security to the extent Landlord determines in its reasonable discretion to do so (including security systems and/or systems designed to safeguard life or property against Force Majeure and/or criminal and/or negligent acts, and the costs of maintaining of same); total compensation and benefits (including premiums for workers’ compensation and other insurance) paid to or on behalf of Landlord’s employees or contractors providing maintenance, including but not limited to full or part time on-site management or maintenance personnel (as dedicated to the Property or as a percentage of a full-time equivalent allocated between multiple properties); personal property taxes on property used for maintenance; fire protection and fire hydrant charges (including fire protection system signaling devices, now or hereafter required, and the costs of maintaining of same); water and sewer charges; utility charges; license and permit fees necessary to operate and maintain the equipment used in operating and maintaining the Property and rent paid for leasing any such equipment; the cost of and installation cost of any and all items which are installed for the purpose of reducing Operating Expenses, increasing building or public safety or which may be then required by governmental authority, laws, statutes, ordinances and/or regulations.

A. Operating Expenses shall also include the cost and expense of establishing reasonable reserves for maintaining, repairing and replacing the Building, Parking Garage and Premises improvements, including those costs as may be associated with existing capital improvements located on the Property. Landlord agrees that Operational Expenses shall not be increased by more than three percent (3%) on a cumulative basis year to a year during the initial term of this Lease and any extension of the initial term. The 3% cumulative year to year limitation, however, shall not exceed 5% in any one year, and shall not apply to Insurance Costs or Real Property Taxes, which shall be passed through to Tenant based on Landlord’s actual cost

B. For purposes of this Lease, the term Operating Expenses shall not include (and Tenant shall have no liability for) any of the following: costs associated with the operation of the business of the entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Property which shall specifically include, but not be limited to, costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Property, and costs incurred in connection with any disputes between Landlord and its employees, and Landlord’s general corporate overhead and general and administrative expenses); the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Property vis-a-vis time spent on matters unrelated to operating and managing the Property; interest, charges and fees incurred on debt, payments on mortgages for the Property by the Landlord; any costs covered by any warranty, rebate, guarantee or service contract which arc actually collected by Landlord (which shall not prohibit Landlord from passing through the costs of any such service contract if otherwise includable in Operating Expenses); interest, late charges and tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments or file returns when due; costs or repairs or other work occasioned by fire, casualty or other risk to the extent of proceeds received from insurance maintained (or obligated to be maintained pursuant to this Lease) by Landlord; costs, fines, or fees incurred by Landlord due to Landlord’s violations of any federal, state or local law, statute or ordinance, or any rule, regulation, judgment or decree of any governmental rule or authority; any costs representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; capital costs incurred to bring the Building or the Property into compliance as of the Commencement Date with any use permit or design permit, or laws applicable to the Premises; or costs incurred by the Landlord in correcting defects in the design, materials, or workmanship in connection with the initial construction or any subsequent improvements to the Premises made by Landlord.

(iii) “Insurance Costs” shall have the meaning set forth in Subsection 14(a) hereof, and shall also include any Insurance costs imposed or charged by any property owners association governing the Property,

(iv) “Real Property Taxes” shall mean all real and personal property taxes and assessments, whether or not a Reassessment, as defined below, incurred during any calendar year including, but not limited to: special and extraordinary assessments, occupancy taxes or similar taxes imposed on or with respect to the real property, whether or not imposed on or measured by the rent payable by the Tenant, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever relating to the real property, and any gross rental, license, or business tax measured by or levied on rent payable or space occupied. If, by law, any Real Property Taxes are payable, or may at the option of the taxpayer be paid, in installments (but only if no interest or penalties shall accrue on the unpaid balance of such property taxes), the Landlord may, at the Landlord’s option, pay the same and, in such event, any accrued interest on the unpaid balance of such property taxes shall not be deemed to be Real Property Taxes as defined herein. Real Property Taxes shall also include all expenses reasonably incurred by the Landlord in seeking a reduction by the taxing authorities of Real Property Taxes applicable to the Project. Real Property Taxes shall not include any capital levy, franchise, estate, inheritance, succession, gift or transfer tax of the Landlord, or any income, profits or excess profits tax, assessment, charge or levy upon the income of the Landlord; provided, however, that if at any time during the term of this Lease under the laws of the United States or the State of California, or any political subdivision of either, a tax or excise on rents, space or other aspects of real property, is levied or assessed against the Landlord, the same shall be deemed to be Real Property Taxes. If any such property taxes upon the income of the Landlord shall be imposed on a graduated scale, based upon the Landlord’s aggregate rental income, Real Property Taxes shall include only such portion of such Real Property Taxes as would be payable if the rent payable with respect to the Premises were the only rental income of the Landlord subject thereto. For purpose of this Lease, “Reassessment” means only an increase in the assessed value of the Premises by the appropriate governmental authority under California law as it exists from time to time due to the sale, refinancing, completion of improvements to the Property or Premises or change in all or part of the ownership of the Premises.

(c) Within ninety (90) days after the end of each Computation Year, Landlord shall furnish to Tenant itemized statements certified by an authorized agent of Landlord setting forth the Insurance Costs, Real Property Taxes and Operating Expenses for the most recently completed Computation Year (such a statement is referred to herein individually as a “Reconciliation Statement” and collectively as “Reconciliation Statements”). Such Reconciliation Statement shall include such supporting documentation as to any property association fees, Insurance Costs, the Permitted Amortized Capital Expenditures (including copies of all calculations) as Tenant shall reasonably require. During each Computation Year, Tenant shall pay, at the time of the payment of each monthly installment of Animal Base Rent, an amount equal to one-twelfth (1/12) of Landlord’s estimate of the Annual Additional Rent for such Computation Year. Said monthly payments shall serve as an estimate of the Annual Additional Rent for the then current Computation Year and shall be subject to adjustment based on the final calculation of the annual Additional Rent as provided for in this Section 7. As soon as possible after completion of Final GMP Budget, Landlord shall also provide Tenant with an estimate of the Annual Additional Rent for the first Lease Year, which upon completion shall be attached hereto as Exhibit F. After the end of each Computation Year, Tenant shall make or receive for any Computation Year, an Annual Additional Rent payment or a refund equal to any excess or deficiency between the actual Annual Additional Rent owed by Tenant for the most recent Computation Year and the amounts paid by Tenant as an estimate of Annual Additional

Rent in accordance with this Subsection 7(c). Tenant shall pay such Annual Additional Rent or receive such refund of Annual Additional Rent within thirty (30) days following receipt of the applicable Reconciliation Statement. For purposes of this Subsection 7(c), Additional Rent shall not be read to include Shared Risk Financing Rent.

(d) No more than nine (9) months after receipt of any Reconciliation Statement, Tenant shall have the right, by notice to Landlord, to dispute the inclusion and amount of any item or items in any Reconciliation Statement. If Tenant shall dispute the inclusion or amount of any non-excluded item or items in any Reconciliation Statement and such dispute is not settled within sixty (60) days after notice of such dispute has been delivered to Landlord, the dispute shall be determined by a firm of real estate audit professionals mutually acceptable to Landlord and Tenant (“Audit Professionals”). If Landlord and Tenant cannot agree on Audit Professionals within thirty (30) days, then Landlord and Tenant shall each, within fifteen (15) days, select one (1) independent firm of Audit Professionals, and such two (2) Audit Professionals shall together select a third firm of Audit Professionals, which third firm shall be the Audit Professionals who shall resolve the dispute. The Audit Professionals shall be entitled to review all records relating to the disputed items. The determination of the Audit Professionals shall be final and binding upon both Landlord and Tenant, except for patent error, in which case the errors shall be resubmitted to such Audit Professional for reconsideration; and the Audit Professionals’ expenses shall be borne by the party against whom the decision is rendered; provided, that if more than one item is disputed, the expenses shall be apportioned equitably according to the number of items decided against each party and the amounts involved.

If the Audit Professionals determine that Tenant has made an underpayment, Tenant shall reimburse Landlord for the amount of the underpayment within thirty (30) days following such determination. If the Audit Professionals determine that Tenant has made an overpayment, Landlord shall reimburse Tenant for the amount of the overpayment within thirty (30) days following such determination.

(e) Tenant shall have the right to examine, to copy and to have an audit conducted of all books and records of Landlord pertaining to Insurance Costs, the Real Property Taxes and the Operating Expenses, including any property owner association fees. Such audit shall be conducted by an auditing firm retained by Tenant or by an employee of Tenant. All expenses of the audit shall be borne by Tenant unless such audit discloses an overstatement of Insurance Costs, Operating Expenses and the Real Property Taxes of three percent (3%) or more, in which ease Landlord shall promptly reimburse Tenant for the cost of the audit and shall refund the full amount of any such overstatement to Tenant. If the auditing firm determines that Tenant has made an underpayment, Tenant shall reimburse Landlord for the amount of the underpayment within thirty (30) days following such determination. If the auditing firm determines that Tenant has made an overpayment, Landlord shall reimburse Tenant for the amount of the overpayment within thirty (30) days following such determination. If Landlord disputes the findings of the audit, then Landlord and Tenant agree to submit any disputed items to the Audit Professionals for resolution pursuant to the terms of Subsection 7(d). Landlord shall maintain all books and records for a period of not less than three (3) years following each applicable Computation Year; however, Tenant’s failure to dispute charges on any Reconciliation Statement must be raised within the nine (9) months of receipt or Tenant shall waive the right to challenged such charges.

(f) The rights and obligations of Tenant and Landlord under this Section 7 shall survive the expiration or earlier termination of this Lease, provided that shall be prorated to reflect any partial final Computation Year of the Term of this Lease.

(g) Notwithstanding anything to the contrary herein, Landlord, at its sole cost, shall be responsible for the following costs expenses, whether or not included as Operating Expenses or Real Property Taxes: (1) repair of defects in the Landlord Improvements; (2) any new capital improvements to the Property made by the Landlord, except if such capital improvements are made to comply with new or changes to Applicable Law; or (3) additional Real Property Taxes imposed due to reassessment resulting solely from change in ownership or refinancing pursuant to California law, except that Landlord may charge Tenant the increased taxes due to change in ownership/refinance every five (5) years of the Lease, regardless of when such reassessment occurs, but not more than once in any five (5) year period; nothing in this clause (3) shall limit. Landlord’s right to pass through all other Real Property Taxes, including increases thereto imposed by changes in California law unrelated to a change in ownership/refinance.

8. PREPARATION OF PREMISES.

(a) Construction of Improvements. Prior to the Landlord Improvement Scheduled Substantial Completion Date, as extended by any Tenant Delays, Regulatory Delays and Force Majeure Delays, Landlord shall construct the Landlord Improvements, including Parking Garage, in accordance with “vanilla shell” improvements set forth Exhibit B-1, including: (i) the plans and specifications described by title block and sheet numbers annexed to Exhibit B-1 and made a part hereof (the “Landlord Improvement Plans and Specifications”), which Plans and Specifications will be prepared by Landlord Project Architect, RRM Design Group; (ii) the “Landlord General Contract,” as defined herein; and (iii) the schedule applicable to the Landlord Improvements attached hereto as Exhibit D (“Project Timeline and Milestone Dates”), all as more particularly described herein below. Except as otherwise provided herein, construction of the Landlord improvements shall be at Landlord’s sole cost and expense. The Landlord and Tenant Project Architect Plans shall be reviewed and approved by both parties, approval not to be unreasonably withheld, conditioned or delayed, but completed under separate agreements between Tenant and RRM Design and Landlord and RRM Design.

(b) Landlord’s General Contract. Landlord shall enter into a contract with J. W. Design & Construction, Inc. (the “Landlord General Contract”) for performance of the Landlord Improvements. In addition, Tenant intends to enter into a separate contract for completion of its Tenant Improvements (“Tenant General Contract”). Landlord shall have the right to review and approve the Tenant General Contract in advance, in addition to the qualifications of the Tenant General Contractor per Subsection 8(g), below. The Landlord General Contract shall (i) be based on the prices used for the GMP Budget; (ii) include a complete unit cost breakdown of all materials and labor, which unit costs also shall apply to all Tenant Change Orders; (iii) require insurance coverage in amounts and types mutually and reasonably acceptable to Landlord and Tenant; (iv) include a requirement that the Landlord Improvements shall be completed in accordance with the Landlord’s Project Timeline and Milestone Dates; and (v) otherwise be in a form mutually and reasonably acceptable to Landlord and Tenant.

Landlord shall be solely responsible for all payments and other liabilities or obligations to the Landlord General Contract only and Landlord’s other contractors, agents or employees who participate in the improvements unless directly incurred by Tenant. Construction of both Landlord Improvements and Tenant Improvements shall be on a completely “open book” basis, with free access by Landlord and Tenant to all information regarding the cost of the Landlord Improvements and Tenant Improvements, including, without limitation, all bids, contracts, subcontracts, schedule of values and invoices. Nothing in the Landlord Improvement Plans and Specifications creates any authority for Landlord, its agents, employees or contractors to act on behalf of Tenant or cause Tenant to incur any obligation or liability.

Tenant shall be solely responsible for all payments and other liabilities or obligations for Tenant Project Architect and billings under the Tenant General Contract with the Tenant General Contractor, and Tenant’s other contractors, agents or employees who participate in the Tenant Improvements. Nothing in the Tenant Improvement Plans and Specifications creates any authority for Tenant, its agents, employees or contractors to act on behalf of Landlord or cause Landlord to incur any obligation or liability under the Tenant General Contract.

(c) Inspection on Completion. Upon the Landlord Improvement Substantial Completion Date, a representative of Landlord and a representative of Tenant together shall inspect the Premises and generate a list of defective or uncompleted items relating to the completion of construction of the Landlord Improvements which do not adversely affect Tenant’s business operations in the Premises (the “Punchlist”). Landlord shall, within a reasonable time after the Punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as is set forth on the Punchlist.

(d) Change Orders. If Tenant requests a Change Order (a “Tenant Change Order”), it shall be submitted to Landlord and the Landlord General Contractor for review. Landlord shall notify Tenant no more than five (5) business days of Tenant’s Change Order request of a good faith estimate of the actual additional cost (if any), or the decrease in cost (if any), and additional time (if any) required to perform such Tenant Change Order.

(i) If the Tenant Change Order decreases the GMP Budget, Landlord’s approval of the request shall not be unreasonably withheld, conditioned or delayed, and the Tenant shall be credited with 100% of such savings credited to reduce the Initial Annual Rent calculation as provided in Subsection 6(b).

(ii) If the Tenant Change Order increases the Final GMP Budget, Tenant and Landlord shall first attempt to modify other budgeted improvements to reduce the total construction costs so there is no change to the overall Final GMP Budget. If the parties are unable to reduce other costs, and Landlord agrees to assume the payment for a Tenant Change Order that increases the GMP Budget, such changes shall be recovered by an increased adjustment to the Initial Annual Rent calculation per Subsection 6(b).

(iii) Notwithstanding anything contained herein to the contrary, in no event shall Tenant be obligated to make any payments to Landlord prior to the Landlord Improvement Substantial Completion Date which in the aggregate would exceed an amount equal to eighty-nine and 9/10ths percent (89.9%) of the then incurred project costs for the Landlord Improvements (less land acquisition costs) that are properly capitalizable as a cost of construction of the Landlord Improvements in accordance with generally accepted accounting principles. Should Tenant’s portion be projected to exceed such amount, Tenant and Landlord agree to modify the improvements to reduce the total construction costs and thereby decrease the Final GMP Budget.

(e) Warranty. Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following the Landlord Improvement Substantial Completion Date, that (i) the materials and equipment furnished by General Contractor relating to the Landlord Improvements only, including Tenant’s Change Orders in the completion of the Landlord Improvements, but not Tenant Improvements, will be of good quality and new, and (ii) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder. This warranty shall exclude damages or defects caused by Tenant or Tenant’s parties, improper or insufficient maintenance, improper operation, and normal wear and tear under normal usage. Notwithstanding the foregoing, Landlord nevertheless agrees that it shall pass through to Tenant any warranties it receives from manufacturers and contractors on any equipment and services relating to the Improvements, which may exceed one (1) year.

(f) Correction of Work. If the Tenant discovers that any part of the Landlord Improvements do not comply with the requirements of this Lease and provided Tenant provides Landlord with notice thereof within time for Landlord to properly and timely notice the General Contractor within the one year warranty period, (including all items on the punch list), the Landlord shall, at its sole cost and expense, take all steps necessary to promptly and completely correct the Landlord Improvements to the Tenant’s satisfaction and in conformance with the requirements of this Lease. Provided notice is timely given by Tenant, within ten (10) days after receipt of written notice from the Tenant specifying the nature of the defect, the Landlord shall take all steps necessary to correct the defect, including, but not limited to, contacting the appropriate subcontractor or other entity responsible for such work. Notwithstanding the Foregoing, if the nature of the defective condition is such that more than ten (10) days is reasonably required to correct such condition, then the Landlord shall be entitled to such longer period to correct such condition as may be reasonably necessary, so long as the Landlord commences to correct such condition within such ten (10) day period and diligently and thereafter continuously prosecutes such correction to completion. If corrective actions are not commenced and completed within such time, the Tenant may take all actions necessary to correct the defective Landlord Improvements, and the Landlord shall promptly pay the Tenant upon demand, all amounts expended by the Tenant for such corrective action. The Landlord further agrees to repair at its sole cost any other improvements on the Landlord Improvements which the Landlord may affect or disturb in making the repair required hereby. Nothing contained in this Subsection (F) shall be construed to establish a period of limitation with respect to other obligations which the Landlord may have under this Lease. Tenant understands that Landlord will look to the Landlord General Contractor to correct defects or noncompliance with Landlord’s Improvements and dispute resolution set forth in Landlord’s General Contract shall govern disputes between the parties regarding defects, with the Landlord General Contractor joined as an indispensable party.

(g) Tenant Improvements. Tenant and Landlord have agreed that Tenant Project Architect, RRM, will work as both the Tenant Project Architect and the Landlord Project

Architect to design and complete both the Landlord Improvements and Tenant Improvements, though all such work shall be done under separate contracts, with each party responsible for the payment obligations of its own contract. The Parties also acknowledge that Landlord’s General Contractor is JW Design. Tenant may use JW Design for its Tenant Improvements or another general contractor. If Tenant uses Landlord’s General Contractor, Tenant Improvement work shall be done pursuant to the separate Tenant General Contract. If Tenant uses a general contractor for Tenant Improvements other than JW Design, both Tenant’s General Contract and the Tenant General Contractor shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, provided such Tenant General Contractor is financially qualified, licensed, insured, and possess the experience necessary to complete a project of the size, scope and quality contemplated by .this Lease, but with the limitation that Landlord’s approval of the Tenant General Contract shall not be conditioned on changes to the Tenant General Contract that increase the costs of such contract to Tenant. Notwithstanding whether Tenant uses a separate Tenant General Contractor, JW Design shall be responsible for coordinating with RRM Design Group and allocating the work done by Landlord’s General Contractor and Tenant’s General Contractor. If JW Design acts as both Landlord and Tenant General Contractor, JW Design’s overhead costs, if billed under contract, shall be allocated to each contract in proportion to the total cost of each contract. Tenant shall have the right to enter the Premises to work with Tenant’s General Contractor in completing Tenant Improvements. At all times while accessing the Property during construction: (A) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay Rent (except after Rent Commencement Date); (B) Tenant shall not materially interfere with completion of the Landlord Improvements; and (C) Tenant shall not begin operation of its business. Tenant agrees that it will not hire other contractors to work on the Project except through either through the Tenant General Contractor or JW Design to ensure coordination of work, maintenance of adequate insurance and to prevent liens being placed against the Property for unpaid work. Landlord shall supply Tenant with all utility services furnished to the Premises during such early entry period. Tenant shall ensure timely payment of all work under the Tenant General Contract and keep the Premises free and clear of liens, repair all damage arising from Tenant’s activities, and indemnify and hold Landlord harmless from all resulting liability, claims, demands, and costs, including attorneys’ fees, in connection with Tenant’s entry. Notwithstanding the foregoing, Tenant shall have no right to actually occupy the Premises to conduct Tenant’s business prior to the Tenant’s receipt of valid certificate or conditional certificate of occupancy. Notwithstanding anything contained herein, under no circumstances could Tenant be required to fund project costs in excess of 89.9% of the total project costs incurred at any point during the construction period.

(h) Authorized Representatives. Tenant shall name authorized construction representatives for purposes of completing and coordinating the Tenant Improvement Contract with the Landlord Improvement Contract, including the name and contact information of a primary representative. Only such construction representatives are authorized to sign, or object to, any Change Order or disbursement request for any allowance, receipt, or other document on behalf of Tenant related to the improvements, and without the signature of any such authorized construction representative, no such document shall be binding upon Tenant. Tenant may from time to time change or add to the list of authorized construction representatives by giving Landlord written notice of the addition or change. Landlord shall provide Tenant with the name of its representatives, including its primary representative and Tenant agrees that all communication shall be initiated with such Landlord representative, or copied to Landlord’s representative if communication is done directly with the Landlord General Contractor.

(i) Landlord and Tenant acknowledge that as between Landlord and Tenant, all Landlord Improvements shall be owned by and subject to depreciation by Landlord.

9. ASSIGNMENT AND SUBLETTING

(a) Except as provided herein, the Tenant shall not voluntarily or by operation of law, including through a Change in Control (defined as transfer of more than 50% of the ownership interests of Tenant, whether cumulatively over time as measured from Execution Date or at any one time) sublet, assign, transfer, mortgage or otherwise encumber, or grant concessions, licenses, or franchises with respect to all or any part of the Tenant’s interest in this Lease or the Premises without the prior written consent of the Landlord, not to be unreasonably withheld, conditioned or delayed. Specific conditions for assignment and subletting set forth in this Section 9 shall be deemed reasonable conditions for all purposes. If the Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify the Landlord of its desire to do so and shall submit in writing to the Landlord, as applicable: (i) the name of the proposed subtenant or assignee, or person/entity acquiring control; (ii) the nature of the proposed subtenant or assignee; (iii) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) such reasonable financial information as the Landlord may request concerning the proposed subtenant, assignee, or acquiring controlling interest holder, including, but not limited to, a balance sheet as of a date within ninety (90) days of the request for the landlord’s consent, statements of income or profit and loss for the two (2) year period preceding the request for the Landlord’s consent, and a written statement in reasonable detail as to the business experience of the proposed subtenant or assignee during the three (3) years preceding the request for the Landlord’s consent, which financial information shall confirm that the proposed tenant or assignee has at least the same financial qualifications as Tenant possessed as of the Execution Date of the Lease, as evidence by the Financial reports which most recent versions Tenant shall submit to Landlord upon the Execution Date; and (vi) the name and address of subtenant’s or assignee’s present or previous Landlord. All financial information submitted to Landlord by Tenant shall be and remain confidential and shall be protected in the same manner Landlord treats its own confidential information. Landlord and Tenant shall sign a mutually acceptable confidentiality and nondisclosure agreement covering all financial information delivered hereunder. The Landlord may, as a condition to granting such consent, require that the obligations of any assignee that is a subsidiary of another corporation be guaranteed by the parent or controlling corporation. Any sublease, license, concession, franchise, or other permission to use the Premises shall be expressly subject and subordinate to all applicable terms and conditions of this Lease. Any purported or attempted assignment, transfer, mortgage, encumbrance, subletting, license, concession, franchise, or other permission to use the Premises contrary to the provisions of this section shall be void and, at the option of the Landlord, shall terminate this Lease.

(b) No subletting, assignment, license, concession, franchise, or other permission to use the Premises shall relieve the Tenant of its obligations to pay the Rent or to perform all of the other obligations to be performed by the Tenant hereunder. The acceptance of Rent by the Landlord from any other person shall not be deemed to be a waiver by the Landlord of any provisions of this Lease.

(c) Each assignee or transferee, other than the Landlord, shall assume all rights, unless such rights are specifically limited to the original Tenant in any specific provision of this Lease, and also assume all the obligations of the Tenant under this Lease and shall be and remain liable jointly and severally with the Tenant for the payment of the Rent, and for the due performance of all the terms, covenants, conditions, and agreements to be performed by the Tenant hereunder; provided, however, that a transferee other than an assignee shall be liable to the Landlord for Rent only in the amount set forth in the assignment or transfer. No assignment shall be binding on the Landlord unless such assignee or Tenant shall deliver to the Landlord a counterpart of such assignment and an instrument in recordable form that contains a covenant of assumption by such assignee satisfactory in substance and form to the Landlord, consistent with the requirements of this Subsection 9(c); but the failure or refusal of such assignee to execute such instrument of assumption shall not release or discharge such assignee from its liability as set forth above.

(d) The Tenant shall reimburse the Landlord for the Landlord’s reasonable costs and attorneys’ fees incurred in processing and documentation of any assignment, subletting, guaranty, transfer, change of ownership, or hypothecation of this Lease or the Tenant’s interest in the Premises.

(e) This Lease and obligations relating thereto are assignable by Landlord. Written notice of such assignment shall be given to Tenant by Landlord with 30 days of such assignment.

10. INSPECTION AND REPAIR OF PREMISES. Landlord may inspect and repair the Premises at reasonable times and after reasonable prior notice to Tenant (except prior notice shall not be required in emergencies). In making any inspection or performing maintenance or repairs to, or construction in, or around the Premises, Landlord shall use all commercially reasonable efforts to protect Tenant’s property and personnel from loss and injury and to avoid interfering with the conduct of Tenant’s business.

11. DAMAGE TO PREMISES.

(a) Landlord’s Obligation to Rebuild. If all or any part of the Building is damaged or destroyed, Landlord shall promptly and diligently repair the same, but only to the extent of Landlord’s Improvements as built, unless it has the right to terminate this Lease as provided herein and it elects to so terminate.

(b) Right to Terminate. Landlord shall have the right to terminate this Lease if any of the following events occur:

(i) insurance proceeds from the insurance Landlord is required to carry pursuant to Section 11(c) or that Landlord actually carries, are not available to pay one hundred percent (100%) of the cost of such repair, excluding the deductible for which Tenant shall be responsible; provided, however, that if Tenant pays to Landlord, in immediately available funds, within ninety (90) days of demand, any shortfall in such insurance proceeds, as reasonably determined by Landlord, then Landlord shall have no right to terminate the Lease pursuant to this item (i);

(ii) the Premises cannot, with reasonable diligence, be fully repaired by Landlord within three hundred sixty (360) days after the date of the damage or destruction; or

(iii) the Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, sink holes, radiation, Hazardous Materials and other similar dangers.

If Landlord elects to terminate this Lease, Landlord may give Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice and both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). If Landlord elects not to terminate the Lease, subject to Tenant’s termination right set forth below, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Premises as soon as practicable, and this Lease will continue in full force and affect. All insurance proceeds from insurance under Section 13 or Section 14, excluding proceeds for Tenant’s Personal Property, shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the negligence or willful misconduct of Landlord.

Tenant shall have the right to terminate this Lease if the Premises cannot, with reasonable diligence, be fully repaired within 365 days from the date of damage or destruction. The determination of the estimated repair periods in this Section 11 shall be made by an independent, licensed contractor or engineer within thirty (30) days after such damage or destruction. Landlord shall deliver written notice of the repair period to Tenant after such determination has been made and Tenant shall exercise its right to terminate this Lease, if at all, within ten (10) days of receipt of such notice from Landlord. Upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination),

(c) Limited Obligation to Repair. Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the same Landlord Improvements as built by Landlord, including the Parking Garage, but shall not include the Tenant Improvements.

(d) Abatement of Rent. Rent shall be temporarily abated proportionately, but for no more than twelve (12) consecutive months, during any period when, by reason of such damage or destruction there is substantial interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of the Premises. Such abatement of Rent shall be proportional to the extent of such interference with Tenant’s use of the Premises reasonably attributable to such damage or destruction (with the extent of such interference to be reasonably determined by Landlord), and shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to perform. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

(e) Damage Near End of Term. Anything herein to the contrary notwithstanding, if the Building is destroyed or materially damaged during the last twelve (12) months of the Term (unless Tenant has properly exercised an Option to Extend), then either Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage, by delivery of written notice to the other party and, in such event, upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). If neither Landlord nor Tenant elects to terminate this Lease, the repair of such damage shall be governed by Section 11(a) and 11(c).

12. EMINENT DOMAIN. If the Premises or any portion thereof shall be taken under the power of eminent domain or conveyed in lieu thereof, the taking of which materially and adversely interferes with the conduct of Tenant’s business, then Tenant shall have the right to terminate this Lease by furnishing written notice to Landlord. If Tenant does not terminate this Lease, Landlord shall proceed with due diligence to make all repairs necessary to restore the Premises to as near its former condition as circumstances will permit and the Lease shall remain in full force and effect, except that, effective on the date of taking or conveyance, the Premises shall be reduced by the portion of the Premises so taken or conveyed, and the Annual Base Rent shall be (a) proportionately reduced by the portion of the Premises taken or conveyed, and (b) equitably reduced to the extent that such taking or conveyance of other portions of the Premises materially and adversely interferes with the conduct of Tenant’s business. Damages awarded Landlord for such taking or conveyance shall belong to Landlord, provided that Tenant may assert a claim for the unamortized cost of any leasehold improvements paid for by Tenant, Tenant’s personal property, fixtures and moving expenses, the value of Tenant’s leasehold estate and the loss of Tenant’s business.

13. TENANT’S OBLIGATIONS.

(a) Insurance. Tenant shall maintain, at its expense, with an insurer(s) holding a Best’s Rating of A- or higher with Financial Size of Class VII or higher:

(i) Commercial General Liability Insurance. Commercial General Liability on a per occurrence basis using an ISO form (CG2001) or equivalent. The limits of liability of such insurance shall be an amount not less than Two Million Dollars ($2,000,000.00) per occurrence, and Two Million Dollars ($2,000,000) annual aggregate covering bodily injury (including death), personal injury, libel/slander, property damage liability, contractual liability and products/completed operations. Such policies shall name Landlord, and its agents and assigns, as additional insured with respect to this Lease, and provide at least twenty (20) days’ notice to Landlord prior to cancellation or termination, except for non-payment of premium, which shall require ten (10) days’ notice.

(ii) Insurance against fire, vandalism, malicious mischief, and such other additional perils as now are or hereafter may be included in a standard Special Perils coverage form, insuring all Tenant Improvements and Alterations made to the Premises, the Tenant’s trade fixtures, furnishings, equipment, stock, and other items of personal property in an amount not less than 100% of replacement value. Such insurance shall contain (a) no coinsurance or contribution clauses and (b) deductible amounts reasonably acceptable to the Landlord.

(iii) Workers’ Compensation and required by Law and Employer’s Liability insurance, with liability limits of no less than a $500,000 policy limit.

(iv) To the extent Tenant operates vehicles on the Premises, Tenant agrees to carry BAL insurance with limits of liability of not less than One Million Dollars ($1,000,000) Combined Single Limit per occurrence. This insurance shall cover bodily injury, including death and property damage for liability arising from its use of its owned, non-owned or hired vehicles.

(v) If at any time Tenant hires a parking attendant or charges for parking with regard to the Parking Garage, Tenant shall obtain, at its expense, a Garage Keeper’s Legal Liability endorsement to its liability policy, with limits of not less than $500,000, with Landlord named as an additional insured.

(b) Alterations. After completion of the original Tenant Improvements, as defined above, during the Term, Tenant may make additional improvements, alterations or additions (“Alterations”) to the Premises at Tenant’s cost and expense, provided that Alterations that exceed the cost of Thirty Thousand Dollars ($30,000.00) shall require Tenant obtains Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that no Landlord consent shall be required unless the Alterations would materially and adversely affect the Building structure or the mechanical or electrical systems of the Building. If Tenant makes any Alterations, Tenant agrees to:

(i) comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities, provided that Landlord shall cooperate with Tenant in securing any necessary permits, the cost for such permits to be borne by Tenant;

(ii) discharge by payment, bond or otherwise, any mechanics’ lien filed against the Premises (of which Tenant has written notice) for work, labor, services or materials performed at or furnished to the Premises on behalf of Tenant, except when such mechanics’ lien is filed by a contractor, subcontractor, materialman, laborer, employee or agent of Landlord, in which event, Landlord shall discharge such lien by payment, bond or otherwise; and

(iii) upon reasonable request from Landlord (in the case of alterations exceeding Thirty Thousand Dollars ($30,000.00), (A) furnish Landlord with plans of such Alterations and (B) furnish Landlord with contractors’ affidavits and lien waivers.

(c) Security System/Telecom. Tenant may install and maintain its own security and/or telecommunications system for the Premises. At its sole option, Tenant may remove any security, telephone or computer system or any portion thereof (the “Systems”) installed on behalf of

Tenant, provided Tenant repairs any damage caused by such removal. In no event, however, shall Tenant be required to remove any portion of the Systems (including, without limitation, cabling) installed in any wall, floor, partition, ceiling or under any floor covering.

(d) Condition on Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in substantially as good a condition as when entered, including as improved those original Tenant Improvements permanently affixed, except for loss or damages resulting from casualty, condemnation, acts of God, ordinary wear and tear. Tenant shall remove all movable furniture, trade fixtures or other personal property, including interior and exterior signage and repair any damage caused by such removal, and (iii) deliver the keys (and any combinations, as applicable) to the Premises to Landlord. For purposes of this Section 13, the term “trade fixtures” shall not include any permanently affixed items or equipment (such as without limitation walls, plumbing fixtures, HVAC equipment, sprinkler and fire safety, cables and utility lines, cafeteria improvements, carpeting, floor coverings, ornamental design enhancements, attached shelving/cabinetry, lighting fixtures (other than freestanding lamps), wall coverings, or similar Tenant improvements which shall remain on the Premises at the expiration or earlier termination of this Lease unless otherwise requested by Landlord in writing.

(e) Maintenance and Repair. Throughout the Lease Term, Tenant, at its sole cost and expense, shall keep, maintain, repair and replace the Premises, except as provided in Subsection 14(b), and all improvements and appurtenances within the Premises, including, without limitation, all interior walls, all doors and windows, all stairways, all wall surfaces and floor coverings, all Tenant Alterations, additions and improvements installed during the Lease Term, all sewer, plumbing, electrical, lighting, heating, ventilation and cooling systems, fire sprinklers, fire safety and security systems, fixtures and appliances and all wiring and glazing, in the same good order, condition and repair as they are in on the Commencement Date, or may be put in during the Lease Term, reasonable wear excepted, provided that wear which could be prevented by first class maintenance shall not be deemed reasonable.

(f) Failure to Maintain. If Tenant refuses or neglects to commence such repairs and/or maintenance for which Tenant is responsible under this Section 13 within a thirty (30) day period (or as soon as practical and in no event later than five (5) days, if the failure to initiate the repair threatens to cause further damage to the Premises) after written notice from Landlord and thereafter diligently prosecute the same to completion, then Landlord may (i) enter the Premises (except in an emergency, upon at least 24 hours advanced written notice) during Landlord’s business hours and cause such repairs and/or maintenance to be made and shall not be responsible to Tenant for any loss or damage occasioned thereby and Tenant agrees that upon demand, it shall pay to Landlord the reasonable cost of any such repairs, not exceeding the sum actually expended by Landlord, together with accrued interest from the date of Landlord’s payment at the Agreed Rate and (ii) elect to enter into a maintenance contract at a market rate for first-rate maintenance with a third party for the performance of all or a part of Tenant’s maintenance obligations, whereupon, Tenant shall be relieved from its obligations to perform only those maintenance obligations covered by such maintenance contract, and Tenant shall bear the entire cost of such maintenance contract which shall be paid in advance, as Additional Rent, on a monthly basis with Tenant’s Base Rent payments.

(g) Personal Property. Tenant shall pay all taxes on Tenant’s business and other personal property, and Landlord shall have no obligation regarding same.

(h) Other Utilities. At Tenant’s sole cost and expense, Tenant shall have the right to introduce into the Premises such other utilities as Tenant might require and Tenant shall pay the cost of such other utilities directly to the applicable utility companies, with Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, provided that such improvements shall be deemed an Alteration subject to the provisions of Subsection 13(b).

(i) Financial Reports. In addition to the financials reports required pursuant to Section 9, related to assignment and sublease, upon request of Landlord, but not more than annually, or at any time there is a proposed Change in Control of Tenant, or if Landlord is refinancing a loan secured by the Property, or selling the Property, Tenant, and any subsequent guarantor of this Lease, shall provide Landlord with financial statements for itself and also for its parent and/or affiliates if the Tenant’s financials are reported on a consolidated basis, or if Tenant’s financials are not reported separately, but reported with its parent’s or affiliate’s financials. The Tenant and/or parent may condition the release of financial information on Landlord’s execution of a commercially reasonable confidentiality agreement, provided such agreement allows the release of financial information to Landlord’s existing or potential lenders. Notwithstanding the foregoing, Tenant agrees to provide Landlord, to provide to its Lender, with copies of animal CPA audited financial statements within 180 days of the end of each fiscal year, until lender has received a statement showing net income of at least one dollar ($1.00).

(j) Key Man Insurance. Tenant acknowledges that Landlord is assuming a financing risk in funding the construction under this Lease with regarding to Tenant based, in part, on reliance on principal Rick Stollmeyer continuing to act as a controlling shareholder and/or officer of Tenant. According, Tenant agrees as a condition of this Lease to cause Rick Stollmeyer to agree to allow Landlord to purchase one or more “key man” insurance policies on the life (and/or in the event of disability) of Rick Stollmeyer, at Landlord’s expense, which will be payable to and owned by the Landlord. The Landlord, in its sole discretion, may select the amount and type of key man life and/or disability insurance purchased, and neither Rick Stollmeyer, nor the Tenant will have any interest in any such policy. Tenant shall cause Rick Stollmeyer to cooperate with the Landlord or its lender in securing this key man insurance, by submitting to all required medical examinations, supplying all information and executing all documents required in order for Landlord to secure the insurance thereby payable to Landlord.

14. LANDLORD’S OBLIGATIONS.

(a) Insurance. Landlord, as component of costs included in “Insurance Cost” referred to in Subsection 7(a) above, and subject to reimbursement from Tenant, shall maintain with an insurer(s) holding a Best’s Rating of A- or higher with Financial Size of Class VII or higher:

(i) Commercial General Liability Insurance on a per occurrence basis using an ISO form (CG2001) or equivalent. The limits of liability of such insurance shall be an amount not less than Two Million Dollars ($2,000,000.00) per occurrence, and Two Million ($2,000,000) annual aggregate covering bodily injury (including death), personal injury, libel/slander, property damage liability, contractual liability and products/completed operations. Such policies shall name Tenant, and its agents and assigns, as additional insured with respect to this Lease. At the option of Landlord, such insurance coverage may include the risks of terrorist acts, a rental loss endorsement, earthquake, and one or more loss payee endorsements in favor of Landlord and/or holders of any mortgage or deeds of trust encumbering the interest of Landlord in the Premises or any portion thereof If occupancy or use of the Premises presents an increased environmental hazard or pollution exposure, Landlord shall have the option to procure pollution legal liability insurance on behalf of the Tenant,

(ii) During the Term Landlord shall maintain Property insurance on a Special Perils form including coverage for Equipment Breakdown (including, at Landlord’s option, earthquake and flood coverage) on the Building, excluding coverage of all Tenant’s Personal Property located on or in the Premises, but including the Tenant Improvements.

(b) Services, Maintenance, Repair and Replacement. Landlord, at its sole cost and expense, but subject to triple net charge back pursuant to Section 7, above, shall provide or maintain the following: water and trash service, maintenance of the Parking Garage and other parking areas, including lighting and sweeping; elevator, maintenance including a maintenance contract with phone/data line/cable; fire alarm monitoring service; HVAC system maintenance, including a maintenance contract; landscaping and grounds keeping; and external pest control services, all of which are included in the definition of Operating Expenses for the purposes of Section 7.

Further, Landlord shall be responsible for repairing defects in the exterior walls (including all exterior glass which is damaged by structural defects in such exterior walls), supporting pillars, structural walls, roof structure and foundations of the Building and sewer and plumbing systems outside the Building, provided that the need for repair is not caused by Tenant, in which event Landlord shall, at Tenant’s sole cost and expense, repair same. Landlord shall repair and replace the Parking Garage and other parking surface areas, landscaping, drainage, irrigation, sprinkler and sewer and plumbing systems outside the Building systems when the useful life of each has expired, but Tenant shall be responsible for paying for such charges through triple net charges reserves per Section 7, above. Notwithstanding anything to the contrary herein, and as set forth herein, corrections to defects in the Landlord Improvements, and/or capital improvements to the Property not otherwise required by changes to or new Applicable Laws shall not be Annual Additional Rent, or otherwise the financial obligation of Tenant.

Tenant shall give Landlord written notice of any need of repairs which are the obligation of Landlord hereunder and Landlord shall have a reasonable time to perform same. Should Landlord default as provided in Section 14(b) with respect to its obligation to make any of the repairs assumed by it hereunder with respect to the Building, Tenant shall have the right to perform such repairs and Landlord agrees that within thirty (30) days after written demand accompanied by detailed invoice(s), it shall pay to Tenant the cost of any such repairs together with accrued interest from the date of Tenant’s payment at the Agreed Rate. Landlord shall not be liable to Tenant, its employees, invitees, or licensees for any damage to person or property, and Tenant’s sole right and remedy shall be the performance of said repairs by Tenant with right of reimbursement from Landlord of the reasonable fair market cost of said repairs, not exceeding the sum actually expended by Tenant, together with accrued interest from the date of Tenant’s payment at the Agreed Rate, provided that nothing herein shall be deemed to create a right of setoff or withholding by Tenant of Base Rent or Additional Rent or any other amounts due herein. Tenant hereby expressly waives all rights under and benefits of Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect to make repairs and offset the cost of same against rent or to withhold or delay any payment of rent or any oilier of its obligations hereunder.

(c) Utilities. Landlord shall install utilities in accordance with the Landlord Plans and Specifications. Tenant will make all arrangements and pay all charges for water, sewer, gas, electricity, data/telephone/cable/satellite and other utilities supplied to or used by Tenant on the Premises. This includes, without limitation, paying any deposits and hook up charges. Landlord shall not be liable to Tenant for any interruption or curtailment of any utility services not caused by Landlord’s breach of any of its obligations under this Subsection 14(e) hereof provided Tenant has given Landlord prior notice of the condition requiring remediation, when such condition was reasonably ascertainable or discoverable by Tenant, and such notice specified the obligation to be performed by Landlord. Nor will any interruption or curtailment of utility services not caused by Landlord’s breach of any of its obligations under this Subsection 14(c) when Tenant has given Landlord prior notice of the condition requiring remediation, when such condition was reasonably ascertainable or discoverable by Tenant, and such notice specified the obligation to be performed by Landlord, constitute constructive eviction.

(d) Landlord Covenant on Death of Landlord Loan Guarantor. Landlord agrees with regard to its Construction Loan and Construction Loan Take Out Financing to endeavor to include a provision that the death or incapacity of any third party guarantor of such loan, if an individual or trustee, will not trigger a loan event of default for at least ninety (90) days after such death or incapacity.

15. INDEMNIFICATION.

(a) Tenant shall indemnify, hold harmless, and defend Landlord from and against any and all liability, loss, damage, costs, or expenses (including court costs and reasonable attorneys’ fees, but excluding consequential damages) incurred by Landlord in connection with any and all claims, demands, or suits for damages, contribution, injunction or any other kind of relief to the extent any of them are directly caused by, arise out of or result from (i) the negligence or willful misconduct of Tenant, its agents, contractors or employees on the Premises; and (ii) Tenant’s or its agent’s, contractor’s or employee’s failure to comply with any and all federal, state and local laws (except any workers’ compensation laws) related to the use or condition of the Premises.

(b) Landlord shall indemnify, hold harmless, and defend Tenant from and against any and all liability, loss damage, costs, or expenses (including court costs and attorney’s fees, but excluding consequential damages) incurred by Tenant in connection with any and all claims, demands or suits for damages, contribution, injunction or any other kind of relief to the extent any of them are directly caused by, arise out of or result from (i) the negligence or willful misconduct of Landlord, its agents, contractors or employees on the Premises and (ii) Landlord’s or its agent’s, contractor’s or employee’s failure to comply with any and all federal, state and local laws (except workers’ compensation laws) related to the use or condition of the Premises.

(c) Nothing in this Section 15 is intended to require indemnification for any property claim for which insurance is required to he maintained under the terms of this Lease. The rights and obligations of Landlord and Tenant under this Section 15 shall survive the expiration or earlier termination of this Lease.

16. LANDLORD’S LIABILITY.

(a) The term “Landlord” as used herein shall mean only the owner or owners at the time in question of the fee title. In the event of any transfer of such title or interest, the Landlord herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from, and after the date of such transfers of all liability for the Landlord’s obligations thereafter to be performed; provided, however, that any funds in the hands of the Landlord or the then grantor at the time of such transfer in which the Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by the Landlord shall, subject as aforesaid, be binding on the Landlord’s successors and assigns only during their respective periods of ownership.

(b) If the initial Landlord hereunder is a joint venture, corporation, limited liability company, partnership or sole partnership (“Owner”), then, in consideration of the benefits accruing hereunder, the Tenant, its successors and assigns, agree that, in the event of any actual or alleged failure, breach or default hereunder by the initial Landlord:

(i) The sole and exclusive remedy shall be against the Premises and the Owner’s interest in the Premises. There shall be no recourse against the Owner personally or any other assets of the Owner;

(ii) No joint venturer, shareholder, member, partner or sole proprietor of the Owner (“Member”) shall be sued or named a party in any suit or action (except as may be necessary to secure jurisdiction of the Owner);

(iii) No service of process shall be made against any Member (except as may be necessary to secure jurisdiction of the Owner);

(iv) No Member shall be required to answer or otherwise plead to any service of process unless such Member is the Owner;

(v) No judgment will be taken against any Member unless such Member is the Owner;

(vi) Any judgment taken against any Member may be vacated and set aside at any time nunc pro tunc unless such Member is the Owner;

(vii) No writ of execution will ever be levied against the assets of any Member; and

(viii) These covenants and agreements are enforceable by the Owner and also by any Member thereof.

17. TENANT DEFAULT. If Tenant shall:

(a) file or have filed against it a petition or case under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state and such petition or case is not discharged within sixty (60) days;

(b) fail to pay any installment of Base Rent or Additional Rent within ten (10) days after receiving written notice from Landlord that the same is overdue; or

(e) fail to fulfill any other covenant or provision of this Lease on its part to be performed and fail to remedy such failure within thirty (30) days after Landlord shall have given Tenant written notice of such failure; or

(d) default on the Tenant’s obligations to initiate, continue and complete the Tenant Improvements no later than twenty (20) months after the Execution Date, as extended by Landlord Delays, Force Majeure Delay, and/or Regulatory Delay within thirty (30) days after Landlord’s written notice to Tenant of such failure; provided, a default under this subsection (d) shall be deemed cured if, after default under this subsection, the Landlord assumes control of the Deposit Control Account funds to use toward completing the Tenant Improvements, then, except for a default under subdivision (d), the same shall be a “Tenant Event of Default” and Landlord shall have all rights, powers and remedies available at law or equity including, without limitation, the right to damages for breach of the Occupancy Covenant specified in Section 5(c), hereof, and rights under California Civil Code Section 1951.2(a)(3), to recover at the time of the award the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided. Landlord shall use all commercially reasonable efforts to mitigate its damages in the event of default by Tenant. Landlord and Tenant agree that any such duty to attempt to mitigate shall be satisfied and Landlord shall be conclusively deemed to have used objectively reasonable efforts to relet the Premises by doing the following: (a) posting a “For Lease” sign on the Premises, and (b) advising Landlord’s leasing staff or agents of the availability of the Premises. If Landlord receives any payments from the reletting of the Premises, any such payments shall first be applied to any damages, costs or expenses, including attorneys’ fees, incurred by Landlord as a result of Tenant’s Event of Default under the Lease as set forth above, and in no event shall Tenant be entitled to any excess of rent (or rent plus other sums) obtained by reletting over and above the rent herein reserved. The rights of Landlord under this Section 17 shall survive the expiration or earlier termination of this Lease. With regard to subdivision (d), the Landlord’s sole remedy, provided there are no other uncured Tenant Events of Default including Tenant’s failure, inability to or maintain the Deposit Account, (in which case Landlord reserves all rights hereunder for such other Tenant Events of Default), shall be to take over control of the Deposit Control Account pursuant to its security interest for the express and limited purpose of using the funds that remain in the Deposit Control Account toward completing the agreed on Tenant Improvements.

18. LANDLORD DEFAULT. If Landlord shall:

(a) file or have filed against it a petition or case under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state and such petition or case is not discharged within ninety (90) days; or

(b) fail to fulfill any covenant or provision of this Lease on its part to be performed and fail to remedy such failure within thirty (30) days after Tenant shall have given Landlord written notice of such failure, then the same shall be an event of default and Tenant shall have all rights, powers and remedies available at law or equity.

19. SUBORDINATION, NON-DISTURBANCE, ATTORNMENT.

(a) Future Encumbrances. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust or ground lease hereafter placed on all or any part of the Premises, provided that Landlord shall deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement substantially in the form attached hereto as Exhibit G (the “SNDA”) executed by the holder thereof (“Holder”). Upon execution by Tenant, Landlord shall record the SNDA in the San Luis Obispo County Recorder’s Office (the “Recording Office”), at Landlord’s sole cost.

(b) Existing Encumbrances. Simultaneously with the execution and delivery of this Lease, Landlord shall deliver to Tenant the SNDA executed by each Holder of any mortgage, deed of trust or ground lease then encumbering all or any part of the Premises. Tenant shall execute the SNDA simultaneously with the execution of this Lease. Landlord shall, within ten (10) days of the execution of this Lease, record the SNDA(s) in the appropriate Recording Office, at Landlord’s sole cost,

(c) Payments to Holder. Tenant shall be entitled to rely upon any notice requesting that Tenant make all future rent payments to a Holder and Tenant shall not be liable to Landlord for any payment made to a Holder in accordance with such notice.

20. ENVIRONMENTAL COMPLIANCE.

(a) Landlord represents and warrants to Tenant that (i) there have been no orders, notices of violation, complaints or other similar communications issued by federal, state or local governmental agencies and, except as described in the summary attached hereto as Schedule III, Landlord has no knowledge, after due investigation, of any actual, potential or alleged violations of Environmental Laws (hereinafter defined), regarding any acts or omissions upon or affecting the Premises before the date of this Lease, or which will impact or delay Tenant’s occupancy as of the Commencement Date; (ii) during the term of this Lease, Landlord will comply with and will require other tenants of the Premises to comply with all Environmental Laws; (iii) Landlord, its agents, contractors and employees have at all times prior to the date of the Lease operated the Premises and released, used, handled, generated, manufactured, treated, transported from, stored or disposed of any substance, chemical or waste which is regulated by the Environmental Laws (“Hazardous Material”) in strict compliance with those laws on the Premises; (iv) except as disclosed in writing by Landlord to Tenant prior to the date of the Lease, Landlord is not aware of the presence on the Premises of any asbestos, polychlorinated biphenyls (“PCBs”) or other known hazardous substances, materials, chemicals or waste, as those terms are defined under applicable Environmental Laws, other than normal household and janitorial supplies and chemicals and consumer amounts of petroleum products, wells or underground storage tanks; (v) if Hazardous Material in, on or adjacent to the Premises results in any contamination of the Premises, including its soil, surface, or groundwater, not caused by Tenant, Landlord will cleanup and remove the Hazardous Material in accordance with the applicable Environmental Laws and remediate the Premises to the condition approved by the applicable governmental agency(ies), and indemnify, defend and hold harmless Tenant from and against any liability, loss and damages arising from or related to such Hazardous Materials not caused by Tenant; (vi) there are no underground storage tanks on the Premises; (vii) except as disclosed in writing by Landlord to Tenant prior to the date of the Lease, Landlord is not aware of any condition on the Premises or in the area surrounding the Premises that will materially and adversely affect the Premises, including its value, Tenant’s use and enjoyment of the Premises or Landlord’s ability to perform its obligations under this Lease.

(b) Notwithstanding any provision in the Lease to the contrary, Landlord shall indemnify, hold harmless and defend, at Tenant’s request, Tenant from and against any and all liability, loss, damages or expense (including court costs, attorneys’ and consultants’ fees and clean-up costs), incurred by Tenant in connection with any and all claims, demands or suits for damages, injunction, remediation, contribution or other relief to the extent any of them are caused by, arise out of or result from (i) any breach of Landlord’s warranties contained in this clause, (ii) the generation, storage, use, handling, discharge, release or disposal, as those terms are defined under applicable Environmental Laws, of any Hazardous Material, at the Premises, which occurred prior to the date of the Lease or during the term of the Lease, other than those caused, in whole or in part, by the action or inaction of Tenant.

(c) For the purposes of this clause, the term “Environmental Laws” shall mean any federal, state, county or local law, statute, ordinance, code, rule or regulation relating to the protection of the environment, health or safety, as the same may be amended from time to time, including, but not limited to the following: (i) the Clean Air Act (42 U.S.C. §7401, et seq.), (ii) the Clean Water Act (see U.S.C. § 1251, et seq.), (iii) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. §9601, et seq.), (iv) Toxic Substances Control Act (15 U.S.C. §2601, et seq.), (v) the Federal Insecticide, Fungicide and Rodenticide Act of 1986, as amended (7 U.S.C. §135, et seq.), (vi) the Safe Drinking Water Act (42 U.S.C. §300(f), et seq.); (vii) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. §9601, et seq.); (viii) the Occupational Health and Safety Act (29 U.S.C. §651, et seq.); (ix) the Hazardous Materials Transportation Act (49 U.S.C. §1801, et seq.), (x) the Noise Control Act of 1972 (42 S.C. §4901, et seq.), (xi) Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001-11050), and (xii) the National Environmental Policy Act (42 U.S.C. §§4321-4347).

(d) This Section 20 shall survive the expiration or sooner termination of this Lease.

21. RECORDING. Neither Landlord nor Tenant shall record this Lease. Contemporaneously with the execution of this Lease, Landlord and Tenant shall execute a memorandum of lease containing such information as shall be required by the appropriate state statutes, and such other information, restrictions or benefits as Tenant may reasonably require, substantially in the form attached hereto as Schedule IV. Landlord shall, within ten (10) days after the execution of this Lease, at Landlord’s sole cost, record the memorandum of lease in the appropriate Recording Office. Landlord shall not, without Tenant’s prior written consent, disclose the contents of this Lease to any third party except Landlord’s professional advisors, existing and potential lenders or potential buyers or partners of the Property.

22. ESTOPPEL CERTIFICATE. Tenant shall, upon thirty (30) days prior written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating, to the reasonable knowledge of Tenant as of the date made: (a) the date this Lease was executed; (b) the Commencement Date and the Expiration Date; (c) the monthly installment amount of Annual Base Rent and other Additional Rents or payments due hereunder and the date to which all such rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties as to this lease transaction (or identifying those other documents which, together with this Lease, form the entire agreement between the parties as to this lease transaction); (f) that all required contributions by Landlord to Tenant on account of Tenant’s improvements have been received (or specifying those required contributions which Landlord has not made); (g) that as of the date of the statement there are no existing defenses or offsets which Tenant has against the enforcement of this Lease by Landlord except as set out by Tenant; (h) that no Annual Base Rent has been paid for more than one (1) month in advance except as set out by Tenant; (i) that no security has been deposited with Landlord; and, (i) any other information or facts requesting party may require, whether to issue a loan, complete a purchase or other transaction. Any such statement may be relied upon by a prospective purchaser or mortgagee of Landlord’s interest in the Premises. Landlord shall, upon thirty (30) days prior written request by Tenant, deliver to Tenant or its designee an estoppel certificate, in the substance and form described above, describing the status of this Lease and any ground lease, underlying lease or mortgage encumbering the Premises.

23. ARBITRATION OF DISPUTES.

(a) FMV Rent Determinations. With regard to any dispute either in connection with the setting the FMV Rent for any Extension Term, subject to the 94% minimum and 103% maximum, the Parties, within fifteen (15) days after the request of either Landlord or Tenant, shall jointly appoint a certified MAI commercial real estate appraiser with a minimum of ten (10) years full-time experience in appraising commercial real property in San Luis Obispo County. If Landlord and Tenant cannot agree on an acceptable appraiser, Landlord and Tenant shall each choose, within fifteen (15) days thereafter, its own appraiser who meets the qualifications described above, and failing to do so shall constitute the appointment of the other’s appraiser, who shall make such rent determination. Otherwise, the two appraisers shall make such rent determination. If the two appraisers are unable to agree on Fair Market Value Rent, within twenty (20) days of their appointment, they shall then jointly select, within tell (10) days thereafter, a third appraiser who meets the qualifications described above. Within twenty (20) days after appointment of the third appraiser, the appraisers shall determine the Fair Market Value Rent, by the decision of a majority of them. If a majority of appraisers are unable to set such rent within such period, the appraisals shall be added together and their total divided by the number of appraisals, the resulting quotient shall be the applicable rent; provided that if the low appraisal and/or the high appraisal is more than 10% lower or 10% higher than the middle appraisal, then such lower and/or higher appraisal shall be disregarded. The determination of the arbitrator(s) shall be final and binding on Landlord and Tenant, and shall be applicable as of the rent commencement date for the payment of such rent. The cost of the arbitrator(s) shall be borne equally by the parties.

(b) Disputes Excluded From Arbitration. The following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein; (i) Disputes for which a different resolution determination is specifically set forth in this Lease or the Loan Agreement, attached as Schedule II; (ii) all claims by either party which (A) seek anything other than enforcement or determination of rights under this Lease, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages; (iii) claims relating to (A) Landlord exercise of any unlawful detainer rights pursuant to applicable law or (B) rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises, all of which disputes shall be resolved by suit filed in Superior Court of the County of San Luis Obispo, the decision of which court shall be subject to appeal pursuant to California law.

(c) Arbitration for Non-Monetary Disputes. Except with regard to any dispute or other matter relating to the FMV Rent determinations made pursuant to Subsection 23(a) or disputes excluded from Arbitration under Subsection 23(b), Landlord and Tenant agree that, if and to the extent that any dispute between them arising out of or relating to this Lease or the breach thereof (collectively, “Non-Monetary Disputes”) cannot be resolved, such Non-Monetary Dispute shall at the election of either party he submitted to arbitration in accordance with this Subsection 23(c). If either party (the “Initiating Party”) elects to submit any Non-Monetary Dispute to arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding upon the parties. The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes (and if less than $50,000 is in dispute, in accordance with “Expedited Procedures” of AAA Commercial Arbitration Rules), and the provisions of California Code of Civil Procedure Section 1283.05, or any successor or amended statute or law containing similar provisions. The decision of the arbitrator(s) shall be final and binding on Landlord and Tenant. The arbitrator(s) shall award to the prevailing party, if any, as determined by the arbitrator(s), all of its costs and fees. “Costs and fees” shall mean all expenses of the arbitration, including the arbitrators’ fees, attorneys’ fees, and reasonable legal expenses. Notwithstanding the foregoing, nothing contained in this subparagraph shall be deemed to limit or restrict Landlord’s rights to file an unlawful detainer action under California Code of Civil Procedure §§1161 et seq. and obtain a judgment thereunder.

(d) Tolling. Whenever a matter which has been submitted to arbitration involves a dispute as to whether or not a particular act or omission (other than a failure to pay money) constitutes an Event of Default, the time to commence or cease such action shall he tolled from the date that the Notice of Arbitration is served through and until the date the Arbitrator renders his or her decision. Provided however, that this provision shall NOT apply if the Arbitrator determines that the Arbitration Notice was prepared in bad faith. Whenever a dispute arises between the Parties concerning whether or not the failure to make a payment of money constitutes a default, the service of an Arbitration Notice shall NOT toil the time period in which to pay the money. The Party allegedly obligated to pay the money may, however, elect to pay the money “under protest” by accompanying said payment with a written statement setting forth the reasons for such protest. If thereafter, the Arbitrator determines that the Party who received said money was not entitled to such payment, said money shall be promptly returned to the Party who paid such money under protest together with Default Interest thereon. If a Party makes a payment “under protest” but no Notice of Arbitration is filed within thirty days, then such protest shall be deemed waived.

24. HOLDING OVER. If Tenant shall hold over after the expiration of the Term, its tenancy shall be on a month-to-month basis (except that Landlord shall not have the right to terminate such month-to-month tenancy for the first 120 days after the Expiration Date) and shall be subject to all of the terms, conditions, provisions and obligations of this Lease, except that each monthly installment of Annual Base Rent shall be one hundred percent (100%) for the first 120 days and one hundred fifty percent (150%) of the monthly Annual Base Rent installment thereafter that applied to the last month of the Term. This holdover rental amount shall be Landlord’s exclusive right and remedy against Tenant and shall be deemed to cover all liabilities, obligations or charges which may be incurred by Landlord because of a holdover by Tenant.

25. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights, dedications and encroachments that Landlord deems necessary or desirable, and to cause the recordation of conditions, covenants and restrictions, so long as such easements, rights, dedications, revised maps, encroachments and conditions, covenants and restrictions do not unreasonably interfere with the use of the Premises by Tenant or materially increased Tenant’s actual or potential monetary and non-monetary obligations under this Lease. Tenant shall sign any of the aforementioned or other documents, and take such other actions, which are reasonably necessary or appropriate to accomplish such granting recordation and subordination of the Lease to same, upon request of Landlord, and failure to do so within ten (10) business days of a written request to do so shall constitute a material breach of this Lease.

26. FORCE MAJEURE. In any case where either party hereto is required to do any act (other than the payment of money), delays caused by or resulting from Ads of God or Nature, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor or materials or equipment, government regulations, delay by government or regulatory agencies with respect to approval or permit process, unusually severe weather, or other causes beyond such party’s reasonable control (“Force Majeure Delays”) the time during which act shall be completed, shall be deemed to be extended by the period of such delay, whether such time be designated by a fixed date, a fixed time or “a reasonable time.” Any Force Majeure Delay or the current Property owner’s failure to perform the ground lease, which by virtue of its length frustrates the fundamental purpose of this Agreement prior to the Landlord Substantial Completion Date shall be grounds for termination on notice of either party as a Force Majeure event.

27. MODIFICATIONS REQUIRED BY LANDLORD’S LENDER. If any lender of Landlord requires a modification of this Lease that will not increase Tenant’s cost or expense or adversely change Tenant’s rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required by such lender and deliver them to Landlord within ten (10) days after the request.

28. NOTICES. Any notice required or permitted under this Lease shall be in writing, sent by a reputable private carrier of overnight mail or mailed by United States Certified Mail, Return Receipt Requested, postage prepaid, in each case addressed to the Landlord or either or both Tenants as set forth in Section 1. Either Landlord or Tenant may, by notice to the other, change the address(es) to which notices are to be sent. All notices shall be deemed effective upon receipt or upon refusal to accept delivery.

29. NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of the Lease or a termination by Landlord will not work a merger and will, at the option of Landlord, terminate all of any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any subtenancies.

30. AGREED INTEREST RATE. Except as expressly herein provided in Subsection 8(c), any amount due to either party not paid when due shall bear interest at the Bank of America prime rate (“Agreed Rate”). Payment of such interest shall not excuse or cure any default by Tenant under this Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to the payer by application of the amount of excess interest paid against any sums outstanding in any order that payee requires if the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to the payer by the payee. To ascertain whether any interest payable exceeds the limits imposed, any non principal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

31. BROKERS. Each party represents to the other that (i) it has not dealt with any broker, agent or other intermediary who is or may be entitled to be paid a broker commission or finder’s fee in connection with this Lease and (ii) there are no claims for brokerage commissions or finder’s fees in connection with this Lease.

32. FOR SALE/LEASE SIGNS. Landlord may, at any time, place on or about the Premises any ordinary “For Sale” signs and the Landlord may, at any time during the last eleven (11) months of the Term (or during any period in which the Tenant is in default under this Lease), place on or about the Premises any ordinary “For Lease” or similar signs, all without rebate of rent or liability to the Tenant.

33. WAIVER OF SUBROGATION. The Landlord and the Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, and agents and representatives of the other, for loss of or any damage to such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any valid and collectible insurance policy in force at the time of such loss or damages.

34. SATELLITE INSTALLATION. Subject to the following provisions of this Section 34, Landlord grants Tenant the exclusive right to install, operate and maintain, at Tenant’s expense and risk, a lawfully permitted antenna(e), satellite dish and associated equipment (the “Satellite Equipment”) at a location on the Premises to be determined by Tenant and reasonably acceptable to Landlord and consistent with all CC&Rs and/or governmental regulations, laws and ordinances applicable to the Property. Tenant shall submit to Landlord for its approval, a full set of engineering plans and specifications for the proposed Satellite Equipment installation, such approval not to be unreasonably withheld, conditioned or delayed;

(a) Tenant shall obtain all necessary municipal, state and federal permits and authorizations required to install, maintain and operate the Satellite Equipment and pay any charges levied by government agencies which are the sole result of Tenant having the Antenna Equipment. Landlord agrees to cooperate with Tenant in obtaining all such permits and authorizations, at no cost or expense to Landlord;

(b) Tenant agrees that the installation will not violate existing roof warranties, if placed on the roof and agrees to maintain the Satellite Equipment in a good state of repair and to save Landlord harmless from any claims, liability or expenses resulting from the erection, maintenance, operation, existence or removal of the Satellite Equipment, provided that such loss, costs or damages are not due, in whole or in part, to the negligence or willful misconduct of Landlord, its agents, employees or contractors;

(c) At the conclusion of the Term, Tenant shall remove the Satellite Equipment and surrender and restore the Premises to Landlord in accordance with the provisions of Subsection 13(e); and,

(d) The liability insurance to be carried by Tenant pursuant to the provisions of this Lease shall include coverage for Tenant’s activity related to the Satellite Equipment.

35. MISCELLANEOUS.

(a) Governing Law. The exercise, validity, construction, operation and effect of the terms and provisions of this Lease shall be determined and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed in the State of California Governing Law. Landlord and Tenant hereby consent to personal jurisdiction and venue of any California state court located in the County of San Luis Obispo and United States District Courts for the Central District of California, and any successor court, and the service or process by any means authorized by such court.

(b) Construction. The language of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. The rule of construction which allows a court to construe a document more strictly against its author shall not govern the interpretation of this Lease.

(c) Remedy. No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given by this Lease or now or hereafter existing at law or in equity. The failure of either party to insist upon the strict performance of any obligation shall not be deemed a waiver thereof.

(d) Severability. Many provision of this Lease, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(e) Binding Agreement. Subject to any provisions hereof restricting assignment or subletting by the Tenant and subject to the limitations in Section 16, the terms and conditions contained in this Lease shall bind the parties, their personal representatives, successors, and assigns.

(f) Time is of the Essence. Landlord and Tenant agree that in fulfilling all terms and conditions of this Lease, time is of the essence.

(g) Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

(h) Entire Agreement. This Lease, the exhibits hereto which by this reference are incorporated herein as though set forth in full herein, covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein. The Landlord has made no representations or promises whatsoever with respect to the Premises except those contained herein, and no other person, firm or corporation has at any time had any authority from the Landlord to make any representations or promises on behalf of the Landlord. If any such representations or promises have been made by others, the Tenant hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law, or custom to the contrary notwithstanding. Except as otherwise provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or grant any person any rights or remedies under or by reason of any term or condition contained in this Lease.

(i) Attorneys’ Fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce the provisions of this Lease, the prevailing party shall be entitled to recover actual attorneys’ fees incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of the action and shall be paid whether or not such action is prosecuted to judgment. The attorneys’ fees to be awarded the prevailing party may be determined by the court or arbitrator in the same action or in a separate action brought for that purpose. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of actual attorneys’ fees and costs incurred in enforcing such judgment. The award of attorneys’ fees shall not be computed in accordance with any court or arbitration schedule, but shall be made so as to fully reimburse the prevailing party for all attorneys’ fees, paralegal fees, costs and expenses actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate the prevailing party for all attorneys’ fees, paralegal fees, costs, and expenses paid or incurred in good faith. For purposes of this subsection, attorneys’ fees shall include, without limitation, attorneys’ fees, costs, and expenses incurred up to and including the entry of any judgment or order. Attorneys’ fees allowable hereunder shall also include any attorneys’ fees and costs incurred by one party in order to prosecute or protect its rights as a result of a petition of proceeding filed under Title 11 U.S.C. (or similar future laws) by the other party.

(j) No Agency. Neither party is the agent nor partner of the other, and the legal relationship between the parties hereto shall be governed solely by the terms of this Lease when duly executed by both parties with respect to the transactions contemplated hereby.

(k) Joint and Several Tenancy. Both entities executing this Lease shall be considered the Tenant and their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease, or under or with respect to any of the terms hereof shall be fully binding on each and all of the entities persons executing this Lease as a Lessee.

(l) Sale. If the Property is sold and Landlord retains no direct ownership of the Property, Landlord shall remain liable under this Lease for any claims arising up to the date of ownership transfer, but shall be released of liability after the date of ownership transfer, and the purchaser of the Premises shall be deemed to have assumed all liability and agreed to carry out all of the obligations of the Landlord under this Lease from the date of ownership transfer going forward.

(m) Accord and Satisfaction. No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

(n) Gender; Number. Whenever the context of this Lease requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

(o) Captions. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope of meaning of this Lease or any provision of this Lease.

(p) Counterparts. This Lease may be executed in several counterparts, all of which constitute one and the same instrument.

36. SIGNAGE. Tenant, as part of its Tenant Improvements, shall be responsible for installation of any signs, whether monument or on the façade of the Building. All signs shall be designed and placed in a manner consistent with any CC&Rs and governmental regulations. The Tenant shall maintain the all signs in good condition and repair at its own expense. No other sign, placard, picture, advertisement, name, or notice shall be inscribed, displayed, printed, or affixed to or near any part of the outside or inside of the Building without the written consent of the Landlord first had and obtained and without full compliance with all governmental requirements.

37. TENANT’S RIGHT OF FIRST NEGOTIATION. Tenant acknowledges that Landlord is the tenant under a ground lease with a third party; however, if Landlord, as the ground tenant, desires to transfer its interest in the ground lease or elects to obtain fee title to the Property and thereafter desires to sell Property as improved, Landlord shall notify Tenant, and Tenant shall have first right to negotiate the purchase price, terms and conditions for Tenant’s purchase of Landlord’s interest in the ground lease or Property and its Improvements. If the parties are unable to agree to the basic terms of the purchase, including obtaining third party approvals, if required, within ninety (90) days, Tenant’s right shall terminate and shall not be continuing. Tenant’s rights under this Section shall be subordinate to the rights of the ground lease and all mortgages to which Landlord may hereafter subject the Premises. A foreclosure by such mortgagee or transfer in lieu of foreclosure to such mortgagee shall not constitute a “sale or transfer” for purposes of this Section. Tenant shall execute such further agreements reasonably requested by any such mortgagee, including a subordination agreement, confirming the foregoing. This Section shall not apply to a proposed sale or transfer by Landlord of its interest in the ground lease or Property, if acquired, to an affiliate of Landlord in which Landlord remains a controlling owner, provided such affiliate shall agree in writing to be subject to and bound by all provisions in this Lease and in any other agreements between the Parties that are ancillary or related to this Lease. Notwithstanding the forgoing, should Tenant and Landlord agree to terms in first ninety (90) day negotiation period, but Tenant requires additional time to complete the purchase, Landlord shall grant Tenant thirty (30) additional days to complete its purchase of the ground lease or Property. Notwithstanding anything contained herein to the contrary, Tenant’s Right of First Negotiation is limited to the original Tenant, and the rights set forth under this Section 37 shall terminate upon the original Tenant’s assignment or sublease of all or part of this Lease.

38. OFAC/PATRIOT Act.

(a) At all times throughout the Term, Tenant and all of its respective Affiliates shall (and Tenant shall provide in any sublease that any subtenant shall) (i) not be a Prohibited Person; (ii) not knowingly engage in any dealings or transactions that evade or avoid, or have the purpose of evading or avoiding, or attempting to violate any Prescribed Laws, or be otherwise associated with or engaged in business with any Prohibited Person; (iii) be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC (including those executive orders and lists published by OFAC with respect to Prohibited Persons); and (iv) otherwise be in full compliance with all Prescribed Laws.

(b) At all times throughout the Term, Landlord and all of its respective Affiliates shall (i) not be a Prohibited Person; (ii) not knowingly engage in any dealings or transactions that evade or avoid, or have the purpose of evading or avoiding, or attempting to violate any Prescribed Laws, or be otherwise associated with or engaged in business with any Prohibited Person; (iii) be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC (including those executive orders and lists published by OFAC with respect to Prohibited Persons); and (iv) otherwise be in full compliance with all Prescribed Laws.

(c) For purposes of this Section “Prescribed Laws” means, collectively, (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA Patriot Act of 2001); (ii) the Executive Order; (iii) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V); (iv) the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq.; and (v) all other Legal Requirements relating to acts of war, drug trafficking, anti-money laundering, terrorism, or similar activities that threaten the security of the United States of America.

39. ATTACHMENTS. The following exhibits form a part of this Lease and were attached before this Lease was signed by the parties:

Exhibits:

A	-	Property Legal Description

A-1	-	Site Plan

B-1	-	Landlord Improvement Plans and Specifications

B-2	-	Tenant Improvement Plans and Specifications

B-3	-	Substantial Completion Date Addendum

C	-	Commencement Date Addendum

D	-	Project Timeline and Milestone Dates

E	-	GMP Budget and Annual Rent Calculation

E-1	-	Final GMP Budget and Annual Rent Calculations

F	-	Estimate of the Annual Additional Rent

G	-	Subordination, Non-Disturbance and Attornment Agreement

Schedule I-	Wiring Instructions
Schedule II-	Summary of Environmental Conditions
Schedule III-	Security Agreement
Schedule IV-	Memorandum of Lease

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.

LANDLORD:	TENANT:

SLO Tech Campus, LLC	MINDBODY, Inc.
a California limited liability company	a California corporation
By: NKT Commercial, LLC a California limited liability company	By:	/s/ Rick Stollmeyer
Its: Manager		Rick Stollmeyer, Its: President

By:	Dated:	10/11/13
Nicholas J. Tompkins, Its: Manager

Dated:

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.

LANDLORD:		TENANT:

SLO Tech Campus, LLC		MINDBODY, Inc.
a California limited liability company		a California corporation
By: NKT Commercial, LLC a California limited liability company		By:
Its: Manager		Rick Stollmeyer, Its: President

By:	/s/ Nicholas J. Tompkins	Dated:
Nicholas J. Tompkins, Its: Manager

Dated:	10-11-2013

EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SAN LUIS OBISPO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

That portion of the land described in the deed recorded in Book 1349, Page 101 of Official Records, of the County of San Luis Obispo, State of California, being also a portion of Lots 80 and 81 of the San Luis Obispo Suburban Tract, lying Northerly of the following described line:

beginning at a point on the Southwesterly line of Parcel “D” of Parcel Map CO 74-270, recorded in Book 16, Page 49 of Maps, records of said County, distant thereon 543.00 feet from the Northwesterly comer thereof; thence North 66° 52’ 08” East, 316.27 feet to a point on the Northeasterly line of said deed, distant thereon 552.16 feet from the Northeasterly corner thereof.

Parcel. 2:

That portion of Parcel “D” of Parcel Map CO 74-270, recorded in Book 16, Page 49 of Maps, in the County of San Luis Obispo, State of California, lying Northerly of the following described line:

beginning at a point on the Southwesterly line of said parcel distant thereon 543.00 feet from the Northwesterly corner thereof; thence North 66° 52’ 08” East, 316.27 feet to a point on the Northeasterly line of the land described in the deed recorded in Book 1349, Page 101, of Official Records, distant thereon 552,16 feet from the Northeasterly corner thereof.

APN: 053-422-006

***

-A-

EXHIBIT A-1

SITE PLAN

A-1

EXHIBIT A–1

MINDBODY
ARCHITECTURAL SITE PLAN
rrmdesigngroup
MINDBODY
A-1.1

Mindbody

Parking Count

Location	Standard	Future	Compact	Accessible	Total

On Site	84	26	0	4	114

Parking Garage
Ground Floor	49	0	36	2	87
Second Level	57	0	36	1	94
Third Level	60	0	36	1	97
Fourth Level	32	0	2	1	35
					313

Grand Total					427

prepared by RRM and Nova Structures 9-19-2013

MINDBODY OFFICE BUILDING
PARKING STRUCTURE

651 TANK FARM ROAD
SAN LUIS OBISPO CALIFORNIA

DESIGN BUILDER:

NOVA
STRUCTURES INC.

MINDBODY OFFICE BUILDING
PARKING STRUCTURE

651 TANK FARM ROAD
SAN LUIS OBISPO CALIFORNIA

DESIGN BUILDER:

BEACHSIDE CONSTRUCTION

NOVA

STRUCTURES INC.

MINDBODY OFFICE BUILDING
PARKING STRUCTURE

651 TANK FARM ROAD
SAN LUIS OBISPO CALIFORNIA

DESIGN BUILDER:

NOVA
STRUCTURES INC.

MINDBODY OFFICE BUILDING
PARKING STRUCTURE

651 TANK FARM ROAD
SAN LUIS OBISPO CALIFORNIA

DESIGN BUILDERS
BEACHSIDE CONSTRUCTION

NOVA
STRUCTURES INC.

EXHIBIT B-1

LANDLORD IMPROVEMENT PLANS AND SPECIFICATIONS

ALL SPECIFICATIONS ARE SUBJECT TO CHANGES AS MUTUALLY AGREED BY

LANDLORD AND TENANT

PURPOSE: The purpose of this Exhibit B-1 is to define the responsibilities of the Landlord regarding the Building, site work and associated offsite improvements, and the Parking Garage. All work shall be performed by Landlord, subject to cost and GMP allocation through Base Rent, Except for the Tenant Improvements completed by Tenant, all work specified herein shall be included in the Guaranteed Maximum Price Budget (GMP Budget) to be agreed to by the parties. All work not specified in this Exhibit B-1, regardless of whether specified in Exhibit B-2, and any other construction work (materials, labor, and overhead) required or performed for any reason that is not specified in the GMP Budget as Building, site, offsite and Parking Garage shall be the responsibility of Tenant, Landlord is delivering to Tenant the Building, with HVAC set, all site work completed, together with the Parking Garage.

The specifications set forth herein for the Building, site work, and Parking Garage shall be amended on or prior to the GMP Budget Date after the parties have the Final GMP Budget figures, so that this Attachment will reflect the actual specifications included in the Final GMP Budget, subject to approval of both parties, which revisions shall thereupon modify the Lease and this Exhibit as to all conflicting terms by reference.

PLANS AND APPROVALS:

A. Conceptual Development Package and Approval, Tenant has approved the Conceptual Development Package (as defined below) for the Landlord Improvements. “Conceptual Development Package” as used herein shall mean all of the following documents and materials: (a) initial plans, specifications and elevations for the construction of the Landlord Improvements; (b) any surveys, geotechnical reports or other reports or studies with respect to the Landlord Improvements; (c) a preliminary utility plan; and (d) any other plans, designs or specifications then prepared by or for the Landlord in connection with the Landlord Improvements.

B. Governmental Submittals. The Landlord shall prepare all applications and submittals (collectively, “Submittal Package”) to all governmental and quasi-governmental authorities having jurisdiction over the design and construction of the Landlord Improvements (“Governmental Authorities”) necessary to obtain all permits, licenses, variances, and approvals required in order to construct the Landlord Improvements. The Submittal Package shall be consistent in all material respects with the Conceptual Development Package approved by the Tenant and shall include copies of any proposed applications, sign plans, associated offsite improvements, drawings and plans and shall be submitted to the Tenant for approval or disapproval (which shall not be unreasonably withheld or delayed) prior to actual submittal to the applicable Governmental Authorities.

(i) Submittal Package Approval. Within ten (10) business days after the Tenant’s receipt of the Submittal Package, the Tenant may, by written notice to the Landlord, reasonably disapprove any portion of the Submittal Package that has a material adverse effect on the

Exhibit B-1 | Page 1

Landlord Improvements. If the Tenant disapproves any element of the Submittal Package, then the Landlord shall either promptly incorporate any such changes into the Submittal Package, and redeliver it, as revised, to the Tenant, or notify the Tenant of the Landlord’s intention to not make the requested changes. If (i) the Landlord notifies the Tenant that the Landlord does not wish to incorporate some or all of the Tenant’s requested changes to the Submittal Package, or (ii) the Landlord incompletely or inaccurately incorporates such changes into the Submittal Package, then the Landlord shall promptly consult with the Tenant so as to reach agreement on the final changes to be incorporated into the Submittal Package. The Landlord and the Tenant shall use reasonable efforts to agree on the final changes to be incorporated into the Submittal Package within ten (10) business days of the Tenant’s receipt of the revised Submittal Package or notice from the Landlord that the Landlord does not wish to incorporate some or all of the Tenant’s requested changes. Once the Submittal Package is finalized, no changes may be made to the Submittal Package in relation to the Landlord Improvements, except as mutually consented to by the Landlord and the Tenant.

(ii) Construction Plans. As soon as practical following return of responses to the plan check documents, the Landlord shall prepare and submit to the Tenant the final construction plans and drawings for the Landlord Improvements (collectively, “Construction Plans”), including, to the extent necessary or appropriate for construction of the Landlord Improvements: (a) a demolition plan; (b) a utility plan; (c) a landscaping plan; and (d) a construction schedule.

(iii) Construction Plans Approval. With respect to the Landlord Improvements, the Construction Plans shall be consistent in all material respects with the Conceptual Development Package approved by the Tenant and shall submitted to the Governmental Authorities as approved. Landlord and Tenant have been working jointly to develop the Construction Plans and have both approved basic concepts. Within ten (10) business days after the Tenant’s receipt of any changes to the agreed on Construction Plans, the Tenant may, by written notice to the Landlord, reasonably disapprove any portion of changes that has a material adverse effect on the Landlord Improvements. If the Tenant does not accept or requests alternatives, then the Landlord shall either promptly incorporate any agreed alternatives into the Construction Plans, and redeliver them, as revised, to the Tenant, or notify the Tenant of the Landlord’s intention to not make the requested changes. If (i) the Landlord notifies the Tenant that the Landlord does not wish to incorporate some or all of the Tenant’s requested changes to the Construction Plans, or (ii) the Landlord incompletely or inaccurately incorporates such changes into the Construction Plans, then the Landlord shall promptly consult with the Tenant so as to reach agreement on the final changes to be incorporated into the Construction Plans. The Landlord and the Tenant shall use reasonable efforts to agree on the final changes to be incorporated into the Construction Plans within fifteen (15) days of the Tenant’s receipt of the revised Construction Plans or notice from the Landlord that the Landlord does not wish to incorporate some or all of the Tenant’s requested changes. No changes may be made to the Final Construction Plans except as consented to by the Landlord and the Tenant, and the Landlord shall promptly complete the Landlord Improvements in accordance with the Final Construction Plans.

Exhibit B-1 | Page 2

Project Description:

Construction of a custom office building of approximately 63,973 square feet, measured as 32,500 sq. ft. on the first floor and 31,473 sq. feet on the second floor, with an exclusive use Parking Garage. The project will be in open book format with all costs and profit fully exposed to Tenant.

Tenant will retain RRM Design Group as its architect and will be providing interior design services. RRM shall also serve as Landlord’s Architect for design of the Building and Parking Garage.

Site Description:

The site will be graded to provide a level pad for the proposed building areas.

Utilities:

Landlord shall provide all appropriate utilities with the proper capacity to construct the Building to meet the specifications per Landlord Improvement Plans and Specifications.

Landlord’s Responsibility:

The Landlord shall be responsible for the site work/vanilla shell architecture, civil/MEPS engineering, fire sprinklers, utility services coordination, designing and constructing the vanilla shell Building per this Exhibit B-1, on-site work, and the Parking Garage including, but not limited to the following scope:

•	On site improvements including ingress/egress roads, parking, landscaping, lighting signage and storm water management.

•	Other required parking improvements.

•	Required offsite improvements to comply with state and municipal approval, including traffic signaling when required by the City.

•	The parties intend that the contract documents will provide for a clear ceiling height of 10’-0” at most spaces, with mechanical rooms, restrooms and offices constructed with lower ceilings; however, the parties acknowledge there may be conditions that cause encroachment into this space and it is the responsibility the Project Architect, to identify these conditions. If a condition arises that causes encroachment into the 10’-0” clear ceiling height the Landlord and Tenant will be notified.

•	Concrete foundations, (other criteria to be specified as plans evolve).

•	Vanilla shell building (per criteria to be specified as plans evolve) completed by Project Architect.

•	Roof specifications (other criteria to be specified as plans evolve),

•	Floor construction (other criteria to be specified as plans evolve),

•	Electrical service site feed service of adequate capacity for build out of site, Building, Parking Garage, and Tenant Improvements.

•	Electrical service for Parking Garage.

•	Electrical service for Building including main switch board with space and housekeeping pad for two future commercial 6 meter sections for future tenant metering. Landlord shall provide Tenant main distribution panels and conduit to Tenant subpanel locations within the Building.

Exhibit B-1 | Page 3

•	Conduit for Telephone service to demarcation closet.

•	Conduit Fiber optic telephone and data service to demarcation closet.

•	HVAC system including high efficiency (defined as exceeding Title 24 by at least 25%) rooftop package VAV units with main medium pressure supply air duct drops to each floor and hot water boiler with piping main to each floor for hot water heater. Plumbing stub-ups to both floors of Tenant space and storm drain for Parking Garage.

•	Complete drain, waste, vent, and water supply to restrooms required for code compliance, with plumbing stubs to Tenant space for Tenant Improvements.

•	Storm drain for Parking Garage.

•	Fire protection system complete and code compliant for shell to both floors.

•	Landlord to supply exterior walls, without gypsum board. Landlord has not included ceilings at any of the Tenant’s TI spaces. A 10”-0” head height of Landlord’s supplied windows will be delivered.

•	Elevator(s) completed in Building and Parking Garage.

•	Landscaping per civil engineering requirements, to the satisfaction of the Tenant.

•	A ground lighted monument sign will be provided at the main building entry drive per Tenant specifications and compliance with conditions of approval/applicable CC&Rs.

•	Bathrooms (group) per code compliance.

Notwithstanding the foregoing, if Tenant requests a modification to any conditions set forth above, such change must be documented through the Change Order process provided for in the Lease.

Zoning & Codes

•	Site design must be in strict compliance with all applicable Zoning Regulations, Building Codes, the Americans with Disabilities Act and other City, County, CalTrans, CalFire and County Regulations.

Ingress/Egress Drives

•	Provide heavy-duty asphalt paving in. aisles and drives that access loading areas. Concrete paving should be used at all ground-mounted equipment.

•	Create a hierarchy in the site layout related to any parking and the vehicular collector drives.

•	Provide adequate stacking at all site egress locations.

•	Design all intersections with ample and safe view angles and in compliance with applicable ordinances.

Parking

•	Parking is to be provided on site and in the Parking Garage as set forth in Exhibit A-1, attached to the Lease, which parking shall be on an exclusive basis, and pursuant to Landlord and Tenant agreement and the City’s conditions of approval.

Exhibit B-1 | Page 4

•	Provide sidewalks from parking areas to Building entrances.

•	All paved areas are to receive curbing unless the site design utilizes bio-swales or similar storm-water collection methods.

Landscaping

•	Landscaping shall be provided to meet local ordinances.

•	Avoid trees with low hanging branches or that generate droppings of any kind.

Lighting

•	Provide a minimum uniformly distributed and maintained illumination level in the Parking Garage or other parking areas, no greater than maximum allowed by local code.

•	Building entrances shall be uniformly illuminated per code.

•	All systems shall be designed and installed in accordance with the latest applicable Codes, Standards, and Authorities having jurisdiction. Engineering design practices and field installation shall match or exceed current Industry Standards. Systems shall be designed per the latest Energy Codes.

•	Site lighting shall meet the Illuminating Engineering Society (IES) design criteria.

•	Provide fixtures that meet dark sky requirements with no light emitted above the fixture.

•	Provide fixtures that direct the light down and do not “over-flow” the site into surrounding properties.

•	Provide security lighting circuits to allow at least one (1) out of three (3) fixtures to remain illuminated at night. Evenly locate security fixtures throughout site.

•	Control site lighting with time clocks and photocells.

Signage

•	Internal to the site provide appropriate directional and traffic control signage in addition to the required ADA parking designation.

Site Utilities

•	Utilities shall be sized for 100% of the building load. Voltage: (TBD)

•	Fiber optic telephone/data service to the building and identify the service provider — TBD based on present availability.

•	Provide gas service to the site in adequate capacity for HVAC.

Floor Plate Size

•	TBD

Column Bay Size

•	TBD

Exhibit B-1 | Page 5

Floor Live Load

•	TBD

Clear Ceiling Height

•	TBD

Parking Garage

•	TBD

Amenities & Features

•	Tenant will require the following to be provided as part of the Building construction:

•	One (1) passenger/freight elevator shall be provided.

•	Provide screening around roof top equipment that is compatible in appearance with the exterior building materials (screening to be from public view at street level. Equipment will be placed as far away from perimeter as practical to minimize screening).

Building Signage

•	Tenant requires the right to install exterior, building mounted, internally illuminated signs on the Building facade within Zoning Regulations or as allowed through a Use Permit, and any prevailing Protective Covenants, and subject to Landlord approval, not to be unreasonably withheld.

•	Landlord will provide a monument sign in front of the complex in a design approved by Tenant, subject to local Zoning Regulations, at its expense

Building Codes

•	All systems shall be designed and installed in accordance with the latest applicable codes, standards, and authorities having jurisdiction. Engineering design practices and field installations shall match or exceed current Industry Standards.

•	Systems shall be designed per the latest ASHRAE and energy codes (IECC 2003 and ASHRAE 90.1-2001) based on the geographical location of the building, and specific space delineations within.

•	The Building must be designed to comply with all Applicable Laws, including the Americans with Disabilities Act.

•	Systems shall be designed per the latest BICSI Standards.

•	Systems shall be designed per the latest Energy Codes and California Title 24 Energy “Green” Code and ability to meet basic LEED certification and commissioning.

Exhibit B-1 | Page 6

Systems & Equipment

•	HVAC system shall be a based on high efficiency rooftop package VAV units to accommodate TBD quantity of zones.

Lighting

•	Elevator lighting systems shall be provided based on the following guidelines: shall be wired to 24 hour lighting circuits for emergency, security, and night lighting.

Power

•	The Building power system will include the incoming service to the main electrical room.

•	Landlord shall be obligated to provide a back-up generator pad and conduit to the Building’s server room and electrical closet as part of the building.

Fire Suppression System

•	Fire Sprinklers: Landlord shall provide and install the service main with T-Style connectors of the fire prevention (sprinkler) system for the Building. Sizing of the service main and T-Style connectors shall provide Tenant with the ability to install at least one sprinkler per eighty (80) square feet.

•	Fire protection water service will enter the building from Landlord supplied meter area, and extend to an alarm check valve and associated zones as required.

•	Fire sprinkler main shall be connected with fire department or as directed by CalFire.

•	All other fire suppression improvements will be Tenant responsibility.

Exhibit B-1 | Page 7

EXHIBIT B-2

TENANT IMPROVEMENT PLANS AND SPECIFICATIONS

ALL SPECIFICATIONS ARE SUBJECT TO CHANGES AS MUTUALLY AGREED BY

LANDLORD AND TENANT

Tenant shall be responsible for completing all Tenant Improvements to the Building per Tenant’s Plans and Specifications, and all Tenant fit up, subject to coordinating its requests into the Landlord’s team and schedule pre Landlord delivery of the Building. Landlord is responsible only for delivering to Tenant the vanilla shell Building per Exhibit B-1. After Landlord delivery of such vanilla shell Building, all Tenant Improvements, except completion of the Parking Garage, will be the Tenant’s responsibility. The following shall be Tenant Improvement work:

•	Ceiling System

•	Carpet and floor finishes

•	All interior tenant improvement walls, doors, sidelights, millwork, special features.

•	All interior Finishes

•	Tenant VAV boxes with controls for desired HVAC distribution; hot water branch lines, coil connections, and associated Tenant required controls; horizontal air distribution from drops to specific Tenant designed space.

•	Electrical distribution including transformers with switching and panels, all lighting

•	Data/Telephone Cabling

•	Security system compatible with base building

•	Sprinkler fire suppression improvements from T-style connectors per specific tenant improvements

•	Fire Alarm system and distribution

•	Sprinkler system distribution from T connectors

•	Audio Visual

•	Computer Equipment

•	Furniture

•	Storage

•	Signage

•	Accessories

•	Lobby and hallway improvements

Building and any Parking Garage signage shall be Tenant’s responsibility, and comply with maximum size and extent allowed per City code and/or secured through a Use Permit. Use permit at Tenant’s expense.

Security

•	Tenant security system shall have the following characteristics:

•	Provide key card access system for all building entrances. Combined Fire and Security system, to operate functionally and remotely together. The Parking Garage will not have any security system.

Exhibit B-2 | Page 1

General Design Criteria

•	Internal distribution of the domestic water system shall provide a minimum of 15 psi at each plumbing fixture, with water velocities not exceeding eight (8) feet per second for quiet operation.

•	Provide insulation on internal distribution of domestic water piping and hot water heaters.

•	Internal domestic water service shall be provided from a developer/developer supplied meter area.

•	Hot water heaters shall provide 100°F for general usage. Provide mixing valves, tempering valves. All plumbing fixtures shall be as manufactured by American Standard, Eller, Kohler or approved equal.

•	Provide drain pan and overflow pipe to nearest open site drain or waste stack from hot water heaters serving toilet rooms, miscellaneous sinks, and kitchen equipment.

•	Drain pan and overflows shall be used for all non-floor mounted heaters.

•	Faucets shall be electronically controlled. Provide metering low flow faucets.

Lighting

•	Tenant Improvement lighting systems shall be provided based on the following guidelines:

•	Bathrooms shall have lighting consisting of LED or fluorescent down (or up/down) lights, recessed wall wash fixtures or wall sconces;

•	Secondary corridors shall have fluorescent down or up/down lights; Developer is not supplying improvements of any type, this has been assumed to be the TI improvement supplied by the Tenant

•	Mechanical Rooms & Storage Areas shall have industrial two (2) T5 lamps fluorescent fixtures with aluminum reflectors;

•	Public spaces shall have architectural type LED or fluorescent fixtures including pendant lights, down or up/down lights, wall washers and wall sconces; (TI cost except elevator)

•	All lighting will be controlled by a central EMS system with local timed by-pass switches and in accordance with applicable Energy Codes;

•	Selected fixtures, exit lights and exit signage shall be wired to 24 hour lighting circuits for emergency, security, and night lighting. (TI cost except at elevator)

Fire Alarm System

•	Provide an analog addressable fire alarm system, (Including all infrastructure required to support Tenant’s requirements for horns, strobes and pull stations) with the following characteristics:

•	Fire alarm system shall be a stand-alone, electrically supervised fire alarm system with smoke detectors in all common area corridors and audible/visual alarms or as required by code;

•	The central system shall be tied to the security station via telephone lines;

•	All visual alarms shall be provided per Accessibility codes and NFPA 72 spacing requirements.

Exhibit B-2 | Page 2

•	Tenant shall be responsible for distributing and installing the fire sprinkler heads, vertically, both up (all concealed space) and down, in a manner consistent with all applicable Laws, at its expense including, but not limited to, all necessary labor, piping, sprinkler heads, pressure and temperature monitors, escutcheons, etc., for the satisfactory operation of a sprinkler system that reaches all areas of the Building, including entrances, alcoves/atrium, mezzanine, decks, and storage/closets.

•	All equipment, piping installation and testing shall be in accordance with latest applicable Codes, NFPA 13.

•	All controls for the fire protection system will be connected to a central panel, tied back to a NRTL listed central alarm monitoring station.

•	Tamper switches shall be provided an all control valves.

•	Flow switches shall be provided for all zoned mains.

•	Fire extinguishers shall be located as per NFPA 10. To be included in the Tenant Improvements.

•	Configurations required for any special first systems needed for technical and kitchen equipment.

•	Sprinkler piping shall be schedule 40 black steel pipe.

•	Automatic sprinklers shall be hydraulically designed for ordinary hazard or general office space, storage and loading dock areas, including the following sprinkler head configurations:

•	Open ceiling - Upright Sprinklers;

•	Concealed with white escutcheon plates centered in grid;

•	Wallboard ceilings - Concealed with white covers.

Building Codes

•	All systems shall be designed and installed in accordance with the latest Applicable Laws, engineering design practices and field installations shall match or exceed current Industry Standards.

•	Systems shall be designed per the latest ASHRAE and energy codes (IECC 2003 and ASHRAE 90.1-2001) based on the geographical location of the building, and specific space delineations within.

•	All Tenant Improvements must be completed in compliance with Applicable Laws, including the Americans with Disabilities Act.

•	Systems shall be designed per the latest BTCSI Standards.

•	Systems shall be designed per the latest Energy Codes and California Title 24 Energy “Green” Code and ability to meet basic LEED certification and commissioning.

Satellite Dish(es)

•	Tenant reserves the right to install one or more satellite dish(es) on the roof of the Building and will be located within the roof screen. Tenant shall be responsible for the cost of installation and any damage to the roof resulting from such installation, and the dish(es) shall be installed according to the roof manufacturer’s recommendations.

Exhibit B-2 | Page 3

EXHIBIT B -3

Determination of Substantial Completion of Landlord Improvements

The date of Substantial Completion of Landlord Improvements shall be determined based on a schedule provided by JW Design and Construction, Inc., in consultation with Landlord and Tenant, and, if applicable, Tenant’s General Contractor, if Tenant does not use JW Design and Construction, Inc., to be completed within 30 days of Groundbreaking, as defined in the Lease. The Substantial Completion date as determined hereby shall be inserted below:

Groundbreaking Date:                     .

Substantial Completion Date:                     .

Exhibit B-3

EXHIBIT C

COMMENCEMENT DATE ADDENDUM

THIS COMMENCEMENT DATE ADDENDUM is made and entered into as of the          day of                     , 20    , between Landlord and Tenant named below:

Landlord:

Tenant:

Building:

Sq. Footage

                Attach surveyor’s confirmation

WHEREAS, Landlord and Tenant executed a lease dated                      as heretofore amended by                      dated                      (as amended, collectively the “Lease”) by which Tenant leased                      rentable square feet located at the Premises; and

WHEREAS, the Commencement Date, as defined in Subsection 5(a) of the Lease, has occurred; and pursuant to the Lease, Landlord and Tenant desire to confirm various dates relating to the Lease.

NOW, THEREFORE, Landlord and Tenant agree and acknowledge that the information set forth below is true and accurate.

Annual Base Rent:	$ per annum; $ per month

Commencement Date:	, 20

Expiration Date:	, 20

Option to Renew	, 20
(Exercise Date):

Second Option to Renew	, 20
(Exercise Date):

Third Option to Renew	, 20
(Exercise Date):

The execution of this Addendum shall not constitute an exercise by Tenant of its option with respect to the Option to Renew.

Exhibit C-1

EXECUTED on the date first set forth above.

TENANT:	LANDLORD:

MINDBODY, Inc.	SLO Tech Campus, LLC,
a California corporation	a California limited liability company

By:	By: NKT Commercial, LLC
Rick Stollmeyer	a California limited liability company
Its: Chief Executive Officer	Its: Manager

Date:	By:
Nicholas J. Tompkins, Manager

Dated:

Exhibit C-2

EXHIBIT D

PROJECT TIMELINE AND MILESTONE DATES

LANDLORD

LANDLORD IMPROVEMENT MILESTONES	MILESTONE DATES
Obtain all required building permits and other permits and approvals required for construction
Commence construction
Completion of Building vanilla shell and underground utilities
Completion of Site Work
Completion of Parking Garage and associated improvements
Substantial Completion of Landlord Improvements
Tenant occupancy and Punchlist work

TENANT

TENANT IMPROVEMENT MILESTONES	MILESTONE DATES
Submit RRM Plans for Tenant Improvements
Select Tenant Improvement Contractor
Signed Tenant Improvement Contract
Commence Tenant Improvement Construction
Completion of Tenant Improvements

Exhibit D

EXHIBIT E

ESTIMATED GMP BUDGET AND ESTIMATED ANNUAL RENT CALCULATION

EXHIBIT E-1

FINAL GMP BUDGET AND ANNUAL RENT CALCULATION

TO BE ATTACHED 150 DAYS AFTER GROUNDBREAKING

Exhibit E-1

EXHIBIT F

ESTIMATE OF ADDITIONAL RENT FOR FIRST YEAR OF LEASE

(Excluding Shared Risk Financing Rent)

Exhibit F

EXHIBIT G

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

AGREEMENT

[ATTACHED HERETO]

Exhibit G

Recording Requested By and

When Recorded Mail To:

THIS SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of this          day of                     , 20__, by and among                                                                                                           , having an address of                                                               (“Lender”);                                         , having an address of                                                                       (“Landlord”); and                                              , having an address of                                                                       (“Tenant”).

RECITALS

A. Lender has agreed to make a loan in the amount of                      AND 00/100 DOLLARS ($            .00) (the “Loan”) to Landlord.

B. Landlord is the ground lessor of the land legally described in Exhibit A, attached hereto and made a part hereof, and the buildings and other improvements located on such land (such land, buildings and improvements being referred to herein as the “Property”).

C. Landlord is the lessor and Tenant is the lessee under that certain Lease dated as of                     , 20__, [as amended by the                      dated as of                     , 20__] (collectively, the “Original Lease”), relating to a portion of the Property (the “Premises”), which lease is unrecorded. The Original Lease, as may hereafter be modified, amended or supplemented from time to time, is referred to hereinafter as the “Lease.”

D. The Loan will be secured by, among other things, a Leasehold Deed of Trust, and                      encumbering Landlord’s interest in the Property (such leaseholder mortgage instrument, as amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended from time to time, being herein referred to as the “Deed of Trust”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and understanding that Lender will rely on Tenant’s covenants and certifications, as set forth herein, in making the Loan, the parties hereto agree and certify as follows:

1. Tenant represents and warrants to Lender that (a) the Original Lease has been duly authorized, executed and delivered by Tenant, (b) the Original Lease is in full force and effect, (c) except as expressly set forth in Recital C hereof, the Original Lease has not been modified or amended in any way, and (d) to Tenant’s knowledge, neither party to the Original Lease is in default with respect to such party’s obligations under the Original Lease as of the date of this Agreement.

1

2. Tenant hereby subordinates the leasehold estate created by the Lease, and all of Tenant’s right, title, and interest under the Lease and in and to the Premises and the Property, to the lien of the Deed of Trust. The lien of the Deed of Trust shall, with respect to all amounts now or at any time hereafter secured by such lien (including amounts in excess of the principal face amount of the Note referred to in the Deed of Trust), be senior and superior in all respects to any interest of Tenant in the Premises or the Property.

3. As long as Tenant is not in default in the performance of its obligations under the Lease, which default has continued beyond any applicable notice and cure periods provided in the Lease or at law, Tenant shall not be named as a party defendant in any action for foreclosure or other enforcement of the Deed of Trust (unless required by law), nor shall the Lease be terminated in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Deed of Trust, or by reason of a transfer of the Landlord’s interest under the Lease pursuant to the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure, nor shall Tenant’s use or quiet possession of the Premises be interfered with, and the rights of Tenant under the Lease shall remain in full force and effect, except that the person acquiring or succeeding to the interests of Landlord as the result of any such action or proceeding and such person’s successors and assigns (any of the foregoing being hereinafter referred to as the “Successor”) shall not be:

a. bound by any prepayment of rent paid more than thirty (30) days in advance of the due date;

b. bound by any offer to sell the Property, any portion of the Property, or the Premises to Tenant, or any right of first offer or right of first refusal in connection with the Property, any portion of the Property, or the Premises granted to Tenant;

c. liable for any act or omission of any prior landlord;

d. subject to any offsets, defenses or counterclaims which Tenant may have against any prior landlord; or

e. bound by any amendment or modification of the Original Lease made without the written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lender’s consent to such amendment or modification shall not be required hereunder if Landlord is not required to obtain Lender’s consent to such amendment or modification pursuant to the Deed of Trust or any of the other documents executed and delivered in connection with the Loan.

4. If the interest of the Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Deed of Trust or the obligations which it secures or pursuant to a taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure, Tenant shall be bound to the Successor and, except as provided in this Agreement, the Successor shall be bound to Tenant under all of the terms, covenants and conditions of the Lease

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for the unexpired balance of the term thereof remaining (and any extensions, if and when exercised), with the same force and effect as if the Successor were the Landlord, and Tenant does hereby (a) agree to attorn to the Successor, including Lender if it be the Successor, as its landlord, (b) affirm its obligations under the Lease, and (c) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest or the Landlord under the Lease. To the extent permitted by applicable law, Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or obligation to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or other proceedings for enforcement of the Deed of Trust or the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure.

5. Notwithstanding anything to the contrary in the Lease, Tenant shall not commence any action against Landlord or otherwise pursue any right or remedy against Landlord in consequence of a default by Landlord under the terms and provisions of the Lease unless written notice by Tenant specifying such default is mailed to Lender at its address set forth above. Tenant further agrees that Lender shall have, the right, but shall not be obligated, to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice, or if such default cannot reasonably be cured in such thirty (30) day period, Lender shall have the right to commence the cure of such default in such thirty (30) day period and thereafter diligently pursue such cure until completed. Tenant further agrees not to invoke any of its remedies, either express or implied, under the Lease (except in the case of emergency repairs) unless such default shall remain uncured at the expiration of the thirty (30) day period after receipt of such notice of default, or if such default cannot reasonably be cured in such thirty (30) day period, unless the cure of such default shall not be commenced within such thirty (30) day period and thereafter prosecuted diligently to completion.

6. Tenant agrees that neither this Agreement nor the Deed of Trust shall, prior to Lender’s succession to Landlord’s interest in the Premises, through either foreclosure, assignment in lieu of foreclosure, or a possessory action, operate to place responsibility for the control, care, management or repair of the Premises upon Lender or make Lender responsible for or liable for any waste committed on the Premises by any party whatsoever or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in any damage to property or in any loss or injury or death to any person.

7. If Lender notifies Tenant of any default under the Deed of Trust and demands that Tenant pay rent and all other sums due under the Lease to Lender, Tenant (waiving any proof of the occurrence of such event of default other than receipt of Lender’s notice) shall pay rent and all other sums thereafter due under the Lease directly to Lender, unless and until otherwise directed in writing by Lender. Any payments made to Lender by Tenant shall not affect or impair the other rights and remedies of Lender under the Deed of Trust or otherwise against Landlord. Any and all payments made to Lender by Tenant pursuant to the foregoing shall be credited against Tenant’s rental obligations under the Lease regardless of whether Lender had the right to make such demand and regardless of any contrary demands which may thereafter be made by Landlord.

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8. Tenant shall not subordinate its rights under the Lease to any mortgage, deed of trust or other security instrument without the prior written consent of Lender.

9. This Agreement may not be modified except by an agreement in writing signed by the parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Deed of Trust, except as specifically set forth herein.

11. Tenant acknowledges that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non disturbance agreement with respect to the Deed of Trust. In the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non disturbance, the terms and provisions hereof shall supersede and be controlling.

12. All notices, demands or requests made pursuant to, under or by virtue of this Agreement shall be in writing and delivered by hand, sent by an overnight courier service providing dated evidence of delivery or mailed by certified or registered mail, return receipt requested, to the person to whom the notice, demand or request is being made at its address set forth herein. Such notices shall be deemed to have been promptly given and received for all purposes (a) if hand delivered, effective upon delivery; (b) if mailed, by United States registered or certified mail, postage prepaid, return receipt requested, effective on the date shown on the return receipt; or (c) if sent by Federal Express or other reliable express courier, effective on the next business clay after delivery to such express courier service. Any person may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement. “Business day” shall Mean any day, except Saturday, Sunday and any day which, in the State in which the Property is located, is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

13. This Agreement shall be governed by the laws of the State of California. If any of the terms of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable; the remainder of this Agreement or the application of any such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.

15. Landlord, Tenant and Lender agree that the fee (or ground leasehold) title to the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the unification of said estates in Landlord, Tenant, Lender or any third party by purchase, assignment or otherwise.

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LANDLORD:

SLO Tech Campus, LLC

a California limited liability company

By: NKT Commercial, LLC

a California limited liability company

Its: Manager

By:
Nicholas J. Tompkins, Its: Manager
Dated:

State of California                             )

                                                            ) ss

County of San Luis Obispo               )

On                     . 20     , before me,                     , a Notary Public, personally appeared                         , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                           (Seal)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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TENANT:

By:
Dated:

State of California                            )

                                                           ) ss

County of San Luis Obispo              )

On                     . 20     , before me,                     , a Notary Public, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                               (Seal)

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LENDER:

By:
Dated:

State of                                                   )

                                                               ) ss

County of                                               )

On                     . 20    , before me,                     , a Notary Public, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                               (Seal)

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SCHEDULE I

WIRING INSTRUCTIONS

Schedule I

SCHEDULE II

The following environmental issues are noted with regard to the Property via condensed summary from Buenaresources, Santa Maria, California:

There are three areas of environmental note with the Property, all of which are identified in the Phase I Report provided to Tenant, namely, a UST fuel tank, closed in place in the early 1990; a clarifier wash down area located on the Property: and a former leach field in front of the Property.

The three areas were drilled and sampled on June 10, 2013, noting one area of concern in front of the eastern leach field, including levels of nickel deemed hazardous under California law based on Soluble Threshold Limit Concentration results.

The UST fuel tank was removed and disposed of. Samples at the time of removal indicated hydrocarbon impacts under the footprint of the UST requiring removal of 1.2”-18” of soil. The area where this tank was removed is used as a pipe storage rack and additional tested wilt take place upon demolition of the existing improvements to allow access to the tank location for the soil removal. Based on samples taken around the existing improvements, hydrocarbon material does extend a few feet outside the southern wall of the existing improvement, estimated to be approximately 8’. All other samples were below the action level established by the City Fire Department.

During drilling, additional samples were taken along the eastern portion of the leach line located in the front of the Property to confirm that contamination found in the prior samples and to check the remaining leach line for impacts requiring remedial action. The sample results noted two areas of elevated nickel and chromium samples requiring further solubility testing (STLC). The results of testing confirmed that the samples were below the hazardous threshold for both California and the RCRA (Federal) standard. Based on levels, additional testing was not recommended at the leach field location, but the City Fire Department recommended that some soil be removed from the original specific locations, estimated to be 1-2 yards of material upon improvement demolition on the Property.

All additional soil removal and testing, if necessary, will take place upon demolition of Property improvements, at which time excavated areas will be sampled to confirm all impacted material has been removed with a summary of that work provided in a closure report.

Schedule II

SCHEDULE III

SECURITY AGREEMENT

Schedule III

SECURITY AGREEMENT

(Deposit Account)

THIS SECURITY AGREEMENT (Agreement) is made and entered into on October     , 2013, by and between Mindbody, Inc., a California corporation, with a notice address of 4051 Broad St., Suite 220, San Luis Obispo, CA 93401, as obligor (Obligor or Tenant), and SLO Tech Campus, LLC, a California limited liability company, with a notice address of 684 Higuera Street, San Luis Obispo, CA 93401, as the secured party (Secured Party or Landlord). Capitalized terms used but not defined herein shall have the meaning set forth in the Lease document referred to in Recital A.

A. Secured Party and Obligor arc parties to that certain Lease Agreement, dated October     , 2013, for lease of property at 651 Tank Farm Road, San Luis Obispo, California, through which Secured Party is constructing a Building and certain Landlord Improvements on behalf of Obligor/Tenant.

B. At the same time Landlord is constructing its Landlord Improvements, Tenant is obligated pursuant to the Lease to construct certain Tenant Improvements including, at a minimum, those Tenant Improvements listed in Exhibit B-2 to the Lease, expending at a minimum Two Million Five Hundred Thirty Three Thousand Four Hundred and One Dollar ($2,533,401) toward such Tenant Improvements.

C. As security for Tenant to complete the Tenant Improvements, Tenant has established a controlled deposit account with a Tenant’s bank (Bank), in the amount of Two Million Five Hundred Thirty Three Thousand Four Hundred and One Dollar ($2,533,401), which shall be held pursuant to the terms of a “Deposit Account Control Agreement” between such Bank, the Tenant, and Landlord, the terms of which shall be agreed to by the contracting parties within five (5) business days of the Effective Date of the Lease, or as soon thereafter as reasonably possible, substantially in the form of the Deposit Control Account attached hereto as Exhibit A. The funds so deposited shall be held to initiate and complete at least the Tenant Improvements set forth in Exhibit B-2 to the Lease, with the funds to be jointly released, to pay for such Tenant Improvements as constructed by the Tenant General Contractor.

D. This Security Agreement is intended to provide Secured Party with a security interest in the Deposit Account, with the Deposit Account as the Collateral. For purposes of this Agreement, Collateral means only the Deposit Account.

Accordingly, Obligor and Secured Party agree as follows:

1. Grant of Security Interest. As security for Tenant’s agreement to initiate, continue and complete the Tenant Improvements within 20 months after Effective Date of the Lease, as extended by Landlord Delays, Force Majeure Delays or Regulatory Delays (Tenant’s Obligations), Obligor hereby irrevocably and unconditionally grants a security interest in the Deposit Account to Secured Party on the terms set forth herein. This Agreement is effective as of the date the Deposit Account is funded.

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2. Deposit Account. The Deposit Account means the account opened by Obligor with Silicon Valley Bank, in the name of Obligor, with a total deposit amount of at least Two Million Five Hundred Thirty Three Thousand Four Hundred and One Dollar ($2,533,401), which account No. is listed in Exhibit A, attached, including, without limitation, any such deposit account as it may be renumbered or retitled, any proceeds therefrom (including without limitation any interest paid thereon) and general intangible and choses in action arising therefrom or related thereto.

3. Management of the Account. The Deposit Account shall be used by Obligor to initiate and complete its Tenant Improvements under the Lease. Obligor may initiate release of funds, subject to approval in writing of Secured Party prior to the release of all fluids, which approval shall not be unreasonably withheld, delayed or conditioned, provided the release of funds is to the vendors, contractors or suppliers completing the Tenant Improvements to complete the Tenant Improvements. Obligor acknowledges that Secured Party has control (as defined in and pursuant to the provisions of Section 9-104 of the Uniform Commercial Code) of the Deposit Account and Obligor may not withdraw or otherwise dispose of any funds in the Deposit Account except as expressly provided in this Agreement. Obligor and Secured Party shall jointly control the release of funds from the Deposit Account until such time as Secured Party delivers a Notice of Exclusive Control (as defined herein) to Bank.

4. Exclusive Control. Secured Party shall have the right to give a notice of exclusive control over the account upon an Event of Default, as defined below. Upon such notice, Secured Party shall have control over the Deposit Account for the sole purpose of using such funds to initiate, pay or continue completion of the Tenant Improvements under the Lease pursuant to the Tenant Improvement Plans and Specifications.

5. Notice of Exclusive Control. A “Notice of Exclusive Control” is a written notice from Secured Party to Bank that Secured Party is thereby exercising exclusive control over the Deposit Account and the funds therein. The Deposit Account Control Agreement shall provide that after the Bank receives a Notice of Exclusive Control in accordance with paragraph 4 and until Secured Party has rescinded or withdrawn such Notice of Exclusive Control: (i) Bank will comply solely with instructions originating from Secured Party with respect to the Deposit Account and any and all funds therein, including, without limitation, any withdrawals from the Deposit Account or any other disposition thereof, without further consent by Obligor and (ii) Bank will cease, without further consent of Obligor, complying with instructions concerning the Deposit Account or funds on deposit therein originating from Obligor or the representatives of Obligor. Without in any way limiting the foregoing, in the event of any dispute between Secured Party and the Bank and the Obligor (including, but not limited to, as to whether an Event of Default exists), Bank shall, in all circumstances after a Notice of Exclusive Control has been given, follow the directions of Secured Party and shall not follow the directions of Obligor.

The Deposit Account Control Agreement shall provide that if Secured Party believes an Event of Default exists, Secured Party is entitled to give a Notice of Exclusive Control, and Bank is obligated to follow the directions of Secured Party with respect to the Deposit Account, without any right or duty to inquire as to whether an Event of Default in fact exists under the Security Agreement. If it is later concluded that no Event of Default existed at the time the Notice of Exclusive Control was given, Obligor will have all of its rights and remedies against Secured Party for any damages caused by the giving of such Notice of Exclusive Control, subject to the limitations set forth herein.

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6. Release of Collateral. The Collateral shall be released and relieved of the security interest granted herein, and Obligor shall be entitled to unencumbered title thereto and possession thereof, upon full and complete payment, satisfaction, or forgiveness of all Obligations in accordance with this Agreement and the Lease. Upon the release of the Collateral, Secured Party shall execute and deliver, at Obligor’s sole cost and expense and without recourse against Secured Party, any necessary instruments of title, release, reassignment and delivery as Obligor may reasonably request.

7. Covenants of Obligor. Until the release of all Collateral pursuant to paragraph 6, above, Obligor covenants, and except as may otherwise be agreed in writing by Secured Party:

a. Obligor shall own the Deposit Account free and clear of all liens, encumbrances, or interests of any third party (except any banker’s lien which attaches to the account by law, which shall be subordinate under the Deposit Control Account Agreement, to the interest of Secured Party hereunder) and will keep the Deposit Account free of all liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary.

b. Obligor shall, at Obligor’s expense, take all actions necessary from time to time to ensure Secured Party maintains a first priority perfected security interest and shall not take any action that would alter, impair or eliminate said priority or perfection.

c. Obligor agrees to pay, prior to delinquency, all taxes, charges, liens, assessments, and Bank charges against the Deposit Account.

d. Obligor shall, at its sole cost and expense, defend and protect Secured Party’s right, title, property, and security interest in and to the Collateral against all claims and demands of any person or entity, including appearing in and defending any action or proceeding which may adversely affect Obligor’s title to or Secured Party’s security interest in the Collateral.

8. Costs. All advances, charges, costs and expenses, including reasonable attorneys’ fees incurred or paid by Secured Party in exercising any rights, power or remedy conferred by this Agreement or in enforcement hereof, shall become part of the Obligations secured hereunder and shall be paid to Secured Party by Obligor immediately and without demand, with interest thereon at an annual rate of interest that would be applicable to any obligation owed by Tenant under• the Lease.

9.	Events of Default. An Event of Default includes:

a. Obligor’s breach of this Agreement;

b. An assignment of the Deposit Account or any interest therein;

c. Au uncured Tenant default of Section 17(d) of the Lease;

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d. Any custodian, receiver or trustee (or similar appointee under applicable law or contract) appointed to take possession, custody or control or all or substantial portion of the property of Obligor; or

e. Any case, proceeding, reorganization or other action is commenced against Obligor under any bankruptcy, or other law for the relief of or relating to debtors.

10. Rights and Remedies Upon Event of Default. Upon the occurrence of any Event of Default, Secured Party has the option to:

a. Take control of the Deposit Account through a Notice of Exclusive Control delivered to the Bank and thereafter use all the funds in the Deposit Account to complete the Tenant’s obligations under the Lease to make the Tenant Improvements pursuant to the Tenant Improvement Plans and Specifications.

b. Institute legal proceedings for the specific performance of any covenant, condition, or agreement undertaken (i) by Obligor under this Agreement, or (ii) by Obligor under any other agreements, documents, and instruments delivered in connection therewith, or for aid in the execution of any power or remedy granted herein or available at law or in equity;

c. Require Obligor to irrevocably appoint Secured Party as Obligor’s attorney-in-fact coupled with an interest and power to (i) endorse Obligor’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral in Secured Party’s possession in connection with the Deposit Account and (ii) to do all other acts reasonably necessary to carry out the provisions of and to enforce Secured Party’s rights under this Agreement, all of which are hereby ratified and approved as the acts of Obligor.

11. Waivers.

a. Obligor waives notice of the acceptance of this Agreement. Except as provided by the Lease for notice of default under Section 17(d) thereof, Secured Party shall have no other duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor or any other demand or notice whatsoever in connection with any of the Obligations, exercise of remedies or otherwise, and all of same are hereby waived by Obligor to the fullest extent permitted by law.

b. The rights, powers, and remedies of Secured Party granted by this Agreement shall be in addition to all rights, powers, and remedies given to Secured Party under the Lease, by virtue or any statute or rule of law. Any forbearance or failure or delay by Secured Party in exercising any right, power, or remedy hereunder shall not be deemed a waiver of such right, power, or remedy and any single or partial exercise of right, power, or remedy of Secured Party shall continue in full force and effect until such right, power, or remedy is specifically waived by an instrument in writing executed by Secured Party.

c. Obligor waives any right to require Secured Party to proceed against or exhaust the Collateral or any other security that Secured Party may now or hereafter have or, with respect to the Obligations that may now or hereafter exist in favor of Secured Party, or to pursue any other right or

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remedy in Secured Party’s power. Obligor waives all defenses arising by reason of any disability Of other defense of Obligor or any other person or entity, or by reason of the cessation from any cause whatsoever of the liability of Obligor or any other person or entity.

d. Until all Obligations are fully performed and satisfied, Obligor shall not have any right of subrogation, and Obligor waives any right to enforce any remedy that Secured Party now has or may hereafter have against any other person or entity under this Agreement, or any other agreement or instrument or otherwise, and waives any benefit of and any right to participate in the Collateral or any other security whatsoever now or hereafter held by Obligor.

e. Obligor subordinates to Secured Party all rights, titles, and interests now possessed by Obligor, or which Obligor may hereafter acquire, relating to the Collateral, with the intent that the security interest granted in this Agreement in favor of Secured Party shall be and remain prior and preferred to any other security interest, pledge, lien, charge or claim against Obligor of; on or with respect to any such Collateral until the Obligations are fully performed and satisfied.

12. Authorization to File Financing Statements. Obligor authorizes Secured Party to prepare and file all financing statements (Form UCC-1), continuation statements (Form UCC-3), or other written statements or notices required in order to perfect, secure, or maintain as perfected Secured Party’s security interest in the Collateral, without the signature of Obligor where permitted by law. Copies of all financing statements, continuation statements or other written statements or notices shall be promptly delivered to Obligor.

13. Assignment. Obligor shall not transfer or assign any of its rights, interests, duties, or obligations under this Agreement without Secured Party’s prior written consent, in Secured Party’s sole discretion. Any attempted or purported transfer or assignment by Obligor shall be void. Secured Party may, in its sole discretion, transfer or assign any or all of its rights, interests, duties, or obligations hereunder to any person or entity without the prior written consent of Obligor.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15. Further Assurances. Secured Party and Obligor shall perform any further acts and execute any further documents which may be reasonably necessary or otherwise reasonably required to carry out the provisions of this Agreement.

16. Governing Law. This Agreement shall be interpreted and enforced in accordance with the internal laws, and not the law of conflicts, of the state of California applicable to agreements made and to be performed in California.

17. Notice. Any notice required or permitted to be given in this Agreement shall be in writing and shall be given in accordance with the notice provision of the Lease.

18. Severability and Amendment. If any provision, in whole or in part, or the application of any such provision of this Agreement is determined to be illegal, invalid or unenforceable by a court of competent jurisdiction and such provision can be severed without substantially changing the bargain

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reached by the Parties, such provision or part of such provision shall be severed from this Agreement, and such severance shall have no effect upon the enforceability, performance or obligations of the remainder of this Agreement, including the remainder of such provision not determined to be illegal, invalid or unenforceable. This Agreement may be modified or amended only by mutual written agreement of Obligor and Secured Party. Any such modification or amendment must be in writing, dated and signed by Obligor and Secured Party.

19. Successors and Assigns. This Agreement shall be binding upon Obligor and its assigns, successors and representatives, and shall inure to the benefit of and be enforceable by Secured Party and its successors and assigns.

20. Survival of Representations and Warranties. All representations and warranties set forth in this Agreement shall survive the execution of this Agreement as continuing representations and warranties made by Obligor to and for the benefit of Secured Party, and shall remain in full effect until the release of all Collateral pursuant to paragraph 6 above.

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Obligor and Secured Party have executed this Agreement on the date first written above.

MINDBODY, INC.	SLO Tech Campus, LLC,
A California corporation	a California limited liability company

By:	By:	NKT Commercial, LLC
Its: Manager

, Its	By:
Nicholas J. Tompkins, Its: Manager

7

Exhibit A

Deposit Account Control Agreement with Bank

A

Account Number:

FOUNDERS COMMUNITY BANK

DEPOSIT ACCOUNT CONTROL AGREEMENT

Customer:	Mindbody, Inc.
Creditor:	SLO Tech Campus LLC
Date:	October 11, 2013

This Deposit Account Control Agreement (“Agreement”) is entered into as of the above date by Founders Community Bank (“Bank”), Creditor identified above (“Creditor”), and Customer identified above (“Customer”).

All parties agree as follows:

1. Deposit Account. Bank maintains one or more demand, time, savings, passbook, certificates of deposit or other similar accounts that are identified above in which Customer has an interest (collectively, the “Account”). The Deposit Account (as defined below) is subject to Bank’s-Deposit Agreement and Disclosure Statement (the “Deposit Agreement”), provided that, in the case of any conflict between the terms of this Agreement and the Deposit Agreement, the terms of this Agreement will prevail. The parties acknowledge that the Deposit Account constitutes a “deposit account” within the meaning of Section 9102 of the Uniform Commercial Code of the State of California (the “UCC”), and Bank is a “bank” within the meaning of Section 9102 of the UCC. Bank’s jurisdiction for purposes of Section 9304 of the UCC is California. The provisions of this Agreement constitute “control” over the Deposit Account within the meaning of Section 9104 of the UCC.

2. Security Interests. Pursuant to a security agreement or similar agreement, Customer has granted to Creditor a security interest in the Account and in all cash, funds, items, instruments, and any other amounts now or later deposited into or held therein (collectively, the “Deposit Account”). Bank acknowledges the lien on and security interest in the Deposit Account granted by Customer to Creditor.

[For Bank use only - Bank representative to check box, if necessary, and insert initials.]

(a) ☐ Other than as set forth in Section 6 below, Bank does not have a security interest in the Deposit Account.              [Initials]

(b) ☐ Bank has a security interest in the Deposit Account.              [Initials]

If the box is Section 2(b) above is checked, the priorities of Creditor’s security interest and Bank’s security interest in the Deposit Account are governed by an intercreditor or other similar agreement between Bank and Creditor.

3. Other Deposit Control Agreements.

[For Bank use only - Bank representative to check appropriate box below and insert initials.]

(a) ☐ Bank has not entered into any other control agreement governing the Deposit Account with any other party.              [Initials]

(b) ☐ Bank has entered into other control agreement(s) governing the Deposit Account with the following party or parties:

                         [Initials]

Bank agrees that it will not enter into a control agreement with any other party with respect to the Deposit Account without Creditor’s prior written consent.

4. Customer’s Rights in Deposit Account.

Customer, Bank and Creditor agree that (a) Creditor has control over the Deposit Account, and (subject to the requirements set forth in Section 5 and the notice requirements set forth in Section 13(b)) Bank will comply with the instructions originated by Creditor as to the withdrawal or disposition of any funds credited to the Deposit Account with consent by Customer and (b) provided that, until Bank receives a Notice of Exclusive Control (as described and set forth in Section 13(b) below), Customer and Creditor will be entitled to jointly draw items on and withdraw or otherwise direct the disposition of funds from the Deposit Account. So long as this Agreement is in effect, Customer may not close the Deposit Account without Creditor’s prior written consent. Bank may close the Deposit Account in accordance with the Deposit Agreement and as may be required by applicable law. After Bank receives a Notice of Exclusive Control, Bank will notify Creditor not less than thirty (30) calendar days prior to closing the Deposit Account in non-emergency circumstances and substantially contemporaneously with closing the Deposit Account in emergency circumstances (for example, in response to fraud or returned items), unless prohibited by law. Customer will notify Creditor promptly if Bank closes the Deposit Account.

5. Creditor’s Control of Deposit Account. Except as permitted in Section 6 hereof, after Bank receives a Notice of Exclusive Control and has reasonable opportunity to comply with it, but no later than two Business Days (as defined below) after the Notice of Exclusive Control has been validly given (in accordance with Section 13(b) below), Bank and Customer agree that: (a) Bank will comply only with Creditor’s instructions as to the withdrawal or disposition of any funds credited to the Deposit Account and to any other matters relating to the Deposit Account, without Customer’s further consent, and (b) Bank will not comply with any instructions from Customer concerning the Deposit Account or any funds therein, Bank shall have no duty to inquire or determine whether Creditor is entitled to send a Notice of Exclusive Control. Creditor’s instructions may include the giving of stop payment orders for any items being presented to the Deposit Account for payment. Bank will be fully entitled to rely upon such .instructions from Creditor even if such instructions are contrary to any instructions or demands given by Customer. Customer confirms that Bank should follow instructions from Creditor even if the result of following such instructions is that Bank dishonors items presented for payment from the Deposit Account, and will have no liability to Customer for wrongful dishonor of such items in following such instructions from Creditor. For purposes of this Agreement, “Business Day” means a day on which Bank is open to the public for business and is measured in a 24 hour increment.

6. Priorities of Security Interests; Rights Reserved by Bank.

(a) Creditor agrees that nothing herein subordinates or waives and that Bank expressly reserves, any and/or all of Bank’s present and future rights (whether described as rights of setoff, banker’s licus, chargeback or otherwise, and whether available to Bank under the law or under any other agreement between Bank and Customer concerning the Deposit Account) with respect to:

(i) the face amount of a check, draft, money order, instrument, wire transfer of funds, automated clearing house entry, credit from a merchant card transaction, other electronic transfer of funds or other item (A) deposited in or credited to the Deposit Account, whether before or after the date of this Agreement, and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or for any other reason and without regard to the timeliness of the return or adjustment or the occurrence or timeliness of any other person’s notice of nonpayment or adjustment, (B) subject to a claim against the Bank for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, clearing house rules, the UCC or other applicable law, or (C) for a merchant card transaction, against which a contractual demand for chargeback has been made (“Returned Items”);

(ii) service charges, fees or expenses payable or reimbursable to the Bank in connection with the Deposit Account or any related services for the Deposit Account (“Account Charges”); and

(iii) any adjustments or corrections of any posting or encoding errors (“Adjustments”).

(b) Creditor agrees that notwithstanding receipt of the Notice of Exclusive Control, Bank may exercise Bank’s rights and remedies in connection with any liens or claims it may have in or on the Deposit Account as described in this Section 6.

7. Statements. At Customer’s expense, Bank will send copies of all statements sent to Customer for the Deposit Account to Creditor at Creditor’s address set forth below Creditor’s signature at the end of this Agreement. Until this Agreement is terminated,

FCB Deposit Account Control Agreement (Oct. 2013)	2

Customer authorizes Bank to disclose to Creditor at Creditor’s request any information concerning the Deposit Account, including but not limited to the identity of any other party with which Customer and Bank have executed control agreements.

8. Returned Items, Account Charges, and Adjustments. Bank may debit the Deposit Account for Returned Items, Account Charges and Adjustments. If at any time that a Notice of Exclusive Control is effective with respect to the Deposit Account (a) funds are not available in the Deposit Account to cover the amount of any Returned Item, Account Charge or Adjustment, and (b) Customer fails to pay such amount within fifteen (15) Business Days of Bank’s written demand therefore, then Creditor agrees that it will pay, within ten (10) Business Days of a written demand by Bank, amounts owed for each such Returned Item, Account Charge or Adjustment that is not paid in full by Customer up to the amount of the proceeds received by Creditor from the Deposit Account, provided that Bank must make a demand from Creditor within 180 days of termination of this Agreement.

9. Indemnity and Hold Harmless of Bank by Customer. Customer hereby agrees to indemnify and hold harmless Bank, its affiliates and their respective directors, officers, agents and employees (each, an “Indemnified Person”) against any and all claims, causes of action, liabilities, lawsuits, demands and damages (each, a “Claim”), asserted by any person other than an Indemnified Person, including without limitation, any and all court costs and reasonable out of pocket attorneys’ fees, in any way related to or arising out of or in connection with this Agreement; provided that no Indemnified Person shall be entitled to be indemnified to the extent that such Claims result from the gross negligence or willful misconduct of such Indemnified Person.

10. Indemnification and Hold Harmless of Bank by Creditor. To the extent that an Indemnified Person is not promptly indemnified by Customer, Creditor shall indemnify and hold harmless such Indemnified Person against any and all Claims (including reasonable out of pocket attorneys’ fees) asserted by persons other than an Indemnified Person and arising from any Notice of Exclusive Control from Creditor except to the extent such Claims result from the gross negligence or willfull misconduct of Bank or any other Indemnified Person; provided that in no event shall Creditor be liable for any special, indirect, consequential or punitive damages, or lost profits. Creditor agrees that Bank is released from any and all liabilities to the Creditor arising from the terms of this Agreement except to the extent such liabilities arise from Bank’s or another Indemnified Person’s gross negligence or willful misconduct.

11. Limitation of Liability. IN NO EVENT SHALL BANK BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT WHETHER ANY CLAIM IS BASED ON ANY THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION ANY THEORY IN CONTRACT OR TORT) AND WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO BANK AND REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION.

12. Amendments. This Agreement and all exhibits attached hereto may be amended only by a written agreement signed by Bank, Creditor, and Customer.

13. Notices.

(a) Any notice, other than a Notice of Exclusive Control, or other communication provided for or allowed hereunder shall be in writing and shall be considered to have been validly given (i) when received if delivered personally (whether by messenger, hand delivery or otherwise) or by overnight delivery or by facsimile to the recipient to the address or facsimile number set forth below the signature of the applicable party hereto, or (ii) 72 hours after being deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, if sent to the address and addressee as set forth below the signature of the applicable party hereto. The addresses and facsimile numbers to which notices or other communications are to be given (including statements delivered pursuant to Section 7 and a Notice of Exclusive Control pursuant to Section 13(b) below) may be changed from time to time by notice given as provided herein.

(b) A Notice of Exclusive Control shall be in writing, must be in the form set forth in Exhibit A hereto, must be delivered to the address listed below Bank’s signature at the end of this Agreement via hand delivery, messenger, overnight delivery or facsimile, and shall be considered to have been validly given when actually received, except that a facsimile will be considered to have been validly given only when acknowledged in writing by Bank (Bank agrees that it will use its good faith effort to promptly acknowledge receipt of such facsimile). To the extent Creditor does not deliver the Notice of Exclusive Control as set forth

FCB Deposit Account Control Agreement (Oct. 2013)	3

in this Section 13 or to the address listed below Bank’s signature at the end of this Agreement, Creditor (a) acknowledges that Bank may not be able to respond to such Notice of Exclusive Control pursuant to Section 5 above, and (b) agrees that Bank will not be held liable for any failure to respond to such Notice of Exclusive Control.

(c) If deemed necessary by Bank to enable Bank to comply with the provisions of §326 of the USA PATRIOT Act, Creditor agrees that it will provide Bank with a copy of its formation documentation when delivering a Notice of Exclusive Control, unless such documentation has previously been provided to Bank, and Bank can verify that such documentation is still maintained in Bank’s files (provided that no such request by Bank shall delay the effectiveness of any such Notice of Exclusive Control).

14. Integration Provision. This Agreement constitutes the entire agreement among Bank, Customer and Creditor with respect to Creditor’s control over the Deposit Account and matters related thereto, and all prior communications, whether verbal or written, between any of the parties hereto with respect to the subject matter hereof shall be of no further effect or evidentiary value.

15. Counterparts. This Agreement may be signed in counterparts that, when signed by all parties, shall constitute one agreement.

16. Relationship of the Parties. Nothing in this Agreement shall create any agency or fiduciary relationship between Customer, Creditor and Bank.

17. Governing Law and Jurisdiction. The parties hereto agree that this Agreement shall be governed exclusively under and in accordance with the laws of the State of California. All parties hereto each submit to the exclusive jurisdiction of the State and Federal courts in San Luis Obispo County, California.

18. Jury Trial Waiver. CUSTOMER, CREDITOR, AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time out of or based upon this Agreement or any transaction contemplated herein shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Luis Obispo County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Luis Obispo County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Luis Obispo County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

FCB Deposit Account Control Agreement (Oct. 2013)	4

19. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. Customer may not assign this Agreement without the prior written consent of Creditor and Bank. Creditor may assign this Agreement upon written notice to Bank; provided, that such assignee must assume in writing or by operation of law all of Creditor’s obligations under this Agreement. Bank may assign this Agreement upon written notice to Customer and Creditor; provided, that such assignee must assume in writing or by operation of law all of Bank’s obligations under this Agreement.

20. Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Bank and any other party to this agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

21. Termination; Survival. Customer may terminate this Agreement only with the written consent of Creditor. Creditor may terminate this Agreement by giving Bank and Customer written notice of termination. Bank may terminate this Agreement by giving Creditor and Customer thirty (30) calendar days’ prior written notice of termination unless termination is a result of Bank’s closure of the Deposit Account pursuant to its rights set forth in the Deposit Agreement or in accordance with applicable law, in which case, Creditor’s receipt of notice shall be governed by Section 4 hereof. Subject to the foregoing, this Agreement automatically terminates when the Deposit Account closes. Sections 9, 10, 11, 17, 18 and 20 shall survive the termination of this Agreement.

[Signature page follows.]

FCB Deposit Account Control Agreement (Oct. 2013)	5

BANK:	Founders Community Bank

By
	Title:	EVP/ Chief Financial Officer

Address for Notices:
Founders Community Bank
237 Higuera Street
San Luis Obispo, CA 93401
Telephone:
Facsimile:

CUSTOMER:	MINDBODY INC.
A California Corporation
TIN*

By
	Name:	Rick Stollmeyer
	Title:	CEO

Address for Notices:

Mindbody, Inc
4051 Broad St
San Luis Obispo, CA 93401
telephone

CREDITOR:	SLO TECH CAMPUS LLC,
A California Corporation
TIN*

By
	Name:	Nicholas J Tompkins
	Title:	Manager

Address for Notices:

SLO Tech Campus LLC
684 Higuera St, Ste B
San Luis Obispo, CA 93401
telephone

*	Pursuant to §326 of the USA PATRIOT Act, Bank is required to obtain a Tax Identification Number (TIN) from all parties to this Agreement.

FCB Deposit Account Control Agreement (Oct. 2013)

Exhibit A

Notice of Exclusive Control

To:	Founders Community Bank (“Bank”)
From:		(“Creditor”)
Re:		(“Customer”)
Date:

Pursuant to the Deposit Account Control Agreement dated                      (“Agreement”) entered among Bank, Customer and Creditor, Creditor hereby notifies Bank of Creditor’s exercise of Creditor’s rights under the Agreement and directs Bank to cease complying with instructions or any directions originated by Customer or its agents.

Creditor agrees that it will provide Bank with a copy of its formation documentation when delivering a Notice of Exclusive Control if deemed necessary by Bank to enable Bank to comply with the provisions of §326 of the USA PATRIOT Act (provided that no such request by Bank shall delay the effectiveness of any such Notice of Exclusive Control).

CREDITOR:

By
Title:

ACKNOWLEDGED BY:	FOUNDERS COMMUNITY BANK
(for facsimile only)	By:
Name:
Title:
Date:
Time:

SCHEDULE IV

MEMORANDUM OF LEASE

Schedule IV

Recording requested by:

When recorded return to:

APN: 053-422-006

MEMORANDUM OF LEASE

This Memorandum of Lease is entered into on October 11, 2013, by and between SLO Tech Campus, LLC, a California limited liability company (Landlord), and Mindbody, Inc., a California corporation (Tenant).

Landlord, as a ground lessor of the Property, and Tenant entered into a Triple Net Lease dated October 11, 2013, for Premises located on real property located at 651 Tank Farm Road, County of San Luis Obispo, State of California, more particularly described in Exhibit A, attached hereto (the Property).

The term of the Lease is fifteen (15) years, which term commences: (i) on the date that is sixty (60) days after the Landlord and Tenant both have completed their respective improvements or (ii) 120 days after completion of the Landlord Improvements, as defined in the Lease, and terminating fifteen (15) years thereafter, subject to three (3) options to extend of the term of five (5) years each.

Tenant has been granted a Right of First Negotiation to Purchase the Premises, beginning on the Commencement Date and extending through the term. This right is personal to Tenant and exercisable on the terms set forth in the Lease.

All of the foregoing is set forth in the Lease. This Memorandum of Lease is prepared for the purpose of recordation, and it in no way modifies the provisions of the Lease.

[Signatures continued on next page]

1

IN WITNESS WHEREOF, Landlord and Tenant have signed this Memorandum of Lease as of the day and year first above written.

LANDLORD:	TENANT:
SLO Tech Campus, LLC a California limited liability company	Mindbody, Inc., a California corporation
By: NKT Commercial, LLC
a California limited company
Its: Manager

By:	By:
Nicholas J. Tompkins, Its Manager		Richard Stollmeyer
Manager		Chief Executive Officer

Dated:	Dated:

2

State of California	)
) ss
County of San Luis Obispo	)

On             , 20    , before me,                                         , a Notary Public, personally appeared NICHOLAS J. TOMPKINS, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

State of California	)
) ss
County of San Luis Obispo	)

On             , 20    , before me,                                         , a Notary Public, personally appeared RICHARD STOLLMEYER, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT A

LEGAL DESCRIPTION

TUB LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SAN LUIS OBISPO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

That portion of the land described in the deed recorded in Book 1349, Page 101 of Official Records, of the County of San Luis Obispo, State of California, being also a portion of Lots 80 and 81 of the San Luis Obispo Suburban Tract, lying Northerly of the following described line:

beginning at a point on the Southwesterly line of Parcel “D” of Parcel Map CO 74-270, recorded in Book 16, Page 49 of Maps, records of said County, distant thereon 543.00 feet from the Northwesterly corner thereof; thence North 66° 52’ 08” East, 316.27 feet to a point on the Northeasterly line of said deed, distant thereon 552.16 feet from the Northeasterly corner thereof.

Parcel 2:

That portion of Parcel “D” of Parcel Map CO 74-270, recorded in Book 16, Page 49 of Maps, in the County of San Luis Obispo, State of California, lying Northerly of the following described line:

beginning at a point on the Southwesterly line of said parcel distant thereon 543.00 feet from the Northwesterly corner thereof; thence North 66° 52’ 08” East, 316.27 feet to a point on the Northeasterly line of the land described in the deed recorded in Book 1349, Page 101, of Official Records, distant thereon 552.16 feet from the Northeasterly comer thereof.

APN: 053-422-006

****

DEFINITIONS INDEX

A

Agreed Rate	31
Alteration	20
Applicable Interest Rate	9
Applicable Laws	2
Audit Professionals	12

B

Base Rent Adjustment	8
Building	1

C

CC&Rs	2
Commencement Date	3
Computation Year	9
Construction Loan Take Out Financing	6, 7
Costs and Fees	30

D

Deposit Account Control Agreement	1

E

EFT	6
Environmental Laws	28
Execution Date	1
Expiration Date	3
Extended Term	5

F

Fair Market Rent	8
Final GMP Budget	7, E-1
Finance	6
FMV Rent	6,8
Force Majeure Delay	4
Force Majeure Delays	31

G

GMP	6
GMP Budget	7, E
GMP Budget Date	4
Groundbreaking	4, 5

H

Hazardous Material	27
Holder	27

I

Initial Annual Base Rent	7
Initiating Party	30
Insurance Costs	11

L

Landlord	25
Landlord Delays	5
Landlord General Contract	13
Landlord General Contractor	4
Landlord Improvement Plans and Specifications	13
Landlord Improvement Scheduled Substantial Completion Date	4
Landlord Improvement Substantial Completion	3
Landlord Improvement Substantial Completion Date	3, 4
Landlord Improvements	1
Landlord Project Architect	4
Lease	1
Lease Year	5

M

Management Fee	9
Member	25

N

Negotiation Period	8
Non-Monetary Disputes	30

O

Occupancy Covenant	6
Operating Expenses	9
Option Exercise Date	5
Option Notice	5
Option to Extend	5
Owner	25

P

Parking Garage	1
PCBs	27
Premises	1
Project Completion	3
Project Timeline and Milestone Dates	4, 13
Property	1
Punchlist	14

R

Real Property Taxes	11
Reconciliation Statement	11

Recording Office	27
Regulatory Delay	4
Regulatory Delays	5
Rent	6

S

Satellite Equipment	32
Shared Risk Financing Rent	7
SNDA	27
Substantially Complete	4
Systems	21

T

Tenant Change Order	14
Tenant Delay	4, 5
Tenant Event of Default	26
Tenant General Contract	3, 13
Tenant General Contractor	3
Tenant Improvement Control Account	2
Tenant Improvement Plans and Specifications	1
Tenant Improvements	1
Term	3

W

Wiring Instructions	1

	JULIE RODEWALD		KT 10/15/2013 8:00 AM
	San Luis Obispo County – Clerk/Recorder
	Recorded at the request of
	Fidelity Title Company
Recording Requested By:
Fidelity National Title Company	DOC#: 2013057846	Titles: 1	Pages: 4
Order No. 405300860 DL		Fees	23.00
		Taxes	0.00
When recorded return to:		Others	7.00

MINDBODY, LLC		PAID	$30.00
4051 Broad Street, Ste. 220
San Luis Obispo, CA 93401

APN: 053-422-006

MEMORANDUM OF LEASE

This Memorandum of Lease is entered into on October 11, 2013, by and between SLO Tech Campus, LLC, a California limited liability company (Landlord), and Mindbody, Inc., a California corporation (Tenant).

Landlord, as a ground lessor of the Property, and Tenant entered into a Triple Net Lease dated October 11, 2013, for Premises located on real property located at 651 Tank Farm Road, County of San Luis Obispo, State of California, more particularly described in Exhibit A, attached hereto (the Property).

The term of the Lease is fifteen (15) years, which term commences: (i) on the date that is sixty (60) days after the Landlord and Tenant both have completed their respective improvements or (ii) 120 days after completion of the Landlord Improvements, as defined in the Lease, and terminating fifteen (15) years thereafter, subject to three (3) options to extend of the term of five (5) years each.

Tenant has been granted a Right of First Negotiation to Purchase the Premises, beginning on the Commencement Date and extending through the term. This right is personal to Tenant and exercisable on the terms set forth in the Lease.

All of the foregoing is set forth in the Lease. This Memorandum of Lease is prepared for the purpose of recordation, and it in no way modifies the provisions of the Lease.

[Signatures continued on next page]

1

IN WITNESS WHEREOF, Landlord and Tenant have signed this Memorandum of Lease as of the day and year first above written.

LANDLORD:		TENANT:
SLO Tech Campus, LLC a California limited liability company		Mindbody, Inc., a California corporation
By: NKT Commercial, LLC
a California limited company
Its: Manager

By:	/s/ Nicholas J. Tompkins	By:	/s/ Richard Stollmeyer
	Nicholas J. Tompkins, Its Manager		Richard Stollmeyer
	Manager		Chief Executive Officer

Dated:	10/14/13	Dated:	10/11/13

2

State of California	)
) ss
County of San Luis Obispo	)

On 10/14, 2013, before me, Dana L Bassler, a Notary Public, personally appeared NICHOLAS J. TOMPKINS, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Dana L Bassler	(Seal)

State of California	)
) ss
County of San Luis Obispo	)

On OCTOBER 11, 2013, before me, E. MALACHI ELGUERA, a Notary Public, personally appeared RICHARD STOLLMEYER, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ E. Malachi Elguera	(Seal)

EXHIBIT “A”

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SAN LUIS OBISPO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

That portion of the land described in the deed recorded in Book 1349, Page 101 of Official Records, in the County of San Luis Obispo, State of California, being also a portion of Lots 80 and 81 of the San Luis Obispo Suburban Tract, lying Northerly of the following described line:

Beginning at a point on the Southwesterly line of Parcel “D” of Parcel Map CO 74-270, recorded in Book 16, Page 49 of Maps, records of said County, distant thereon 543.00 feet from the Northwesterly corner thereof; thence North 66° 52’ 08” East, 316.27 feet to a point on the Northeasterly line of said deed, distant thereon 552.16 feet from the Northeasterly corner thereof.

Parcel 2:

That portion of Parcel “D” of Parcel Map CO 74-270, recorded in Book 16, Page 49 of Maps, in the County of San Luis Obispo, State of California, lying Northerly of the following described line:

Beginning at a point on the Southwesterly line of said parcel distant thereon 543.00 feet from the Northwesterly corner thereof; thence North 66° 52’ 08” East, 316.27 feet to a point on the Northeasterly line of the land described in the deed recorded in Book 1349, Page 101, of Official Records, distant thereon 552.16 feet from the Northeasterly corner thereof.

APN: 053-422-006

Exhibit Page - Legal(exhibit)(08-07)	END OF DOCUMENT

SECURITY AGREEMENT

(Deposit Account)

THIS SECURITY AGREEMENT (Agreement) is made and entered into on October 11, 2013, by and between Mindbody, Inc., a California corporation, with a notice address of 4051 Broad St., Suite 220, San Luis Obispo, CA 93401, as obligor (Obligor or Tenant), and SLO Tech Campus, LLC, a California limited liability company, with a notice address of 684 Higuera Street, San Luis Obispo, CA 93401, as the secured party (Secured Party or Landlord). Capitalized terms used but not defined herein shall have the meaning set forth in the Lease document referred to in Recital A.

A. Secured Party and Obligor are parties to that certain Lease Agreement, dated October 11, 2013, for lease of property at 651 Tank Farm Road, San Luis Obispo, California, through which Secured Party is constructing a Building and certain Landlord Improvements on behalf of Obligor/Tenant.

B. At the same time Landlord is constructing its Landlord Improvements, Tenant is obligated pursuant to the Lease to construct certain Tenant Improvements including, at a minimum, those Tenant Improvements listed in Exhibit B-2 to the Lease, expending at a minimum Two Million Five Hundred Thirty Three Thousand Four Hundred and One Dollar ($2,533,401) toward such Tenant Improvements.

C. As security for Tenant to complete the Tenant Improvements, Tenant has established a controlled deposit account with a Tenant’s bank (Bank), in the amount of Two Million Five Hundred Thirty Three Thousand Four Hundred and One Dollar ($2,533,401), which shall be held pursuant to the terms of a “Deposit Account Control Agreement” between such Bank, the Tenant, and Landlord, the terms of which shall be agreed to by the contracting parties within five (5) business days of the Effective Date of the Lease, or as soon thereafter as reasonably possible, substantially in the form of the Deposit Control Account attached hereto as Exhibit A. The funds so deposited shall be held to initiate and complete at least the Tenant Improvements set forth in Exhibit B-2 to the Lease, with the funds to be jointly released, to pay for such Tenant Improvements as constructed by the Tenant General Contractor.

D. This Security Agreement is intended to provide Secured Party with a security interest in the Deposit Account, with the Deposit Account as the Collateral. For purposes of this Agreement, Collateral means only the Deposit Account.

Accordingly, Obligor and Secured Party agree as follows:

1. Grant of Security Interest. As security for Tenant’s agreement to initiate, continue and complete the Tenant Improvements within 20 months after Effective Date of the Lease, as extended by Landlord Delays, Force Majeure Delays or Regulatory Delays (Tenant’s Obligations), Obligor hereby irrevocably and unconditionally grants a security interest in the Deposit Account to Secured Party on the terms set forth herein. This Agreement is effective as of the date the Deposit Account is funded.

1

2. Deposit Account. The Deposit Account means the account opened by Obligor with Silicon Valley Bank, in the name of Obligor, with a total deposit amount of at least Two Million Five Hundred Thirty Three Thousand Four Hundred and One Dollar ($2,533,401), which account No. is listed in Exhibit A, attached, including, without limitation, any such deposit account as it may be renumbered or retitled, any proceeds therefrom (including without limitation any interest paid thereon) and general intangible and choses in action arising therefrom or related thereto.

3. Management of the Account. The Deposit Account shall be used by Obligor to initiate and complete its Tenant Improvements under the Lease. Obligor may initiate release of funds, subject to approval in writing of Secured Party prior to the release of all funds, which approval shall not be unreasonably withheld, delayed or conditioned, provided the release of funds is to the vendors, contractors or suppliers completing the Tenant Improvements to complete the Tenant Improvements. Obligor acknowledges that Secured Party has control (as defined in and pursuant to the provisions of Section 9-104 of the Uniform Commercial Code) of the Deposit Account and Obligor may not withdraw or otherwise dispose of any funds in the Deposit Account except as expressly provided in this Agreement. Obligor and Secured Party shall jointly control the release of funds from the Deposit Account until such time as Secured Party delivers a Notice of Exclusive Control (as defined herein) to Bank.

4. Exclusive Control. Secured Party shall have the right to give a notice of exclusive control over the account upon an Event of Default, as defined below. Upon such notice, Secured Party shall have control over the Deposit Account for the sole purpose of using such funds to initiate, pay or continue completion of the Tenant Improvements under the Lease pursuant to the Tenant Improvement Plans and Specifications.

5. Notice of Exclusive Control. A “Notice of Exclusive Control” is a written notice from Secured Party to Bank that Secured Party is thereby exercising exclusive control over the Deposit Account and the funds therein. The Deposit Account Control Agreement shall provide that after the Bank receives a Notice of Exclusive Control in accordance with paragraph 4 and until Secured Party has rescinded or withdrawn such Notice of Exclusive Control: (i) Bank will comply solely with instructions originating from Secured Party with respect to the Deposit Account and any and all funds therein, including, without limitation, any withdrawals from the Deposit Account or any other disposition thereof, without further consent by Obligor and (ii) Bank will cease, without further consent of Obligor, complying with instructions concerning the Deposit Account or funds on deposit therein originating from Obligor or the representatives of Obligor. Without in any way limiting the foregoing, in the event of any dispute between Secured Party and the Bank and the Obligor (including, but not limited to, as to whether an Event of Default exists), Bank shall, in all circumstances after a Notice of Exclusive Control has been given, follow the directions of Secured Party and shall not follow the directions of Obligor.

The Deposit Account Control Agreement shall provide that if Secured Party believes an Event of Default exists, Secured Party is entitled to give a Notice of Exclusive Control, and Bank is obligated to follow the directions of Secured Party with respect to the Deposit Account, without any right or duty to inquire as to whether an Event of Default in fact exists under the Security Agreement. If it is later concluded that no Event of Default existed at the time the Notice of

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Exclusive Control was given, Obligor will have all of its rights and remedies against Secured Party for any damages caused by the giving of such Notice of Exclusive Control, subject to the limitations set forth herein.

6. Release of Collateral. The Collateral shall be released and relieved of the security interest granted herein, and Obligor shall be entitled to unencumbered title thereto and possession thereof, upon full and complete payment, satisfaction, or forgiveness of all Obligations in accordance with this Agreement and the Lease. Upon the release of the Collateral, Secured Party shall execute and deliver, at Obligor’s sole cost and expense and without recourse against Secured Party, any necessary instruments of title, release, reassignment and delivery as Obligor may reasonably request.

7. Covenants of Obligor. Until the release of all Collateral pursuant to paragraph 6, above, Obligor covenants, and except as may otherwise be agreed in writing by Secured Party:

a. Obligor shall own the Deposit Account free and clear of all liens, encumbrances, or interests of any third party (except any banker’s lien which attaches to the account by law, which shall be subordinate under the Deposit Control Account Agreement, to the interest of Secured Party hereunder) and will keep the Deposit Account free of all liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary.

b. Obligor shall, at Obligor’s expense, take all actions necessary from time to time to ensure Secured Party maintains a first priority perfected security interest and shall not take any action that would alter, impair or eliminate said priority or perfection.

c. Obligor agrees to pay, prior to delinquency, all taxes, charges, liens, assessments, and Bank charges against the Deposit Account.

d. Obligor shall, at its sole cost and expense, defend and protect Secured Party’s right, title, property, and security interest in and to the Collateral against all claims and demands of any person or entity, including appearing in and defending any action or proceeding which may adversely affect Obligor’s title to or Secured Party’s security interest in the Collateral.

8. Costs. All advances, charges, costs and expenses, including reasonable attorneys’ fees incurred or paid by Secured Party in exercising any rights, power or remedy conferred by this Agreement or in enforcement hereof, shall become part of the Obligations secured hereunder and shall be paid to Secured Party by Obligor immediately and without demand, with interest thereon at an annual rate of interest that would be applicable to any obligation owed by Tenant under the Lease.

9. Events of Default. An Event of Default includes:

a. Obligor’s breach of this Agreement;

b. An assignment of the Deposit Account or any interest therein;

c. An uncured Tenant default of Section 17(d) of the Lease;

3

d. Any custodian, receiver or trustee (or similar appointee under applicable law or contract) appointed to take possession, custody or control or all or substantial portion of the property of Obligor; or

e. Any case, proceeding, reorganization or other action is commenced against Obligor under any bankruptcy, or other law for the relief of or relating to debtors.

10. Rights and Remedies Upon Event of Default. Upon the occurrence of any Event of Default, Secured Party has the option to:

a. Take control of the Deposit Account through a Notice of Exclusive Control delivered to the Bank and thereafter use all the funds in the Deposit Account to complete the Tenant’s obligations under the Lease to make the Tenant Improvements pursuant to the Tenant Improvement Plans and Specifications.

b. Institute legal proceedings for the specific performance of any covenant, condition, or agreement undertaken (i) by Obligor under this Agreement, or (ii) by Obligor under any other agreements, documents, and instruments delivered in connection therewith, or for aid in the execution of any power or remedy granted herein or available at law or in equity;

c. Require Obligor to irrevocably appoint Secured Party as Obligor’s attorney-in-fact coupled with an interest and power to (i) endorse Obligor’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral in Secured Party’s possession in connection with the Deposit Account and (ii) to do all other acts reasonably necessary to carry out the provisions of and to enforce Secured Party’s rights under this Agreement, all of which are hereby ratified and approved as the acts of Obligor.

11.	Waivers.

a. Obligor waives notice of the acceptance of this Agreement. Except as provided by the Lease for notice of default under Section 17(d) thereof, Secured Party shall have no other duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor or any other demand or notice whatsoever in connection with any of the Obligations, exercise of remedies or otherwise, and all of same are hereby waived by Obligor to the fullest extent permitted by law.

b. The rights, powers, and remedies of Secured Party granted by this Agreement shall be in addition to all rights, powers, and remedies given to Secured Party under the Lease, by virtue or any statute or rule of law. Any forbearance or failure or delay by Secured Party in exercising any right, power, or remedy hereunder shall not be deemed a waiver of such right, power, or remedy and any single or partial exercise of right, power, or remedy of Secured Party shall continue in full force and effect until such right, power, or remedy is specifically waived by an instrument in writing executed by Secured Party.

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c. Obligor waives any right to require Secured Party to proceed against or exhaust the Collateral or any other security that Secured Party may now or hereafter have or, with respect to the Obligations that may now or hereafter exist in favor of Secured Party, or to pursue any other right or remedy in Secured Party’s power. Obligor waives all defenses arising by reason of any disability or other defense of Obligor or any other person or entity, or by reason of the cessation from any cause whatsoever of the liability of Obligor or any other person or entity.

d. Until all Obligations are fully performed and satisfied, Obligor shall not have any right of subrogation, and Obligor waives any right to enforce any remedy that Secured Party now has or may hereafter have against any other person or entity under this Agreement, or any other agreement or instrument or otherwise, and waives any benefit of and any right to participate in the Collateral or any other security whatsoever now or hereafter held by Obligor.

e. Obligor subordinates to Secured Party all rights, titles, and interests now possessed by Obligor, or which Obligor may hereafter acquire, relating to the Collateral, with the intent that the security interest granted in this Agreement in favor of Secured Party shall be and remain prior and preferred to any other security interest, pledge, lien, charge or claim against Obligor of, on or with respect to any such Collateral until the Obligations are fully performed and satisfied.

12. Authorization to File Financing Statements. Obligor authorizes Secured Party to prepare and file all financing statements (Form UCC-1), continuation statements (Form UCC-3), or other written statements or notices required in order to perfect, secure, or maintain as perfected Secured Party’s security interest in the Collateral, without the signature of Obligor where permitted by law. Copies of all financing statements, continuation statements or other written statements or notices shall be promptly delivered to Obligor.

13. Assignment. Obligor shall not transfer or assign any of its rights, interests, duties, or obligations under this Agreement without Secured Party’s prior written consent, in Secured Party’s sole discretion. Any attempted or purported transfer or assignment by Obligor shall be void. Secured Party may, in its sole discretion, transfer or assign any or all of its rights, interests, duties, or obligations hereunder to any person or entity without the prior written consent of Obligor.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15. Further Assurances. Secured Party and Obligor shall perform any further acts and execute any further documents which may be reasonably necessary or otherwise reasonably required to carry out the provisions of this Agreement.

16. Governing Law. This Agreement shall be interpreted and enforced in accordance with the internal laws, and not the law of conflicts, of the state of California applicable to agreements made and to be performed in California.

17. Notice. Any notice required or permitted to be given in this Agreement shall be in writing and shall be given in accordance with the notice provision of the Lease.

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18. Severability and Amendment. If any provision, in whole or in part, or the application of any such provision of this Agreement is determined to be illegal, invalid or unenforceable by a court of competent jurisdiction and such provision can be severed without substantially changing the bargain reached by the Parties, such provision or part of such provision shall be severed from this Agreement, and such severance shall have no effect upon the enforceability, performance or obligations of the remainder of this Agreement, including the remainder of such provision not determined to be illegal, invalid or unenforceable. This Agreement may be modified or amended only by mutual written agreement of Obligor and Secured Party. Any such modification or amendment must be in writing, dated and signed by Obligor and Secured Party.

19. Successors and Assigns. This Agreement shall be binding upon Obligor and its assigns, successors and representatives, and shall inure to the benefit of and be enforceable by Secured Party and its successors and assigns.

20. Survival of Representations and Warranties. All representations and warranties set forth in this Agreement shall survive the execution of this Agreement as continuing representations and warranties made by Obligor to and for the benefit of Secured Party, and shall remain in full effect until the release of all Collateral pursuant to paragraph 6 above.

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Obligor and Secured Party have executed this Agreement on the date first written above.

MINDBODY, INC.		SLO Tech Campus, LLC
A California corporation		a California limited liability company

By:	/s/ Richard Stollmeyer	By:	NKT Commercial, LLC
		Its:	Manager
Richard Stollmeyer, Its CEO
		By:	/s/ Nicholas J. Tompkins
Nicholas J. Tompkins, Its: Manager

7

Exhibit A

Deposit Account Control Agreement with Bank

A

Account Number:

FOUNDERS COMMUNITY BANK

DEPOSIT ACCOUNT CONTROL AGREEMENT

Customer:	Mindbody, Inc.
Creditor:	SLO Tech Campus LLC
Date:	October 11, 2013

This Deposit Account Control Agreement (“Agreement”) is entered into as of the above date by Founders Community Bank (“Bank”), Creditor identified above (“Creditor”), and Customer identified above (“Customer”).

All parties agree as follows:

1. Deposit Account. Bank maintains one or more demand, time, savings, passbook, certificates of deposit or other similar accounts that are identified above in which Customer has an interest (collectively, the “Account”). The Deposit Account (as defined below) is subject to Bank’s Deposit Agreement and Disclosure Statement (the “Deposit Agreement”), provided that, in the case of any conflict between the terms of this Agreement and the Deposit Agreement, the terms of this Agreement will prevail. The parties acknowledge that the Deposit Account constitutes a “deposit account” within the meaning of Section 9102 of the Uniform Commercial Code of the State of California (the “UCC”), and Bank is a “bank” within the meaning of Section 9102 of the UCC. Bank’s jurisdiction for purposes of Section 9304 of the UCC is California. The provisions of this Agreement constitute “control” over the Deposit Account within the meaning of Section 9104 of the UCC.

2. Security Interests. Pursuant to a security agreement or similar agreement, Customer has granted to Creditor a security interest in the Account and in all cash, funds, items, instruments, and any other amounts now or later deposited into or held therein (collectively, the “Deposit Account”). Bank acknowledges the lien on and security interest in the Deposit Account granted by Customer to Creditor.

[For Bank use only - Bank representative to check box, if necessary, and insert initials.]

(a) ☐ Other than as set forth in Section 6 below, Bank does not have a security interest in the Deposit Account.              [Initials]

(b) ☐ Bank has a security interest in the Deposit Account.              [Initials]

If the box is Section 2(b) above is checked, the priorities of Creditor’s security interest and Bank’s security interest in the Deposit Account are governed by an intercreditor or other similar agreement between Bank and Creditor.

3. Other Deposit Control Agreements.

[For Bank use only - Bank representative to check appropriate box below and insert initials.]

(a) ☐ Bank has not entered into any other control agreement governing the Deposit Account with any other party.              [Initials]

(b) ☐ Bank has entered into other control agreement(s) governing the Deposit Account with the following party or parties:

                         [Initials]

Bank agrees that it will not enter into a control agreement with any other party with respect to the Deposit Account without Creditor’s prior written consent.

4. Customer’s Rights in Deposit Account. Customer, Bank and Creditor agree that (a) Creditor has control over the Deposit Account, and (subject to the requirements set forth in Section 5 and the notice requirements set forth in Section 13(b)) Bank will comply with the instructions originated by Creditor as to the withdrawal or disposition of any funds credited to the Deposit Account with consent by Customer and (b) provided that, until Bank receives a Notice of Exclusive Control (as described and set forth in Section 13(b) below), Customer and Creditor will be entitled to jointly draw items on and withdraw or otherwise direct the disposition of funds from the Deposit Account. So long as this Agreement is in effect, Customer may not close the Deposit Account without Creditor’s prior written consent. Bank may close the Deposit Account in accordance with the Deposit Agreement and as may be required by applicable law. After Bank receives a Notice of Exclusive Control, Bank will notify Creditor not less than thirty (30) calendar days prior to closing the Deposit Account in non-emergency circumstances and substantially contemporaneously with closing the Deposit Account in emergency circumstances (for example, in response to fraud or returned items), unless prohibited by law. Customer will notify Creditor promptly if Bank closes the Deposit Account.

5. Creditor’s Control of Deposit Account. Except as permitted in Section 6 hereof, after Bank receives a Notice of Exclusive Control and has reasonable opportunity to comply with it, but no later than two Business Days (as defined below) after the Notice of Exclusive Control has been validly given (in accordance with Section 13(b) below), Bank and Customer agree that: (a) Bank will comply only with Creditor’s instructions as to the withdrawal or disposition of any funds credited to the Deposit Account and to any other matters relating to the Deposit Account, without Customer’s further consent, and (b) Bank will not comply with any instructions from Customer concerning the Deposit Account or any funds therein. Bank shall have no duty to inquire or determine whether Creditor is entitled to send a Notice of Exclusive Control. Creditor’s instructions may include the giving of stop payment orders for any items being presented to the Deposit Account for payment. Bank will be fully entitled to rely upon such instructions from Creditor even if such instructions are contrary to any instructions or demands given by Customer. Customer confirms that Bank should follow instructions from Creditor even if the result of following such instructions is that Bank dishonors items presented for payment from the Deposit Account, and will have no liability to Customer for wrongful dishonor of such items in following such instructions from Creditor. For purposes of this Agreement, “Business Day” means a day on which Bank is open to the public for business and is measured in a 24 hour increment.

6. Priorities of Security Interests: Rights Reserved by Bank.

(a) Creditor agrees that nothing herein subordinates or waives and that Bank expressly reserves, any and/or all of Bank’s present and future rights (whether described as rights of setoff, banker’s liens, chargeback or otherwise, and whether available to Bank under the law or under any other agreement between Bank and Customer concerning the Deposit Account) with respect to:

(i) the face amount of a check, draft, money order, instrument, wire transfer of funds, automated clearing house entry, credit from a merchant card transaction, other electronic transfer of funds or other item (A) deposited in or credited to the Deposit Account, whether before or after the date of this Agreement, and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or for any other reason and without regard to the timeliness of the return or adjustment or the occurrence or timeliness of any other person’s notice of nonpayment or adjustment, (B) subject to a claim against the Bank for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, clearing house rules, the UCC or other applicable law, or (C) for a merchant card transaction, against which a contractual demand for chargeback has been made (“Returned Items”);

(ii) service charges, fees or expenses payable or reimbursable to the Bank in connection with the Deposit Account or any related services for the Deposit Account (“Account Charges”); and

(iii) any adjustments or corrections of any posting or encoding errors (“Adjustments”).

(b) Creditor agrees that notwithstanding receipt of the Notice of Exclusive Control, Bank may exercise Bank’s rights and remedies in connection with any liens or claims it may have in or on the Deposit Account as described in this Section 6.

7. Statements. At Customer’s expense, Bank will send copies of all statements sent to Customer for the Deposit Account to Creditor at Creditor’s address set forth below Creditor’s signature at the end of this Agreement. Until this Agreement is terminated,

FCB Deposit Account Control Agreement (Oct. 2013)	2

Customer authorizes Bank to disclose to Creditor at Creditor’s request any information concerning the Deposit Account, including but not limited to the identity of any other party with which Customer and Bank have executed control agreements.

8. Returned Items, Account Charges, and Adjustments. Bank may debit the Deposit Account for Returned Items, Account Charges and Adjustments. If at any time that a Notice of Exclusive Control is effective with respect to the Deposit Account (a) funds are not available in the Deposit Account to cover the amount of any Returned Item, Account Charge or Adjustment, and (b) Customer fails to pay such amount within fifteen (15) Business Days of Bank’s written demand therefore, then Creditor agrees that it will pay, within ten (10) Business Days of a written demand by Bank, amounts owed for each such Returned Item, Account Charge or Adjustment that is not paid in full by Customer up to the amount of the proceeds received by Creditor from the Deposit Account, provided that Bank must make a demand from Creditor within 180 days of termination of this Agreement.

9. Indemnity and Hold Harmless of Bank by Customer. Customer hereby agrees to indemnify and hold harmless Bank, its affiliates and their respective directors, officers, agents and employees (each, an “Indemnified Person”) against any and all claims, causes of action, liabilities, lawsuits, demands and damages (each, a “Claim”), asserted by any person other than an Indemnified Person, including without limitation, any and all court costs and reasonable out of pocket attorneys’ fees, in any way related to or arising out of or in connection with this Agreement; provided that no Indemnified Person shall be entitled to be indemnified to the extent that such Claims result from the gross negligence or willful misconduct of such Indemnified Person.

10. Indemnification and Hold Harmless of Bank by Creditor. To the extent that an Indemnified Person is not promptly indemnified by Customer, Creditor shall indemnify and hold harmless such Indemnified Person against any and all Claims (including reasonable out of pocket attorneys’ fees) asserted by persons other than an Indemnified Person and arising from any Notice of Exclusive Control from Creditor except to the extent such Claims result from the gross negligence or willful misconduct of Bank or any other Indemnified Person; provided that in no event shall Creditor be liable for any special, indirect, consequential or punitive damages, or lost profits. Creditor agrees that Bank is released from any and all liabilities to the Creditor arising from the terms of this Agreement except to the extent such liabilities arise from Bank’s or another Indemnified Person’s gross negligence or willful misconduct.

11. Limitation of Liability. IN NO EVENT SHALL BANK BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT WHETHER ANY CLAIM IS BASED ON ANY THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION ANY THEORY IN CONTRACT OR TORT) AND WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO BANK AND REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION.

12. Amendments. This Agreement and all exhibits attached hereto may be amended only by a written agreement signed by Bank, Creditor, and Customer.

13. Notices.

(a) Any notice, other than a Notice of Exclusive Control, or other communication provided for or allowed hereunder shall be in writing and shall be considered to have been validly given (i) when received if delivered personally (whether by messenger, hand delivery or otherwise) or by overnight delivery or by facsimile to the recipient to the address or facsimile number set forth below the signature of the applicable party hereto, or (ii) 72 hours after being deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, if sent to the address and addressee as set forth below the signature of the applicable party hereto. The addresses and facsimile numbers to which notices or other communications are to be given (including statements delivered pursuant to Section 7 and a Notice of Exclusive Control pursuant to Section 13(b) below) may be changed from time to time by notice given as provided herein.

(b) A Notice of Exclusive Control shall be in writing, must be in the form set forth in Exhibit A hereto, must be delivered to the address listed below Bank’s signature at the end of this Agreement via hand delivery, messenger, overnight delivery or facsimile, and shall be considered to have been validly given when actually received, except that a facsimile will be considered to have been validly given only when acknowledged in writing by Bank (Bank agrees that it will use its good faith effort to promptly acknowledge receipt of such facsimile). To the extent Creditor does not deliver the Notice of Exclusive Control as set forth

FCB Deposit Account Control Agreement (Oct. 2013)	3

in this Section 13 or to the address listed below Bank’s signature at the end of this Agreement, Creditor (a) acknowledges that Bank may not be able to respond to such Notice of Exclusive Control pursuant to Section 5 above, and (b) agrees that Bank will not be held liable for any failure to respond to such Notice of Exclusive Control.

(c) If deemed necessary by Bank to enable Bank to comply with the provisions of §326 of the USA PATRIOT Act, Creditor agrees that it will provide Bank with a copy of its formation documentation when delivering a Notice of Exclusive Control, unless such documentation has previously been provided to Bank, and Bank can verify that such documentation is still maintained in Bank’s files (provided that no such request by Bank shall delay the effectiveness of any such Notice of Exclusive Control).

14. Integration Provision. This Agreement constitutes the entire agreement among Bank, Customer and Creditor with respect to Creditor’s control over the Deposit Account and matters related thereto, and all prior communications, whether verbal or written, between any of the parties hereto with respect to the subject matter hereof shall be of no further effect or evidentiary value.

15. Counterparts. This Agreement may be signed in counterparts that, when signed by all parties, shall constitute one agreement.

16. Relationship of the Parties. Nothing in this Agreement shall create any agency or fiduciary relationship between Customer, Creditor and Bank.

17. Governing Law and Jurisdiction. The parties hereto agree that this Agreement shall be governed exclusively under and in accordance with the laws of the State of California. All parties hereto each submit to the exclusive jurisdiction of the State and Federal courts in San Luis Obispo County, California.

18. Jury Trial Waiver. CUSTOMER, CREDITOR, AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time out of or based upon this Agreement or any transaction contemplated herein shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Luis Obispo County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Luis Obispo County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Luis Obispo County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

FCB Deposit Account Control Agreement (Oct. 2013)	4

19. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. Customer may not assign this Agreement without the prior written consent of Creditor and Bank. Creditor may assign this Agreement upon written notice to Bank; provided, that such assignee must assume in writing or by operation of law all of Creditor’s obligations under this Agreement. Bank may assign this Agreement upon written notice to Customer and Creditor; provided, that such assignee must assume in writing or by operation of law all of Bank’s obligations under this Agreement.

20. Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Bank and any other party to this agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

21. Termination; Survival. Customer may terminate this Agreement only with the written consent of Creditor. Creditor may terminate this Agreement by giving Bank and Customer written notice of termination. Bank may terminate this Agreement by giving Creditor and Customer thirty (30) calendar days’ prior written notice of termination unless termination is a result of Bank’s closure of the Deposit Account pursuant to its rights set forth in the Deposit Agreement or in accordance with applicable law, in which case, Creditor’s receipt of notice shall be governed by Section 4 hereof. Subject to the foregoing, this Agreement automatically terminates when the Deposit Account closes. Sections 9, 10, 11, 17, 18 and 20 shall survive the termination of this Agreement.

[Signature page follows.]

FCB Deposit Account Control Agreement (Oct. 2013)	5

BANK:	Founders Community Bank

By
	Title:	EVP/ Chief Financial Officer

Address for Notices:
Founders Community Bank
237 Higuera Street
San Luis Obispo, CA 93401
Telephone:
Facsimile:

CUSTOMER:	MINDBODY INC,
A California Corporation
TIN*

By
	Name:	Rick Stollmeyer
	Title:	CEO

Address for Notices:

Mindbody, Inc
4051 Broad St
San Luis Obispo, CA 93401
telephone

CREDITOR:	SLO TECH CAMPUS LLC,
A California Corporation
TIN*

By
	Name:	Nicholas J Tompkins
	Title:	Manager

Address for Notices:

SLO Tech Campus LLC
684 Higuera St, Ste B
San Luis Obispo, CA 93401
telephone

*	Pursuant to §326 of the USA PATRIOT Act, Bank is required to obtain a Tax Identification Number (TIN) from all parties to this Agreement.

FCB Deposit Account Control Agreement (Oct. 2013)

Exhibit A

Notice of Exclusive Control

To:	Founders Community Bank (“Bank”)
From:		(“Creditor”)
Re:		(“Customer”)
Date:

Pursuant to the Deposit Account Control Agreement dated                      (“Agreement”) entered among Bank, Customer and Creditor, Creditor hereby notifies Bank of Creditor’s exercise of Creditor’s rights tinder the Agreement and directs Bank to cease complying with instructions or any directions originated by Customer or its agents.

Creditor agrees that it will provide Bank with a copy of its formation documentation when delivering a Notice of Exclusive Control if deemed necessary by Bank to enable Bank to comply with the provisions of §326 of the USA PATRIOT Act (provided that no such request by Bank shall delay the effectiveness of any such Notice of Exclusive Control).

CREDITOR:

By
Title:

ACKNOWLEDGED BY:	FOUNDERS COMMUNITY BANK

(for facsimile only)
By:
Name:
Title:
Date:
Time:

Recording Requested By and

When Recorded Mail To:

Heritage Oaks Bank

122 Vine Street

Paso Robles, CA 92446

Send Tax Notices To:

SLO Tech Campus, LLC

684 Higuera, Suite B

San Luis Obispo, CA 93401

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made on October 11, 2013, by and among Heritage Oaks Bank, having an address of 122 Vine Street, Paso Robles, CA, 92446 (“Lender”); SLO Tech Campus, LLC, a California limited liability company, having an address of 684 Higuera, Suite B, San Luis Obispo, CA 93401 (“Landlord”); and Mindbody, Inc., a California corporation, having an address of 4051 Broad St., Suite 220, San Luis Obispo, CA 93401 (“Tenant”).

RECITALS

A. Lender has agreed to make a loan in the amount of EIGHT MILLION AND 00/100 DOLLARS ($8,000,000. 00) (the “Loan”) to Landlord.

B. Landlord is the ground lessor of the land legally described in Exhibit A, attached hereto and made a part hereof, and the buildings and other improvements located on such land (such land, buildings and improvements being referred to herein as the “Property”).

C. Landlord is the lessor and Tenant is the lessee under that certain Lease dated as of October 11, 2013, (collectively, the “Original Lease”), relating to a portion of the Property (the “Premises”), which lease is unrecorded. The Original Lease, as may hereafter be modified, amended or supplemented from time to time, is referred to hereinafter as the “Lease.”

D. The Loan will be secured by, among other things, a Leasehold Deed of Trust, encumbering Landlord’s interest in the Property (such leaseholder mortgage instrument, as amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended from time to time, being herein referred to as the “Deed of Trust”).

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AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and understanding that Lender will rely on Tenant’s covenants and certifications, as set forth herein, in making the Loan, the parties hereto agree and certify as follows:

1. Tenant represents and warrants to Lender that (a) the Original Lease has been duly authorized, executed and delivered by Tenant, (b) the Original Lease is in full force and effect, (c) except as expressly set forth in Recital C hereof, the Original Lease has not been modified or amended in any way, and (d) to Tenant’s knowledge, neither party to the Original Lease is in default with respect to such party’s obligations under the Original Lease as of the date of this Agreement.

2. Tenant hereby subordinates the leasehold estate created by the Lease, and all of Tenant’s right, title, and interest under the Lease and in and to the Premises and the Property, to the lien of the Deed of Trust. The lien of the Deed of Trust shall, with respect to all amounts now or at any time hereafter secured by such lien (including amounts in excess of the principal face amount of the Note referred to in the Deed of Trust), be senior and superior in all respects to any interest of Tenant in the Premises or the Property.

3. As long as Tenant is not in default in the performance of its obligations under the Lease, which default has continued beyond any applicable notice and cure periods provided in the Lease or at law, Tenant shall not be named as a party defendant in any action for foreclosure or other enforcement of the Deed of Trust (unless required by law), nor shall the Lease be terminated in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Deed of Trust, or by reason of a transfer of the Landlord’s interest under the Lease pursuant to the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure, nor shall Tenant’s use or quiet possession of the Premises be interfered with, and the rights of Tenant under the Lease shall remain in full force and effect, except that the person acquiring or succeeding to the interests of Landlord as the result of any such action or proceeding and such person’s successors and assigns (any of the foregoing being hereinafter referred to as the ‘‘Successor”) shall not be:

a. bound by any prepayment of rent paid more than thirty (30) days in advance of the due date;

b. bound by any offer to sell the Property, any portion of the Property, or the Premises to Tenant, or any right of first offer or right of first refusal in connection with the Property, any portion of the Property, or the Premises granted to Tenant;

c. liable for any act or omission of any prior landlord;

d. subject to any offsets, defenses or counterclaims which Tenant may have against any prior landlord; or

e. bound by any amendment or modification of the Original Lease made without the written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lender’s consent to such amendment or modification shall not be required hereunder if Landlord is not required to obtain Lender’s consent to such amendment or modification pursuant to the Deed of Trust or any of the other documents executed and delivered in connection with the Loan.

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4. If the interest of the Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Deed of Trust or the obligations which it secures or pursuant to a taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure, Tenant shall be bound to the Successor and, except as provided in this Agreement, the Successor shall be bound to Tenant under all of the terms, covenants and conditions of the Lease for the unexpired balance of the term thereof remaining (and any extensions, if and when exercised), with the same force and effect as if the Successor were the Landlord, and Tenant does hereby (a) agree to attorn to the Successor, including Lender if it be the Successor, as its landlord, (b) affirm its obligations under the Lease, and (c) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self operative without the execution of any further instruments, upon the Successor succeeding to the interest of the Landlord under the Lease. To the extent permitted by applicable law, Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or obligation to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or other proceedings for enforcement of the Deed of Trust or the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure.

5. Notwithstanding anything to the contrary in the Lease, Tenant shall not commence any action against Landlord or otherwise pursue any right or remedy against Landlord in consequence of a default by Landlord under the terms and provisions of the Lease unless written notice by Tenant specifying such default is mailed to Lender at its address set forth above. Tenant further agrees that Lender shall have, the right, but shall not be obligated, to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice, or if such default cannot reasonably be cured in such thirty (30) day period, Lender shall have the right to commence the cure of such default in such thirty (30) day period and thereafter diligently pursue such cure until completed. Tenant further agrees not to invoke any of its remedies, either express or implied, under the Lease (except in the case of emergency repairs) unless such default shall remain uncured at the expiration of the thirty (30) day period after receipt of such notice of default, or if such default cannot reasonably be cured in such thirty (30) day period, unless the cure of such default shall not be commenced within such thirty (30) day period and thereafter prosecuted diligently to completion.

6. Tenant agrees that neither this Agreement nor the Deed of Trust shall, prior to Lender’s succession to Landlord’s interest in the Premises, through either foreclosure, assignment in lieu of foreclosure, or a possessory action, operate to place responsibility for the control, care, management or repair of the Premises upon Lender or make Lender responsible for or liable for any waste committed on the Premises by any party whatsoever or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in any damage to property or in any loss or injury or death to any person.

7. If Lender notifies Tenant of any default under the Deed of Trust and demands that Tenant pay rent and all other sums due under the Lease to Lender, Tenant (waiving any proof of the occurrence of such event of default other than receipt of Lender’s notice) shall pay rent and all other sums thereafter due under the Lease directly to Lender, unless and until otherwise

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directed in writing by Lender. Any payments made to Lender by Tenant shall not affect or impair the other rights and remedies of Lender under the Deed of Trust or otherwise against Landlord. Any and all payments made to Lender by Tenant pursuant to the foregoing shall be credited against Tenant’s rental obligations under the Lease regardless of whether Lender had the right to make such demand and regardless of any contrary demands which may thereafter be made by Landlord.

8. Tenant shall not subordinate its rights under the Lease to any mortgage, deed of trust or other security instrument without the prior written consent of Lender.

9. This Agreement may not be modified except by an agreement in writing signed by the parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Deed of Trust, except as specifically set forth herein.

11. Tenant acknowledges that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non disturbance agreement with respect to the Deed of Trust. In the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non disturbance, the terms and provisions hereof shall supersede and be controlling.

12. All notices, demands or requests made pursuant to, under or by virtue of this Agreement shall be in writing and delivered by hand, sent by an overnight courier service providing dated evidence of delivery or mailed by certified or registered mail, return receipt requested, to the person to whom the notice, demand or request is being made at its address set forth herein. Such notices shall be deemed to have been promptly given and received for all purposes (a) if hand delivered, effective upon delivery; (b) if mailed, by United States registered or certified mail, postage prepaid, return receipt requested, effective on the date shown on the return receipt; or (c) if sent by Federal Express or other reliable express courier, effective on the next business day after delivery to such express courier service. Any person may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement. “Business day” shall mean any day, except Saturday, Sunday and any day which, in the State in which the Property is located, is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

13. This Agreement shall be governed by the laws of the State of California. If any of the terms of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable; the remainder of this Agreement or the application of any such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.

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15. Landlord, Tenant and Lender agree that the fee (or ground leasehold) title to the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the unification of said estates in Landlord, Tenant, Lender or any third party by purchase, assignment or otherwise.

LANDLORD:

SLO Tech Campus, LLC a California limited liability company
By: NKT Commercial, LLC a California limited liability company
Its: Manager

By:	/s/ Nicholas J. Tompkins
Nicholas J. Tompkins, Its: Manager

Dated:	10-11-13

State of California	)
) ss
County of San Luis Obispo	)

On October 11, 2013, before me, Michele A. Tompkins, a Notary Public, personally appeared Nicholas J. Tompkins, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
Signature	/s/ Michele A. Tompkins	(Seal)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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TENANT:

By:	/s/ Richard L. Stollmeyer

Dated:	10/11/13

State of California	)
) ss
County of San Luis Obispo	)

On OCTOBER 11, 2013, before me, E. MALACHI ELGUERA, a Notary Public, personally appeared RICHARD L. STOLLMEYER, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ E. Malachi Elguera	(Seal)

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LENDER:

By:	/s/ Russell Pereira

Dated:	10-18-2013

State of California	)
) ss
County of San Luis Obispo	)

On October 18, 2013, before me, Michele A. Tompkins, a Notary Public, personally appeared Russell Pereira, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Michele A. Tompkins	(Seal)

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EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SAN LUIS OBISPO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

That portion of the land described in the deed recorded in Book 1349, Page 101 of Official Records, of the County of San Luis Obispo, State of California, being also a portion of Lots 80 and 81 of the San Luis Obispo Suburban Tract, lying Northerly of the following described line:

beginning at a point on the Southwesterly line of Parcel “D” of Parcel Map CO 74-270, recorded in Book 16, Page 49 of Maps, records of said County, distant thereon 543.00 feet from the Northwesterly comer thereof; thence North 66° 52’ 08” East, 316.27 feet to a point on the Northeasterly line of said deed, distant thereon 552.16 feet from the Northeasterly comer thereof.

Parcel 2:

That portion of Parcel “D” of Parcel Map CO 74-270, recorded in Book 16, Page 49 of Maps, in the County of San Luis Obispo, State of California, lying Northerly of the following described line:

beginning at a point on the Southwesterly line of said parcel distant thereon 543.00 feet from the Northwesterly comer thereof; thence North 66° 52’ 08” East, 316.27 feet to a point on the Northeasterly line of the land described in the deed recorded in Book 1349, Page 101, of Official Records, distant thereon 552.16 feet from the Northeasterly comer thereof.

APN: 053-422-006

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A